Exhibit 4.1

EXECUTION VERSION
INDENTURE
Dated as of November 30, 2011
Among
TRAVELPORT LLC
the Guarantors listed herein
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee and Collateral Agent
SERIES A SECOND PRIORITY SENIOR SECURED NOTES DUE 2016
SERIES B SECOND PRIORITY SENIOR SECURED NOTES DUE 2016

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ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance	110
Section 8.02 Legal Defeasance and Discharge	110
Section 8.03 Covenant Defeasance	111
Section 8.04 Conditions to Legal or Covenant Defeasance	112
Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	113
Section 8.06 Repayment to Issuer	114
Section 8.07 Reinstatement	114

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes	114
Section 9.02 With Consent of Holders of Notes	115
Section 9.03 Notation on or Exchange of Notes	117
Section 9.04 Trustee to Sign Amendments, Etc.	117
Section 9.05 Payment for Consent	118
Section 9.06 Additional Voting Terms	118
Section 9.07 Replacement of Specified Holders under Certain Circumstances	118

ARTICLE 10
GUARANTEES

Section 10.01 Guarantee	119
Section 10.02 Reserved	119
Section 10.03 Reserved	119
Section 10.04 Reserved	119
Section 10.05 Benefits Acknowledged	119

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge	120
Section 11.02 Application of Trust Money	121

ARTICLE 12
COLLATERAL DOCUMENTS

Section 12.01 Collateral Documents	121
Section 12.02 Authorization of Actions to Be Taken	123

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SCHEDULES

1.01A	Certain Security Interests and Guarantees
1.01B	Unrestricted Subsidiaries
1.01C	Excluded Subsidiaries
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.04(f)	Permitted Subsidiary Fundamental Changes
7.05(k)	Dispositions
7.05(m)	Permitted Subsidiary Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfers
Exhibit C	Form of Compliance Certificate
Exhibit D	Second Lien Guaranty
Exhibit E	Second Lien Security Agreement
Exhibit F	Intellectual Property Security Agreement
Exhibit G	Intercreditor Agreement

          INDENTURE, dated as of November 30, 2011, among Travelport LLC, a Delaware limited liability company ( the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee and Collateral Agent.
W I T N E S S E T H
          WHEREAS, the Issuer entered into that certain second lien credit agreement, dated as of September 30, 2011, with Travelport Limited, as parent guarantor, Waltonville Limited and TDS Investor (Luxembourg) S.à.r.l., as intermediate parent guarantors, Wells Fargo Bank, National Association, as administrative agent and as collateral agent, and each lender from time to time party thereto (the “Second Lien Credit Agreement”).
          WHEREAS, pursuant to Section 6.18 of the Second Lien Credit Agreement and the obligations thereunder, upon delivery to the Issuer of an irrevocable written request (the “Request”) given no later than sixty calendar days after September 30, 2011 from lenders thereunder holding more than 50% of the Total Outstandings (as defined below) with respect to the Tranche B Term Loans (as defined below), the Issuer shall commence an offer to convert any and all Loans outstanding under the Second Lien Credit Agreement into a like aggregate principal amount of debt securities of the Issuer under the terms and conditions set forth in the Second Lien Credit Agreement (the “Bond Conversion Offer”).
          WHEREAS, in accordance with Section 6.18 of the Second Lien Credit Agreement, on October 31, 2011, Lenders holding more than 50% of the Total Outstandings with respect to the Tranche B Term Loans delivered such Request to the Issuer to commence the Bond Conversion Offer.
          WHEREAS, in order to consummate the Bond Conversion Offer in accordance with the terms and conditions set forth in the Second Lien Credit Agreement, the Issuer has duly authorized the creation of an issue of $346,254,085.00 aggregate principal amount of the Issuer’s Second Priority Senior Secured Notes due 2016;
          WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.
          NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Second Priority Senior Secured Notes due 2016.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
          “2016 Senior Notes” means $250,000,000 in aggregate principal amount of the Issuer’s 9% senior dollar fixed rate notes due 2016.

          “Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings, Issuer and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
          “Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Currency Equivalent” has the meaning specified therefor in Section 1.06.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.
          “Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.
          “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
          “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
          “Audited Financial Statements” means the audited combined balance sheets of Holdings and its Subsidiaries as of each of December 31, 2010, 2009 and 2008, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Holdings and its Subsidiaries for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.
          “Bond Conversion Offer” has the meaning set forth in the third paragraph of the recitals hereto.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized to close under the Laws, and, if such day relates to any interest rate settings or to any dealings in Dollars to be carried out pursuant to this Indenture in respect of any Notes, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
          “Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Issuer and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings, the Issuer and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period and (c) the value of all assets under Capitalized Leases incurred by Holdings, the Issuer and the Restricted Subsidiaries during such period; provided that, the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay any First Lien Loans pursuant to Section 2.05(b) of the First Lien Credit Agreement or Indebtedness pursuant to Section 3.08 of this Indenture, (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by Holdings, the Issuer or any Restricted Subsidiary and that actually are paid for by a Person other than Holdings, the Issuer or any Restricted Subsidiary and for which none of Holdings, the Issuer or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by Holdings, the Issuer or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that, (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that, for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
          “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Issuer or any Restricted Subsidiary:
          (a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
          (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in each case having average maturities of not more than 12 months from the date of acquisition thereof; provided that, the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;
          (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Holder or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
          (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
          (e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Holders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
          (f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

          (g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
          (h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and
          (i) Investments, classified in accordance with GAAP as current assets of Holdings, the Issuer or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.
          “Casualty Event” means any event that gives rise to the receipt by Holdings, the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
          “Change of Control” means the earliest to occur of:
          (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that, the occurrence of the foregoing event shall not be deemed a Change of Control if:
          (i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings at such time or (B) the Permitted Holders own a majority of the outstanding voting Equity Interests of Holdings at such time, or
          (ii) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

          (b) any “Change of Control” (or any comparable term) in any document pertaining to the First Lien Credit Agreement, the 2016 Senior Notes, the High Yield Notes, any Junior Financing or any Permitted Refinancing Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; or
          (c) at any time prior to a Qualifying IPO of the Issuer, the Issuer ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.
          “Closing Date” means September 30, 2011, which is the date of the Second Lien Credit Agreement.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto
          “Collateral” means all of the “Collateral”, or terms of similar import, as defined in any Collateral Document, including the Mortgaged Properties.
          “Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent under any of the Note Documents, or any successor collateral agent.
          “Collateral and Guarantee Requirement” means, at any time, the requirement that:
          (a) the Collateral Agent shall have received each Collateral Document required to be delivered pursuant to Section 4.11 at such time, duly executed by each Obligor party thereto;
          (b) all Obligations shall have been unconditionally guaranteed on or prior to the Closing Date by Holdings, TDS Intermediate Parent, any Intermediate Holding Company that is not an Excluded Subsidiary and each Restricted Subsidiary of Holdings that is a Domestic Subsidiary and not an Excluded Subsidiary;
          (c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guaranties to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Second Lien Guaranty;
          (d) the Obligations and the Guaranties delivered on or prior to the date hereof shall have been secured by a second-priority security interest in: (i) all of the Equity Interests of the Issuer, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 5.03(g)) of each wholly owned direct Subsidiary of Holdings, TDS Intermediate Parent, an Intermediate Holding Company, the Issuer or a Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date and (iii) 65% of the issued and outstanding Equity Interests of each wholly owned Foreign Subsidiary that is directly owned by Holdings, an Intermediate Holding Company, the Issuer or any Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date;

          (e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Issuer and each other Domestic Guarantor (including accounts (other than deposit accounts or other bank or securities accounts, which are the subject of clause (f) below), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that, security interests in real property shall be limited to the Mortgaged Properties;
          (f) subject to the Intercreditor Agreement and Section 4.11(c), with respect to each domestic deposit account and other domestic bank and securities accounts (other than Excluded Accounts (as defined in the Second Lien Security Agreement)), maintained by the Issuer or any Domestic Guarantor with any depositary bank or securities intermediary, the Collateral Agent shall have received a counterpart, duly executed and delivered by the Issuer or the applicable Domestic Guarantor and such depositary bank or securities intermediary, as the case may be, of a control agreement, as soon as practicable but in no event later than one hundred twenty days after the Discharge Date;
          (g) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 5.01;
          (h) subject to Section 4.17, the Collateral Agent shall have received (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Obligors located at 5350 South Valentia Way, Greenwood Village, Colorado delivered in accordance with Section 4.17 and (y) each owned property required to be delivered pursuant to Section 4.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid second-priority Lien on the property described therein, free of any other Liens except as expressly permitted by Section 5.01, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing available documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property;
          (i) subject to Section 4.17 and clause (k) below, Holdings and the Issuer shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith), the Obligations shall be unconditionally guaranteed in full by each Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) that is not required to provide a guarantee pursuant to clause (b) above, and upon the actual execution and delivery of each such guarantee pursuant to this Indenture (by executing and delivering a Second Lien Guaranty Supplement), such guarantee will also be considered a Second Lien Guaranty and such guarantor will also be considered a Guarantor for all purposes of this Indenture and the other Note Documents;

          (j) subject to Section 4.17 and clause (k) below, Holdings and the Issuer shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith), the Obligations and the Guaranties shall have been secured by a second-priority security interest in: (i) 100% of the Equity Interests of each direct wholly owned Foreign Subsidiary of Holdings (to the extent not already subject to a 100% pledge pursuant to clause (d) above), (ii) 100% of the issued and outstanding non-voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Issuer (to the extent not already subject to a 100% pledge pursuant to clause (d) above) and (iii) 65% of the issued and outstanding voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Issuer (to the extent not already subject to a 65% pledge pursuant to clause (d) above); provided that, with respect to each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Issuer the non-voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (ii) and voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (iii) shall collectively not exclude more than an immaterial portion of the economic value of such Foreign Subsidiary; and
          (k) no Restricted Subsidiary shall be required to provide a guarantee pursuant to clause (i) above (and any such Restricted Subsidiary shall be automatically released from its obligations under the Second Lien Guaranty) or have its Equity Interests pledged pursuant to clause (j) above (and any such Equity Interest pledged shall be automatically released) if it is determined by Holdings acting in good faith that (i) the total assets of such Restricted Subsidiary on a consolidated basis have a value of less than $2,500,000 as of the date of the most recent financial information prepared for such Restricted Subsidiary (or, if such financial information has not been prepared within the prior twelve months, as of a reasonably recent date determined by such Restricted Subsidiary) or (ii) there are holders of minority interests in such Restricted Subsidiary or pledges or Liens on the assets of such Restricted Subsidiary or any other arrangement that would prevent the economic value of such Restricted Subsidiary from being available to the Second Lien Secured Parties in an Insolvency Proceeding of Holdings.
          For purposes of clauses (i) and (j) above, commercially reasonable best efforts shall include appropriate amendments to charters and/or the interposition of intermediate holding companies in furtherance of the requirements of this definition.
          The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Collateral Agent and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders (in each case, such judgment to be confirmed in writing by notice to the Issuer), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Holders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Obligors on such date) where it reasonably determines, based upon an Officers’ Certificate of the Issuer, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the Collateral Documents.
          Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Note Document to the contrary, (a) with respect to leases of real property entered into by the Issuer or any other Domestic Guarantor, the Issuer shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction and (c) Orbitz TopCo and its Subsidiaries shall not be subject to the Collateral and Guarantee Requirements other than pursuant to Section 4.16.
          Notwithstanding anything to the contrary herein or in any other Note Document, the Obligations and Guaranties shall not be secured by any Person’s rights, title or interest in or to the Notes held by such Person.
          Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on the Tranche A Intercompany Note or the Series A Notes until the Permitted Transfer Date.
          “Collateral Documents” means, collectively, the Intercreditor Agreement, the Second Lien Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Collateral Agent for the benefit of the Holders pursuant to Section 4.11, Section 4.13 or Section 4.17, the Second Lien Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent, as the case may be, for the benefit of the Second Lien Secured Parties.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
          “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
          (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
          (i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities;

          (ii) provision for taxes based on income, profits or capital of Holdings, the Issuer and the Restricted Subsidiaries, including state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes paid or accrued during such period;
          (iii) depreciation and amortization including amortization of Capitalized Software Expenditures;
          (iv) Non-Cash Charges;
          (v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans (other than any amounts that could be added back to Consolidated EBITDA pursuant to clause (vi) or (ix) below, but for the cap contained therein);
          (vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities), which amount, when combined with the amounts added pursuant to clause (ix) below, shall not exceed $35,000,000 for any period consisting of four consecutive quarters;
          (vii) any deductions attributable to minority interests;
          (viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor to the extent permitted hereunder;
          (ix) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, the separation from Cendant Corporation and the business-to-consumer platform, which amount, when combined with the amounts added pursuant to clause (vi) above, shall not exceed $35,000,000 for any period consisting of four consecutive fiscal quarters;
          (x) any costs or expenses incurred by Holdings, the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings, the Issuer or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests); and
          (xi) on and after the Worldspan Closing Date, any payments with respect to the FASA Credits; less
          (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

          (i) extraordinary gains and unusual or non-recurring gains;
          (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);
          (iii) gains on asset sales (other than asset sales in the ordinary course of business);
          (iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;
          (v) all gains from investments recorded using the equity method; provided that, Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments from such investment to an Obligor or the Restricted Subsidiary which made the investment that are actually paid in cash during such period (or to the extent converted into cash during such period); and
          (vi) United EBITDA;
in each case, as determined on a consolidated basis for Holdings, the Issuer and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
          (i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses (after any offset) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk);
          (ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments (after any offset) resulting from the application of Statement of Financial Accounting Standards No. 133; and
          (iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, Intermediate Parent, TDS Intermediate Parent, the Issuer or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Issuer or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition”, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Trustee and (C) for purposes of determining the

Total Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by Holdings, the Issuer or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on discontinued operations and asset sales, disposals or abandonments (including, without limitation, the Travel 2 Travel 4 operations being disposed), (b) any impairment charge or asset write-off including, without limitation, those related to intangible assets, long-lived assets, and investments in debt and equity securities, in each case, pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges including, without limitation, the amortization of up-front bonuses in connection with the supplier services business (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
          “Consolidated Lease Expense” means, for any period, all rental expenses of Holdings, the Issuer and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 5.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Net Income” means, for any period, the net income (loss) of Holdings, the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the net income of any Restricted Subsidiary of Holdings (other than any Guarantors) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of law or regulation applicable to that Restricted Subsidiary during such period unless such restriction has been legally waived, (b) extraordinary items for such period, (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or integration or non-

recurring merger costs incurred during such period as a result of any such transaction (including, without limitation, (i) bonuses paid in connection with the Gullivers Travel Associates Acquisition and (ii) any adjustments to liabilities owing to former owners of Orbitz under a tax sharing agreement), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness and (f) (i) accruals and reserves that are established within twelve months after August 23, 2006 that are so required to be established as a result of the First Lien Original Closing Date Transactions in accordance with GAAP and (ii) accruals and reserves that are established within twelve months after the Worldspan Closing Date that are so required to be established as a result of the Worldspan Transactions in accordance with GAAP; provided that, for the avoidance of doubt, any net income attributable to a Restricted Subsidiary shall only constitute Consolidated Net Income after deducting for any minority interests in such Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets, deferred revenue and debt line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Issuer and the Restricted Subsidiaries), as a result of the First Lien Original Closing Date Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting). In addition, FASA Credits provided by Worldspan, L.P. to Northwest or Delta shall reduce consolidated net income in the period in which such credit was provided regardless of accounting treatment in accordance with GAAP, except to the extent FASA Credits have been prepaid with the proceeds of debt issuances by Worldspan Technologies Inc.
          “Consolidated Total Debt” means, as of any date of determination, (a)(i) the aggregate principal amount of Indebtedness of Holdings, the Issuer and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the First Lien Original Closing Date Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, plus (ii) the present value of all remaining payments due under the FASA Credits at an assumed 11% discount rate (unless remaining payments under the FASA Credits are classified as a liability on the consolidated balance sheet of Holdings, the Issuer and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, in which case, the amount under this clause (ii) shall be the amount of such liability), minus (b) without duplication, the aggregate amount of cash and Cash Equivalents credited to the First Lien Tranche S Collateral Account as of such date and the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 5.01 and Liens permitted by Section 5.01(a), Section 5.01(l), Section 5.01(r), Section 5.01(s), clauses (i) and (ii) of Section 5.01(u) and Section 5.01(aa)) included in the consolidated balance sheet of Holdings, the Issuer and the Restricted Subsidiaries as of such date; provided that, Consolidated Total Debt shall not include the First Lien Synthetic L/C Facilities or the First Lien Credit-Linked Deposits, except to the extent of First Lien Unreimbursed Amounts thereunder and outstanding First Lien Tranche S Term Loans and First Lien Non-Extended Synthetic L/C Loans.

          “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Issuer and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Issuer and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of First Lien Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.
          “Continuing Directors” means the directors of Holdings on the First Lien Original Closing Date, as elected or appointed after giving effect to the First Lien Original Closing Date Transaction and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Issuer after a Qualifying IPO of the Issuer) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Issuer after a Qualifying IPO of the Issuer).
          “Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” has the meaning specified in the definition of “Affiliate.”
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “Cost-Protected Holder” has the meaning specified in Section 14.01.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          “Default Rate” means, with respect to any Note, an interest rate equal to the interest rate otherwise applicable to such Note plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
          “Default Interest” means that portion, if any, of interest accruing at the Default Rate.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Delta” means Delta Air Lines, Inc., a Delaware corporation.
          “Delta FASA” means the Delta Founder Airline Services Agreement, dated as June 30, 2003, between Delta and the Issuer.
          “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, the Issuer or a Restricted Subsidiary in connection with a Disposition pursuant to Section 5.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred and eighty days following the consummation of the applicable Disposition).
          “Determination Date,” with respect to an Interest Period, means the second London Banking Day preceding the first day of such Interest Period.
          “Discharge Date” has the meaning specified in Section 4.11(c).
          “Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings, the Issuer and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that, “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss or asset disposition so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss or asset disposition event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Maturity Date.
          “Dollar” and “$” mean lawful money of the United States.
          “Domestic Guarantor” means any Guarantor that is organized under the Laws of the United States, any state thereof or the District of Columbia.
          “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
          “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Issuer, any other Obligor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
          “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Obligor within the meaning of Section 414 of the Code or Section 4001 of ERISA.
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate.
          “Escrow Agreement” has the meaning specified in the PIK Credit Agreement.
          “Escrow Exchange Date” means the date on which the Escrow Exchange (as defined in the PIK Credit Agreement by reference to the Escrow Agreement) has been consummated and all Secured Obligations (as defined in the Escrow Agreement) have been satisfied in full and terminated in accordance with the terms of the PIK Credit Agreement and the Escrow Agreement.
          “Euro” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.
          “Eurocurrency Rate Debt” means Indebtedness that bears interest at a rate based on LIBOR.
          “Evidence of Holder Status” means presenting to the Issuer complete, unaltered copies of trade confirmations, brokerage statements affidavits or other evidence reasonably satisfactory to the Issuer with respect to the beneficial ownership of Notes by the applicable Specified Holder.

          “Excess Cash Flow” means, for any period, an amount equal to the excess of:
          (a) the sum, without duplication, of:
          (i) Consolidated Net Income for such period,
          (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,
          (iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions (other than acquisitions of inventory in the ordinary course of business) by Holdings, the Issuer and the Restricted Subsidiaries completed during such period), and
          (iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings, the Issuer and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over
          (b) the sum, without duplication, of:
          (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,
          (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of Holdings, the Issuer or the Restricted Subsidiaries,
          (iii) the aggregate amount of all principal payments of Indebtedness of Holdings, the Issuer and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) any Mandatory Bond Prepayments and (C) the amount of any mandatory redemption pursuant to Section 3.08(b) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other redemption of Notes) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Holdings, the Issuer or the Restricted Subsidiaries,
          (iv) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings, the Issuer and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

          (v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by Holdings, the Issuer and the Restricted Subsidiaries during such period),
          (vi) cash payments by Holdings, the Issuer and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings, the Issuer and the Restricted Subsidiaries other than Indebtedness,
          (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 5.02(b), (i) or (n) to the extent that such Investments and acquisitions were financed with internally generated cash flow of Holdings, the Issuer and the Restricted Subsidiaries,
          (viii) [Reserved],
          (ix) the aggregate amount of expenditures actually made by Holdings, the Issuer and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,
          (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Issuer and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
          (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings, the Issuer or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Issuer following the end of such period; provided that, to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
          (xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Trustee and the Issuer, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Trustee in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
          “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Holdings, (b) each Subsidiary listed on Schedule 1.01C hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of (i) a Foreign Subsidiary of Issuer or (ii) a Foreign Subsidiary (other than an Intermediate Holding Company or a Subsidiary of Issuer) of Holdings, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 5.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness, provided that, each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Trustee (confirmed in writing by notice to the Issuer), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom.
          “FASA Credits” means the Delta FASA Credits and the Northwest FASA Credits, as defined in the Delta FASA and the Northwest FASA, respectively.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Trustee on such day on such transactions as determined by the Trustee.
          “First Lien Credit-Linked Deposit” means “Credit-Linked Deposit” as defined in the First Lien Credit Agreement.
          “First Lien Collateral Documents” has the meaning assigned to the term “Collateral Documents” in the First Lien Credit Agreement
          “First Lien Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on the Closing Date, among the Issuer, Holdings, the First Priority Administrative Agent, the First Priority Collateral Agent, UBS AG, Stamford Branch, as L/C issuer and as swing line lender, each lender from time to time party thereto and the other agents and arrangers named therein, and as further amended, amended and restated, supplemented or otherwise modified from time to time; provided that, the term First Lien Credit Agreement shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Lien Credit Agreement). Any reference to the First Lien Credit Agreement herein shall be deemed a reference to any First Lien Credit Agreement then in existence.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness” means “Permitted Refinancing Indebtedness” as defined in the First Lien Credit Agreement as in effect on the Closing Date.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation” means “Permitted Refinancing Indebtedness Documentation” as defined in the First Lien Credit Agreement as in effect on the Closing Date.
          “First Lien Debt Documents” means each First Lien Credit Agreement, the First Lien Collateral Documents and the other “Note Documents” as defined in any First Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes, if any, issued thereunder.
          “First Lien Leverage Ratio” has the meaning assigned to such term in the First Lien Credit Agreement.
          “First Lien Loans” means the senior secured first lien loans under the First Lien Credit Agreement (or any other Indebtedness under the First Lien Credit Agreement that refinances such senior secured first lien loans).
          “First Lien Non-Extended Synthetic L/C Loans” means “Non-Extended Synthetic L/C Loans” as defined in the First Lien Credit Agreement.
          “First Lien Original Issue Date” means August 23, 2006.
          “First Lien Original Issue Date Transactions” means “Transactions” as defined in the First Lien Credit Agreement as in effect on the Closing Date.
          “First Lien Secured Hedge Agreements” means “Secured Hedge Agreements” as defined in the First Lien Credit Agreement.
          “First Lien Secured Parties” means the First Priority Administrative Agent, the First Priority Collateral Agent and each person that is a lender or other secured party under the First Lien Credit Agreement.
          “First Lien Synthetic L/C Facilities” means “Synthetic L/C Facilities” as defined in the First Lien Credit Agreement.

          “First Lien Tranche S Collateral Account” means “Tranche S Collateral Account” as defined in the First Lien Credit Agreement.
          “First Lien Tranche S Term Loans” means “Tranche S Term Loans” as defined in the First Lien Credit Agreement.
          “First Lien Unreimbursed Amount” means “Unreimbursed Amount” as defined in the First Lien Credit Agreement.
          “First Priority Administrative Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Guarantor” means any Guarantor that is not a Domestic Guarantor.
          “Foreign Holdco” means a direct wholly owned Subsidiary of Holdings which shall hold all of Holdings’ interests in all of its other Foreign Subsidiaries.
          “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Obligor or any Subsidiary with respect to employees employed outside the United States.
          “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is not a Domestic Subsidiary.
          “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
          “Funded Debt” means all Indebtedness of Holdings, the Issuer and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Notes and the First Lien Loans.
          “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however that, if the Issuer notifies the Trustee that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Trustee notifies the Issuer that the Holders of a majority in aggregate principal amount of the then outstanding Notes request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          “Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each Global Note, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f)(ii) hereof.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Government Securities” means securities that are:
          (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that, the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantors” means Holdings and each Restricted Subsidiary that is required to and has unconditionally guaranteed all Obligations, including the Notes in accordance with the terms of this Indenture.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “High Yield Notes” means the Senior Notes and Senior Subordinated Notes.
          “High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the Senior Notes Indentures and the Senior Subordinated Notes Indenture.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Holdings” means Travelport Limited, a company incorporated under the laws of Bermuda.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
          (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
          (f) all Attributable Indebtedness;
          (g) all obligations of such Person in respect of Disqualified Equity Interests; and
          (h) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding three hundred and sixty-four days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
          “Indemnitees” has the meaning assigned to such term in the Second Lien Credit Agreement as of the date hereof (and includes only those parties that would be Indemnitees prior to the consummation of the Bond Conversion Offer).
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Insolvency Proceeding” has the meaning assigned to such term in the Intercreditor Agreement.
          “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of the Closing Date, among Holdings, Intermediate Parent, TDS Intermediate Parent, the Subsidiary Guarantors and Wells Fargo Bank, National Association, attached hereto as Exhibit F.

          “Intercreditor Agreement” means (a) the Intercreditor Agreement, dated as of the Closing Date, among the Collateral Agent, the First Priority Administrative Agent, the First Priority Collateral Agent, the Issuer and the other Obligors, attached hereto as Exhibit G or (b) any other intercreditor agreement among the Collateral Agent, the First Priority Administrative Agent (if then in effect), the First Priority Collateral Agent (if then in effect), the Issuer and the other Obligors and the other parties party thereto on terms that are no less favorable in any material respect to the Second Lien Secured Parties as those contained in Exhibit G, in each case, as amended, restated, supplemented or otherwise modified from time to time (or replaced in connection with a Permitted Refinancing).
          “Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date.
          “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided, that the first Interest Period shall commence on and include the date hereof.
          “Intermediate Holding Company” means any Subsidiary of Holdings that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Issuer.
          “Intermediate Parent” means Waltonville Limited, a company incorporated under the laws of Gibraltar.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding three hundred and sixty-four days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “Investment Fund” means an Affiliate of Holdings that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Holdings does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.
          “Investment Transaction” means, (a) the contribution of the Tranche A Term Loans and/or Series A Notes to Travelport Guarantor as a capital contribution, (b) the guaranty by Travelport Guarantor of certain obligations under the PIK Credit Agreement and the pledge of the Tranche A Term Loans and/or Series A Notes to secure Travelport Guarantor’s obligations under such guaranty, and the escrow arrangements related thereto, (c) the consummation of any other transactions incidental to any of the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing.
          “IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Second Lien Secured Parties.
          “IP Rights” means all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights the Obligors and their Subsidiaries own, or possess the right to use.
          “Issuer” has the meaning set forth in the first paragraph of the recitals hereto.
          “Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer, an authorized person or the principal accounting officer of the Issuer, and delivered to the Trustee.
          “Junior Financing” has the meaning specified in Section 5.11(a).
          “Junior Financing Documentation” means any documentation governing any Junior Financing.
          “L/C Obligations” has the meaning specified in the First Lien Credit Agreement.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lenders” has the meaning assigned to such term in Second Lien Credit Agreement.
          “LIBOR” with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in Dollars for a three-month period beginning on the day on which dealings in Dollars are transacted, with respect to a future date, are expected to be transacted in the London interbank (a “London Banking Day”) after the Determination Date that appears on Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service or, if no such replacement page exists or that service no longer exists, Bloomberg page BBAM1 (or such other page as may replace that page on that service)) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service or, if no such replacement page exists or that service no longer exists, Bloomberg page BBAM1 (or such other page as may replace that page on that service)) does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in Dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in Dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
          “Loans” has the meaning assigned to such term in Second Lien Credit Agreement.
          “London Banking Day” has the meaning specified in the definition of “LIBOR.”
          “Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
          “Mandatory Bond Prepayments” has the meaning specified in the First Lien Credit Agreement as in effect on the Closing Date.
          “Master Agreement” has the meaning specified in the definition of “Swap Contract.”
          “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Obligors (taken as a whole) to perform their respective payment obligations under any Note Document to which any of the Obligors is a party or (c) a material adverse effect on the rights and remedies of the Holders or the Trustee or Collateral Agent under any Note Document.

          “Maturity Date” means December 1, 2016.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Mortgage” means a mortgage document in form and substance substantially similar to the Mortgage (as defined in and delivered pursuant to the First Lien Credit Agreement) secured on a second-priority basis.
          “Mortgage Policies” has the meaning specified in Section 4.13(b)(ii).
          “Mortgaged Properties” has the meaning specified in paragraph (h) of the definition of “Collateral and Guarantee Requirement.”
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.
          “Net Cash Proceeds” means:
          (a) with respect to the Disposition of any asset by Holdings, the Issuer or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Issuer or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Note Documents, the First Lien Debt Documents and Permitted Refinancing Indebtedness), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Issuer or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserves for adjustment in respect of (x) the sale price of such assets or assets established in accordance with GAAP, including working capital adjustments, (y) any liabilities associated with such asset or assets and retained by Holdings, the Issuer or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, and (z) any indemnification obligations associated with such asset or assets or such transaction (provided that, solely with respect to the Permitted Disposition, amounts deducted from Net Cash Proceeds pursuant to this subclause (D) shall not exceed, individually or in the aggregate, $30,000,000), it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Issuer or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five days after such Disposition or Casualty Event, the amount of such reserve; provided that, (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $7,250,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $21,750,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
          (b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Issuer or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by Holdings, the Issuer or such Restricted Subsidiary in connection with such incurrence or issuance.
          “Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Non-Consenting Holder” has the meaning specified in Section 9.07.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Northwest” means Northwest Airlines, Inc., a Minnesota corporation.
          “Northwest FASA” means the Northwest Founder Airline Services Agreement, dated as of June 30, 2003, between Northwest and the Issuer.
          “Notes” means the Second Priority Senior Secured Notes due 2016 of the Issuer issued on the date hereof and any PIK Notes. The Notes shall be treated as a single class for all purposes under this Indenture (provided that Notes of different Series shall be treated differently to the extent so provided expressly in this Indenture). For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof (including PIK Notes) in respect of PIK Interest.
          “Note Documents” means, collectively, (i) this Indenture, (ii) the Notes and (iii) the Collateral Documents and any other instruments, certificates or documents executed and delivered or to be delivered from time to time pursuant to this Indenture or the Collateral Documents, as the same may be supplemented and amended from time to time in accordance with their respective terms.
          “Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the First Lien Loans or redeem the Notes pursuant to Section 3.08 hereof and (b) was not previously applied, or is not simultaneously being applied, to any Investment, Restricted Payment or prepayment, redemption, purchase, defeasance or other payment in respect of a Junior Financing pursuant to Section 5.02(n), 5.06(g)(i), 5.06(i) or 5.11(a).
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor and its Subsidiaries arising under any Note Document or otherwise with respect to any Note and all Surviving Indemnity Obligations, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligors under the Note Documents (and of their Subsidiaries to the extent they have obligations under the Note Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Obligor or its Subsidiaries under any Note Document and (ii) the obligation of any Obligor or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Holder or Specified Holder, in its sole discretion, may elect to pay or advance on behalf of such Obligor or such Subsidiary.
          “Obligors” means, collectively, the Issuer and the Guarantors and each, individually, an “Obligor”.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer. the Secretary or the authorized person of the Issuer.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Orbitz Business” means the Subsidiaries of Holdings whose assets and operations comprise the Orbitz Worldwide Business division of Holdings (as such division is currently comprised) and do not contain any portion (other than de minimis portions) of any business, operations or assets of Holdings or any of its Subsidiaries other than the Orbitz Worldwide Business (as such division is currently comprised).
          “Orbitz IPO” means the initial public offering of common Equity Interests of Orbitz Worldwide, Inc., completed on July 25, 2007.

          “Orbitz TopCo” means a Subsidiary that is part of the Orbitz Business that owns any and all of the other Subsidiaries of Holdings comprising the Orbitz Business.
          “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Original Holdco Credit Agreement” means the Credit Agreement, dated as of March 27, 2007, among Travelport Holdings, Credit Suisse, Cayman Islands Branch, as the Administrative Agent, the lenders and other financial institutions party thereto.
          “Other Sponsor” shall mean another financial sponsor identified to the Trustee that is a purchaser of Equity Interests in Holdings on or prior to December 4, 2008.
          “Pari Passu Intercreditor Agreement” means the pari passu intercreditor agreement to be entered into by and among the Issuer, the other Obligors, Wells Fargo Bank, National Association, as Trustee and Collateral Agent (or any successor thereto) and any agent or trustee acting on behalf of the lenders or noteholders under any credit or other agreement or indenture evidencing any Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness which pari passu intercreditor agreement shall contain customary terms and conditions including, inter alia, (i) an acknowledgment that all liens securing the Obligations, any Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness (collectively, “Second Lien Obligations”) shall rank pari passu regardless of date, time, method, manner or order of grant, attachment or perfection, (ii) all Second Lien Obligations shall be secured by the same Collateral, (iii) any Collateral or proceeds thereof (whether received in any insolvency proceeding or otherwise) shall be shared by the holders of the Second Lien Obligations on a pro rata basis, and (iv) a prohibition on contesting the priority, validity, perfection or enforceability of a lien securing any Second Lien Obligations.
          “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of

ERISA and is sponsored or maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
          “Permitted Acquisition” has the meaning specified in Section 5.02(i).
          “Permitted Disposition” means the disposition of GTA Holdco Limited, GTA Americas LLC, Columbus Technology Developments Limited and Octopus Travel.com (USA) Ltd, in each case pursuant to the Permitted Disposition Agreement.
          “Permitted Disposition Agreement” means the Share Purchase Agreement, dated as of March 5, 2011 by and among Gullivers Services Limited, Travelport (Bermuda) Ltd. and Travelport Inc., as the sellers, Travelport Limited, as the Travelport guarantor, Kuoni Holdings Plc, Kuoni Holding Delaware, Inc. and KIT Solution AG, as the purchasers, and Kuoni Reisen Holding AG, as the Kuoni guarantor.
          “Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (and, after a Qualifying IPO, of the Issuer or an Intermediate Holding Company) to the extent permitted hereunder.
          “Permitted Holders” means each of (i) the Sponsor, (ii) the Management Stockholders and (iii) the Other Sponsor; provided that, if the Management Stockholders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time; provided further that, if the Other Sponsor owns beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, it shall be treated as a Permitted Holder of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 5.03(e) or 5.03(v), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 5.03(e) or 5.03(v), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 5.03(b) or 5.03(t), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Obligors or the Holders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
          “Permitted Refinancing Indebtedness” means (a) Indebtedness of the Issuer and any Guarantees thereof by the Guarantors incurred to refinance the Notes; provided that, (i) the stated final maturity of such Indebtedness is not earlier than ninety-one days after the Maturity Date in effect on the date of incurrence thereof, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such ninety-first day (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Indebtedness upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such Indebtedness is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the date that is ninety-first days after the Maturity Date in effect on the date of incurrence thereof, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Notes outstanding as of the date of incurrence thereof, (iii) such Indebtedness shall not be an obligation (including pursuant to a Guarantee) of any Person other than the Issuer and the Guarantors, (iv) 100% of the Net Cash Proceeds of such Indebtedness shall be applied, on the date of the incurrence thereof to repay or redeem in whole or in part the outstanding Notes, (v) such Indebtedness shall not be secured by any Lien on any property or assets of Holdings or any Subsidiary, provided that any such Indebtedness 100% of the Net Cash Proceeds of which are applied in accordance with clause (iv) above may be secured on a second priority basis by such property and assets of Holdings and the Subsidiaries as secure the Obligations, and (vi) both immediately prior and after giving effect thereto, no Default exists or would result therefrom and (b) any Permitted Refinancing in respect of the Indebtedness referred to in clause (a) above.
          “Permitted Refinancing Indebtedness Documentation” means any documentation governing any Permitted Refinancing Indebtedness.
          “Permitted Transfer Date” has the meaning specified in the PIK Credit Agreement.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “PIK Credit Agreement” means the Amended and Restated Credit Agreement, dated October 3, 2011, among Travelport Holdings, Wells Fargo Bank, National Association, as administrative agent, each lender from time to time party thereto and the other agents and arrangers named therein.
          “PIK Guarantee” means any Guarantee by Holdings, the Issuer or any Restricted Subsidiary in respect of any obligations of Travelport Holdings under the PIK Credit Agreement.
          “PIK Interest” has the meaning assigned to such term in Section 2.15.
          “PIK Notes” has the meaning assigned to such term in Section 2.01(a).
          “PIK Payment” has the meaning assigned to such term in Section 2.01(a).
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Post-Acquisition Period” means, with respect to the acquisition of an Acquired Entity or Business, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.
          “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Issuer, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Issuer in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Holdings, the Issuer and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that, any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
          “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Holdings, the Issuer or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Issuer and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
          “Purchase Agreement” means the Purchase Agreement by and among Cendant Corporation, Travelport LLC and TDS Investor LLC dated as of June 30, 2006.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
          “Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings, any Intermediate Holding Company or the Issuer of its common Equity Interests in an underwritten primary public offering (other than an offering solely in respect of an employee stock purchase program) in the United States, Canada, Switzerland or any member nation of the European Union.
          “Redemption Price” when used with respect to any Note to be redeemed, means the price (exclusive of any accrued and unpaid interest thereon) at which it is to be redeemed pursuant to this Indenture.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
          “Record Date” for the interest payable on any applicable Interest Payment Date means March 15, June 15, September 15 and December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.
          “Related Person” means the Trustee and the Collateral Agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in fact of such Persons and Affiliates.

          “Request” has the meaning set forth in the third paragraph of the recitals hereto.
          “Required Holders” means, as of any date of determination, Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, if applicable, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided that the Notes held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of Required Holders. Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this calculation.
          “Responsible Officer” means, when used with respect to any Obligor, the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of such Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Responsible Officer means, with respect to the Trustee or Collateral Agent, any officer within the corporate trust department of the Trustee or Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Issuer or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Issuer’s stockholders, partners or members (or the equivalent Persons thereof).
          “Restricted Subsidiary” means any Subsidiary of Holdings (including any Intermediate Holding Company) other than an Unrestricted Subsidiary and other than the Issuer.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          “Same Day Funds” means immediately available funds.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Second Lien Credit Agreement” has the meaning set forth in the second paragraph of the recitals hereto.
          “Second Lien Guaranty” means (a) the Second Lien Guaranty, dated as of the Closing Date, among Holdings, Intermediate Parent, TDS Intermediate Parent, the Subsidiary Guarantors and Wells Fargo Bank, National Association, attached hereto as Exhibit D and (b) each other second lien guaranty and second lien guaranty supplement delivered pursuant to Section 4.11.
          “Second Lien Guaranty Supplement” has the meaning assigned to such term in the Second Lien Guaranty.
          “Second Lien Secured Parties” means each of the Holders of the Notes, the Trustee and the Collateral Agent and each co-agent or sub-agent appointed by the Trustee from time to time pursuant to Section 7.01(c).
          “Second Lien Security Agreement” means, collectively, the Second Lien Security Agreement, dated as of the Closing Date, among Holdings, Intermediate Parent, TDS Intermediate Parent, the Subsidiary Guarantors and Wells Fargo Bank, National Association, attached hereto as Exhibit E, together with each other security agreement supplement executed and delivered pursuant to Section 4.11.
          “Second Lien Security Agreement Supplement” means “Security Agreement Supplement” referred to in the Second Lien Security Agreement.
          “Secured Parties” means the Second Lien Secured Parties and the Indemnitees.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Senior Notes” means, collectively, (a) $450,000,000 in aggregate principal amount of the Issuer’s 9⅞% senior dollar fixed rate notes due 2014, (b) $150,000,000 in aggregate principal amount of the Issuer’s dollar floating rate senior unsecured notes due 2014 and (c) €235,000,000 in aggregate principal amount of the Issuer’s euro floating rate senior unsecured notes due 2014.
          “Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of August 23, 2006.
          “Senior Subordinated Notes” means, collectively, (a) $300,000,000 in aggregate principal amount of the Issuer’s 11⅞% senior subordinated notes due 2016 and (b) €160,000,000 in aggregate principal amount of the Issuer’s 10⅞% senior euro fixed rate notes due 2016.
          “Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of August 23, 2006.
          “Series” refers to whether Notes are Series A Notes or Series B Notes.

          “Series A Note” has the meaning assigned to such term in Section 2.02.
          “Series B Note” has the meaning assigned to such term in Section 2.02.
          “Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Specified Holder” means, with respect to any Note, the Person that, directly or indirectly, beneficially owns or holds such Note.
          “Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Indenture requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
          “Sponsor” means The Blackstone Group and its Affiliates, but not including, however, any of its portfolio companies.
          “Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsor and the Issuer.
          “Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1 02 of Regulation S X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
          “Subsidiary Guarantor” means, collectively, the Subsidiaries of Holdings that are Guarantors.
          “Successor Issuer” has the meaning specified in Section 5.04(d).
          “Surviving Indemnity Obligations” means the obligations of the Issuer, under Section 10.05 of the Second Lien Credit Agreement, to the Indemnitees.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Holder or any Affiliate of a Holder).
          “TDS Intermediate Parent” means TDS Investor (Luxembourg) S.à.r.l., a société à responsabilité limitée incorporated under the laws of Luxembourg.
          “Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 4.01(a) or (b). A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2012 Test Period” refers to the period of four consecutive fiscal quarters of Holdings ended March 31, 2012), and a Test Period shall be deemed to end on the last day thereof.
          “Threshold Amount” means $47,125,000.

          “Threshold Holder” means one or more Specified Holders that beneficially own or hold Notes having an aggregate principal amount of not less than $35,000,000.
          “Total Assets” means the total assets of the Issuer, Holdings and Holdings’ Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 4.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 4.01(a) or (b), the Unaudited Financial Statements.
          “Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
          “Total Outstandings” has the meaning assigned to such term in Second Lien Credit Agreement.
          “Tranche A Intercompany Note” has the meaning assigned to such term in the Second Lien Credit Agreement.
          “Tranche A Term Loans” has the meaning assigned to such term in the Second Lien Credit Agreement.
          “Tranche B Term Loans” has the meaning assigned to such term in the Second Lien Credit Agreement.
          “Travelport Guarantor” means Travelport Guarantor LLC, a Delaware limited liability company, which is a direct wholly owned Subsidiary of Holdings.
          “Travelport Holdings” means Travelport Holdings Limited, a company incorporated under the laws of Bermuda.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).
          “Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for each subsequent fiscal quarter ended at least forty-five days before the Closing Date, which financial statements shall be prepared in accordance with GAAP.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

          “United EBITDA” means (i) for each fiscal quarter ending on or prior to March 31, 2012, $60,000,000, (ii) for the fiscal quarter ending June 30, 2012, $45,000,000, (iii) for the fiscal quarter ending September 30, 2012, $30,000,000, (iv) for the fiscal quarter ending December 31, 2012, $15,000,000 and (v) for any subsequent fiscal quarter, $0.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means (a) each Subsidiary of Holdings listed on Schedule 1.01B and (b) any Subsidiary of Holdings designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Closing Date, and any Subsidiary of such Subsidiary.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
          “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) directors’ qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
          “Worldspan Closing Date” means “Worldspan Closing Date” as defined in the First Lien Credit Agreement as in effect on the Closing Date.
          “Worldspan Transactions” means “Worldspan Transactions” as defined in the First Lien Credit Agreement as in effect on the Closing Date.
     Section 1.02 Other Definitions.

Term	Defined in Section
Authentication Order	2.02
Base Currency	13.16
Calculation Agent	2.15
Cash Interest	2.15
Covenant Defeasance	8.03
Discharge Date	4.11
DTC	2.03
ECF Percentage	3.08
Event of Default	6.01
Issuer	14.08

Term	Defined in Section
Judgment Currency	13.16
Junior Financing	5.11
Legal Defeasance	8.02
Maximum Rate	13.24
Mortgage Policies	4.13
Note Register	2.03
Other Taxes	14.01
Paying Agent	2.03
Permitted Acquisition	5.02
PIK Interest	2.15
PIK Notes	2.01
PIK Payment	2.01
Redemption Date	3.01
Registrar	2.03
Rejection Notice	3.08
Successor Issuer	5.04
Taxes	14.01
Trustee	8.05
     Section 1.03 Incorporation by Reference of Certain Trust Indenture Act Provisions.
          Whenever this Indenture refers to a provision of the Trust Indenture Act that, pursuant to the terms hereof, are applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are not defined herein and that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them when used herein, as the context may require.
     Section 1.04 Rules of Construction.

          With reference to this Indenture and each other Note Document, unless otherwise specified herein or in such other Note Document:
          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
          (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Note Document shall refer to such Note Document as a whole and not to any particular provision thereof.
          (c) Article, Section, Exhibit and Schedule references are to the Note Document in which such reference appears.
          (d) The term “including” is by way of example and not limitation.
          (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
          (f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
          (g) Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Indenture or any other Note Document.
          (h) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.
          (i) “Or” is not exclusive.
          (j) Provisions apply to successive events and transactions.
          (k) References to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.
     Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section

7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of thirty days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC or any other Custodian that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through DTC’s or such other depositary’s standing instructions and customary practices.

          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than ninety days after such record date.
     Section 1.06 Currency Equivalents Generally.
          (a) Any amount specified in this Indenture (other than in Articles 2, 3, 7, 8, 9, 10 or 11 or as set forth in paragraph (b) of this Section) or any of the other Note Documents to be in Dollars shall also include the equivalent (the “Applicable Currency Equivalent”) of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Trustee and the Issuer, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Trustee (or a prime bank selected by it) in the market where its (or such prime bank’s) foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 5.01, 5.02 and 5.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
          (b) For purposes of determining compliance under Sections 5.02, 5.05 and 5.06, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.
     Section 1.07 Accounting Terms.
          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
     Section 1.08 Rounding.
          Any financial ratios required to be maintained by the Issuer pursuant to this Indenture (or required to be satisfied in order for a specific action to be permitted under this Indenture) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.09 References to Agreements, Laws, Etc.
          Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Note Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Note Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Notwithstanding the foregoing, references to the Schedules of the Second Lien Credit Agreement shall refer to such Schedules as in effect as of the date hereof.
     Section 1.10 Times of Day.
          Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     Section 1.11Timing of Payment or Performance.
          When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period, or as otherwise specified in Section 2.16) or performance shall extend to the immediately succeeding Business Day.
ARTICLE 2
THE NOTES
     Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and shall only be in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof subject to the issuance of PIK Interest pursuant to Section 2.15 hereto, in which case the aggregate principal amount of Notes may be increased by an aggregate principal amount equal to the amount of PIK Interest paid by the Issuer for the applicable period, rounded up to the nearest whole dollar.
          The Notes shall be known and designated as the “Second Priority Senior Secured Notes due 2016” of the Issuer. The Notes will mature on December 1, 2016. In connection with the payment of PIK Interest pursuant to Section 2.15 hereof, the Issuer will be entitled to, without the consent of the Holders (and without regard to any restrictions or limitations set forth under Section 5.03 hereof), increase the outstanding principal amount of the notes or issue additional notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the notes offered hereby (in each case, a “PIK Payment”).
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon (giving effect to any PIK Interest made thereon by increasing the aggregate principal amount of such Global Note) and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and payment of PIK Interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $346,254,085 plus all PIK Interest capitalized and added to principal or evidenced by PIK Notes, and successive PIK Interest payable and capitalized thereon, plus all additional or replacement Notes expressly contemplated to be issued hereunder, including pursuant to Sections 2.06, 2.07 and 2.10.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall not be redeemable, other than as provided in Article 3.
     Section 2.02 Execution and Authentication.

          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the date hereof, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Notes for original issue on the date hereof of $346,254,085.00, which shall comprise (x) Series A Notes of $136,479,700.00 (together with any PIK Notes representing interest capitalized therein, the “Series A Notes”) which shall be issued in conversion of Tranche A Term Loans (and accrued unpaid interest thereon) and shall be initially held by Holdings, and (y) Series B Notes of $209,774,385.00 (together with any PIK Notes representing interest capitalized therein, and together with any Notes issued, increased in amount or otherwise conveyed in exchange for Series A Notes in accordance with Section 2.06(i), the “Series B Notes”) which shall be issued in conversion of Tranche B Term Loans (and accrued unpaid interest thereon). At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes (including to increase the principal amount of all Notes as a result of a PIK Payment) for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the Series and amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
     Section 2.03 Registrar or Paying Agent.
          The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes the Paying Agent and any additional paying agent. The Issuer initially appoints the Trustee as Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints the Trustee to act as the Registrar for the Notes.
     Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or another Obligor) shall have no further liability for the money. If the Issuer or another Obligor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
     Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a) (as if the Trust Indenture Act applied to this Indenture). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a) (as if the Trust Indenture Act applied to this Indenture).
     Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes are exchangeable by the Issuer for Definitive Notes if (i) DTC notifies the Issuer that it (A) is unwilling or unable to continue as Depositary for the Global Notes and the Issuer fails to appoint a successor Depositary or (B) has ceased to be a clearing agency registered under the Exchange Act and the Issuer fails to appoint a successor Depositary, or (ii) the Issuer, at its sole option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes, and in the event of a Default, each Holder shall have the right, by notice to the Depositary, to request one or more Definitive Notes, and the Depositary shall cause such Definitive Notes to be issued as provided below. Upon the occurrence of any of the preceding events in the preceding sentence, Definitive Notes shall be issued in such names as the Depositary shall instruct the

Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note (except for Definitive Notes issued as provided above in this Section 2.06(a)). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (i) Transfer of Beneficial Interests in Global Notes. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a certificate from such transferor and transferee in the form of Exhibit B, (2) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (3) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (2) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.06(f)(ii) hereof.
          (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(a) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make such Definitive Notes available for delivery to the Persons in whose names such Notes are so registered.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.
          (f) Legends.
          (i) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO THE SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
          (ii) Private Placement Legend. Each Global Note shall bear a legend in substantially the following form:
          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (h) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the receipt of an Authentication Order or at the Registrar’s request.
          (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.07, 3.08 and 9.04 hereof).
          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) Neither the Registrar nor the Issuer shall be required to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission (PDF format only).

          (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          (x) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
          (xi) Subject to Section 2.06(i), (a) Notes (and interests therein) shall be exchanged only for Notes (or interests therein, as applicable) of the same Series; and (b) any Note received in exchange for a Series A Note shall be a Series A Note, and any Note received in exchange for or replacement of a Series B Note shall be a Series B Note.
          (i) Escrow Exchange Date Transactions. On the Escrow Exchange Date, all Series A Notes shall be surrendered to the Registrar for exchange for Series B Notes, in the same principal amount (and being deemed to have the same amount of accrued unpaid interest), in accordance with the provisions of this clause (i). If any such Series A Note surrendered for exchange is represented by a Global Note, the principal amount of such Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note in respect of the Series B Notes shall be increased by an equal principal amount. The Issuer shall promptly notify the Trustee in writing upon the occurrence of the Escrow Exchange Date.
     Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of the same Series if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its reasonable expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.20 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
     Section 2.09Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent requiring the consent of Holders of a majority of, or more than 50% (or some other defined percentage) of, outstanding principal amount of the Notes (or of any Series thereof), Notes directly or indirectly (including beneficially) owned by the Issuer, or by any Affiliate of the Issuer (other than an Investment Fund), or with respect to which any of the foregoing has direct or indirect voting control, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
     Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
     Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Sections 2.15 and 4.20 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that, no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least fifteen days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 2.13 CUSIP/COMMON CODE/ISIN Numbers.
          The Issuer in issuing the Notes may use CUSIP or Common Code, as applicable, and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or Common Code, as applicable, and ISIN numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or Common Code, as applicable, and ISIN numbers.
     Section 2.14 Calculation of Principal Amount of Securities.
          With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of the Notes (or of any Series thereof), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes (or of Notes of the applicable

Series, as appropriate), the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes (or of Notes of the applicable Series, as appropriate) then outstanding, in each case, as determined in accordance with Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.
     Section 2.15 Payment of Interest.
          Each Note will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 6%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee. Accrued interest on the Notes shall automatically, without further action by any Person, be capitalized in the form of increasing the outstanding principal amount of the Notes or by issuing additional PIK Notes (“PIK Interest”) on each Interest Payment Date; provided that, the Issuer shall, if the First Lien Leverage Ratio (as defined in the First Lien Credit Agreement, as in effect on the Closing Date) as of the end of the most recent Test Period is below 3.00:1, pay any such accrued interest in cash (“Cash Interest”) to the extent permitted under the First Lien Credit Agreement (as in effect on September 30, 2011). The Issuer shall notify the Trustee (and a Responsible Officer of the Issuer shall certify to the Trustee that the First Lien Leverage Ratio as of the most recent Test Period is below 3:00:1) of such Cash Interest payment no later than five Business Days prior to making such payment.
          The Issuer shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          For interest payments on the Notes that the Company pays as Cash Interest, Cash Interest on the Notes will accrue at a rate per annum, reset quarterly, equal to LIBOR plus 6% (or at the Default Rate, if applicable) as determined by the Calculation Agent and shall be payable in cash. Cash Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 4.21; provided, however that each installment of Cash Interest shall be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.05, to the address of such Person as it appears in the Note Register (unless clause (ii) applies) or (ii) if the Person entitled thereto is a Person that has requested wire transfer payments of Cash Interest by notice to the Issuer, specifying applicable wire transfer instructions, then by wire transfer to an account located in the United States maintained by the payee.
          At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on December 1, 2016 and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the date hereof. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note. Each PIK Note representing interest capitalized on a Series A Note shall also be a Series A Note, and each PIK Note representing interest capitalized on a Series B Note shall also be a Series B Note.
          The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the Holders of the Notes. Interest shall be computed on the basis of a 360-day year and actual days elapsed.
     Section 2.16 Payments Generally.
          All payments to be made by the Issuer shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments received after 2:00 p.m. (New York City time) may, in the sole discretion of the Person entitled to receive such payment, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
          If any payment to be made by the Issuer shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Notes to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
          Whenever any payment received by the Second Lien Secured Parties under this Indenture or any of the other Note Documents is insufficient to pay in full all amounts due and payable to the Second Lien Secured Parties under or in respect of this Indenture and the other Note Documents on any date, such payment shall be applied in the order of priority set forth in Section 6.12. If the Trustee or the Paying Agent receives funds for application to the Obligations of the Obligors under or in respect of the Note Documents under circumstances for which the Note Documents do not specify the manner in which such funds are to be applied, the Trustee or Paying Agent may, but shall not be obligated to, elect to distribute such funds to each of the Holders in accordance with such Holder’s ratable share of the outstanding principal amount of the Notes.

     Section 2.17 Ratable Payments.
          Neither (x) the Issuer nor any Affiliate of the Issuer (other than an Investment Fund) nor (y) any Person who is at any time a “Permitted Holder” (as such term is defined as of the Closing Date in the PIK Credit Agreement) or an Affiliate thereof, shall, directly or indirectly, pay or cause to be paid any amount, to any Specified Holder that is (A) the Issuer or any Affiliate of the Issuer (other than an Investment Fund) or (B) any Person who is at any time a “Permitted Holder” (as such term is defined as of the Closing Date in the PIK Credit Agreement) or an Affiliate thereof, in connection with a redemption, prepayment, repurchase, or other retirement for value of any Note (except as otherwise expressly provided for in Section 9.07) unless (i) all Specified Holders, or (ii) all Specified Holders of Series B Notes, are given a reasonable opportunity to participate in such redemption, prepayment, repurchase, or other retirement for value, on the same terms, ratably according to such Specified Holders’ respective principal amounts of the then outstanding Notes.
ARTICLE 3
REDEMPTION
     Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, or the Issuer is required to redeem Notes pursuant to the mandatory redemption provisions of Section 3.08 hereof, in either case, it shall furnish to the Trustee, at least ten Business Days before the date of redemption (the “Redemption Date”), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.
     Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis (ratably among the different Series of Notes) or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee considers fair and appropriate and in accordance with the procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than ten nor more than thirty Business Days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of less than $1,000 can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
     Section 3.03 Notice of Redemption.
          The Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least ten Business Days but not more than thirty Business Days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be mailed more than sixty Business Days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 hereof. Notices of redemption may not be conditional.
          The notice shall identify the Notes (including CUSIP number, Common Code or ISIN) to be redeemed and shall state:
          (a) the Redemption Date;
          (b) the Redemption Price;
          (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
          (d) the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
          (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
          (h) that no representation is made as to the correctness or accuracy of the CUSIP or Common Code and ISIN number, if any, listed in such notice or printed on the Notes; and
          (i) if in connection with a redemption pursuant to Section 3.07 hereof, any condition to such redemption.
          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that, the Issuer shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
     Section 3.05 Deposit of Redemption or Purchase Price.
          (a) Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
          (b) If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Sections 2.15 and 4.20 hereof.
     Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that, each new Note will be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

     Section 3.07 Optional Redemption.
          (a) Subject to Sections 3.10 and 6.12, the Issuer may redeem all or part of the Notes (in an aggregate principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof) upon not less than ten Business Days’ and nor more than thirty Business Days’ prior notice to the Holders at the Redemption Price set forth under Section 3.09.
          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
     Section 3.08 Mandatory Redemption.
          The provisions of this Section 3.08 shall be subject to Sections 3.10 and 6.12.
          (a) Subject to the terms of the Intercreditor Agreement, and within five Business Days after financial statements have been or are required to have been delivered pursuant to Section 4.01(a) and the related Compliance Certificate has been or is required to have been delivered pursuant to Section 4.02(b), the Issuer shall be obligated to call for redemption an aggregate principal amount of the then outstanding Notes equal to (A) 100% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans (as defined in the First Lien Credit Agreement) during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans (as defined in the First Lien Credit Agreement) during such fiscal year to the extent the Revolving Credit Commitments (as defined in the First Lien Credit Agreement) are voluntarily permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness.
          (b) (A) If (x) Holdings, the Issuer or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 5.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to an Obligor), (e), (g) or (h)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Issuer or such Restricted Subsidiary of Net Cash Proceeds, the Issuer shall be obligated to call the Notes for redemption on or prior to the date which is ten Business Days (but in the case of a Disposition effected pursuant to Section 5.05(o), five Business Days) after the date of the realization or receipt of such Net Cash Proceeds in an aggregate principal amount of Notes then outstanding equal to 100% (or, in the case of a Disposition made solely pursuant to Section 5.05(n), such lesser percentage of Net Cash Proceeds as may be specified in Section 5.05(n) with respect to such Disposition) of all Net Cash Proceeds realized or received; provided that, other than in the case of a Disposition made pursuant to Section 5.05(o), no such redemption shall be required pursuant to this Section 3.08(b)(A) with respect to such portion of such Net Cash Proceeds that the Issuer shall have, on or prior to such date, given written notice to the Trustee of its intent to reinvest in accordance with Section 3.08(b)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).

          (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than (I) any Disposition specifically excluded from the application of Section 3.08(b)(A) or (II) any Disposition pursuant to Section 5.05(o)) or any Casualty Event, at the option of the Issuer, the Issuer may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of Holdings and/or its Subsidiaries within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Issuer enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen months following receipt thereof, within one hundred and eighty days of the date of such legally binding commitment; provided that, (i) so long as an Event of Default shall have occurred and be continuing, the Issuer shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Issuer entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five Business Days after the Issuer reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to redeem the Notes as set forth in this Section 3.08.
          (c) If Holdings, the Issuer or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 5.03, the Issuer shall redeem an aggregate principal amount of the Notes then outstanding equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.
          (d) The Issuer shall notify the Trustee in writing of any mandatory redemption of Notes required to be made pursuant to clauses (a) through (c) of this Section 3.08 at least three Business Days prior to the date of such redemption. Each such notice shall specify the date of such redemption and provide a reasonably detailed calculation of the amount of such redemption. The Trustee will promptly notify each Holder of the contents of the Issuer’s redemption notice and of such Holder’s pro rata share of the redemption. Each Holder may reject all or a portion of its pro rata share of any mandatory redemption of Notes required to be made pursuant to clauses (a) through (c) of this Section 3.08 by providing written notice (each, a “Rejection Notice”) to the Trustee and the Issuer no later than 5:00 p.m. (New York time) one Business Day after the date of such Holder’s receipt of notice from the Trustee regarding such redemption; provided that, any Rejection Notice may be rejected by the Issuer by 5:00 p.m. (New York time) on the day of its receipt and shall thereupon become ineffective. Each Rejection Notice from a given Holder shall specify the principal amount of the mandatory redemption of Notes to be rejected by such Holder. If a Holder fails to deliver a Rejection Notice to the Trustee within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Notes to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory redemption of Notes. In the event a Holder rejects all or any portion of its pro rata share of any mandatory redemption of Notes required pursuant to clauses (a) through (c) of this Section 3.08, the rejected portion of such Holder’s pro rata share of such redemption shall be retained by the Issuer.
          (e) If any redemption is required to be made in accordance with the terms of this Section 3.08, then such redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof; provided, however that, the Issuer need not issue the notices to the Trustee or otherwise comply with any of the other procedures set forth in Section 3.01 through 3.06 until such time as the payment requirement has affirmatively occurred pursuant to this Section 3.08. For the avoidance of doubt, any notice periods or procedural periods set forth in Section 3.01 through 3.06 shall be in addition to, and not in lieu of, the reinvestment and other time periods set forth in this Section 3.08 such that they shall run in a consecutive and not in a concurrent manner.
     Section 3.09 Redemption Price.
          Redemption of the Notes pursuant to Section 3.07 or Section 3.08 shall be made at a Redemption Price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) accrued and unpaid interest to the date of redemption, subject to the rights of Holders of notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
     Section 3.10 Repayment of First Lien Credit Agreement.
          Notwithstanding the foregoing provisions of Sections 3.07 and 3.08 hereof, no redemption of the Notes shall be made pursuant to Sections 3.07 and 3.08 hereof until all amounts outstanding under the First Lien Credit Agreement and the other First Lien Debt Documents have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized).
ARTICLE 4
AFFIRMATIVE COVENANTS; REPRESENTATIONS AND WARRANTIES
          Until the Notes issued under this Indenture are no longer outstanding, each of Holdings and the Issuer shall, and shall (except in the case of the covenants set forth in Sections 4.01, 4.02 and 4.03) cause each Restricted Subsidiary to:
     Section 4.01 Financial Statements.
          Deliver to the Trustee for prompt further distribution to each Holder:
          (a) as soon as available, but in any event within ninety days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
          (b) as soon as available, but in any event within forty-five days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i)

consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
          (c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 4.01(a) and 4.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
          Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 4.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings) or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 4.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
     Section 4.02 Certificates; Other Information.
          Deliver to the Trustee for prompt further distribution to each Holder:
          (a) no later than five days after the delivery of the financial statements referred to in Section 4.01(a), a certificate of its independent registered public accounting firm certifying such financial statements;
          (b) no later than five days after the delivery of the financial statements referred to in Sections 4.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Issuer;
          (c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Issuer files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Trustee pursuant hereto;

          (d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Obligor (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Obligor or of any of its Subsidiaries pursuant to the terms of the First Lien Credit Agreement, High Yield Notes Documentation, Junior Financing Documentation or Permitted Refinancing Indebtedness Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Holders pursuant to any other clause of this Section 4.02;
          (e) together with the delivery of the financial statements pursuant to Section 4.01(a) and each Compliance Certificate pursuant to Section 4.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Second Lien Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report) (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory redemption under Section 3.08 and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and
          (f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Obligor or any Subsidiary, or compliance with the terms of the Note Documents, as the Trustee or any Holder (or any Threshold Holder presenting Evidence of Holder Status) through the Trustee may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 4.01(a) or (b) or Section 4.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Issuer posts such documents, or provides a link thereto on Holdings’ or the Issuer’s website on the Internet at www.travelport.com; or (ii) on which such documents are posted on Holdings’ or the Issuer’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Holder and the Trustee have access (whether a commercial, third-party website or whether sponsored by the Trustee or Collateral Agent); provided that: (i) upon written request by the Trustee, the Issuer shall deliver paper copies of such documents to the Trustee for further distribution to each Holder until a written request to cease delivering paper copies is given by the Trustee and (ii) the Issuer shall notify (which may be by facsimile or electronic mail in PDF format) the Trustee of the posting of any such documents and provide to the Trustee by electronic mail electronic in PDF format versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Issuer shall be required to provide paper copies of the Compliance Certificates required by Section 4.02(b) to the Trustee. Each Holder shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Trustee and maintaining its copies of such documents. The Trustee shall have no responsibility whatsoever to determine if such posting or electronic delivery has occurred.
     Section 4.03 Notices.
          Promptly after obtaining knowledge thereof, notify the Trustee (in the case of clauses (a) and (c) below, for prompt further distribution to each Holder):

          (a) of the occurrence of any Default;
          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Obligor or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Obligor or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Obligor or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Obligor or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event; and
          (c) of any amendments, restatements, supplements or other material modifications to the First Lien Debt Documents.
          Each notice pursuant to this Section 4.03 shall be accompanied by a written statement of a Responsible Officer of the Issuer (x) that such notice is being delivered pursuant to Section 4.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Issuer has taken and proposes to take with respect thereto.
     Section 4.04 Payment of Obligations.
          Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
     Section 4.05 Preservation of Existence, Etc.
          (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 5.04 or 5.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 5.04 or 5.05.
     Section 4.06 Maintenance of Properties.
          Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
     Section 4.07 Maintenance of Insurance.

          Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, Issuer and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
     Section 4.08 Compliance with Laws.
          Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Section 4.09 Books and Records.
          Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be.
     Section 4.10 Inspection Rights.
          Permit representatives and independent contractors of the Trustee and each Holder (and each Threshold Holder presenting Evidence of Holder Status) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Issuer and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Issuer; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Trustee on behalf of the Holders may exercise rights of the Trustee and the Holders under this Section 4.10 and the Trustee shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default; provided further that, when an Event of Default exists, the Trustee or any Holder, or any Threshold Holder presenting Evidence of Holder Status (or any of their respective representatives or independent contractors), may do any of the foregoing at the expense of the Issuer at any time during normal business hours and upon reasonable advance notice. The Trustee and the Holders shall give the Issuer the opportunity to participate in any discussions with Holdings’ independent public accountants.
     Section 4.11 Covenant to Guarantee Obligations and Give Security.
          At the Issuer’s expense, take all action necessary or reasonably requested by the Trustee to ensure that the Collateral and Guarantee Requirement continues to be satisfied at all times, including but in any such case subject to Section 4.17 and the terms of the Intercreditor Agreement.
          (a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded

Subsidiary) by any Obligor or the designation in accordance with Section 4.14 of any existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:
          (i) within thirty days after such formation, acquisition or designation or such longer period as the Collateral Agent may agree in its discretion:
          (A) cause each such Restricted Subsidiary that is or is required to be a Domestic Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $7,250,000 in detail reasonably satisfactory to the Collateral Agent;
          (B) cause (x) each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent Mortgages, Second Lien Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 4.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Mortgages, Second Lien Security Agreement, Intellectual Property Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent such Second Lien Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Second Lien Security Agreement in effect on Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
          (C) (x) cause each such Restricted Subsidiary that is required to become a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and
          (D) take, and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to take, whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Trustee to vest in the Trustee (or in any representative of the Trustee designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;
          (ii) within thirty days after the request therefor by the Trustee, deliver to the Trustee a signed copy of an opinion, addressed to the Second Lien Secured Parties, of counsel for the Obligors reasonably acceptable to the Trustee as to such matters set forth in this Section 4.11(a) as the Trustee may reasonably request; and
          (iii) as promptly as practicable after the request therefor by the Trustee, deliver to the Trustee with respect to each parcel of real property that is owned by such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement and has a book value in excess of $7,250,000 any existing title reports, surveys or environmental assessment reports.
          (b) (i) [Reserved].
          (ii) after the Closing Date, promptly after (x) the acquisition of any material personal property by the Issuer or any Domestic Guarantor or (y) the acquisition of any owned real property by the Issuer or any Domestic Guarantor with a book value in excess of $7,250,000, and if such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Issuer shall give notice thereof to the Collateral Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the Issuer or relevant Domestic Guarantor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 4.13(b) with respect to real property.
          (c) with respect to each domestic deposit account and other domestic bank and securities accounts (other than Excluded Accounts (as defined in the Second Lien Security Agreement)), maintained by the Issuer or any Domestic Guarantor with any depositary bank or securities intermediary, subject to the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent to the applicable depositary bank or securities intermediary, with a copy to the Issuer or any Domestic Guarantor, as applicable, that a Discharge of First Priority Claims (as defined in the Intercreditor Agreement) has occurred (such date, the “Discharge Date”), the Issuer and each applicable Domestic Guarantor, shall enter into a control agreement in favor of the Collateral Agent with such depositary bank or securities intermediary as soon as practicable but in no event later than one hundred and twenty days of the Discharge Date (or such longer period as the Collateral Agent may agree in writing in its reasonable discretion).
     Section 4.12 Compliance with Environmental Laws.
          Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
     Section 4.13 Further Assurances and Post-Closing Conditions.
          (a) Promptly upon reasonable request by the Trustee or the Required Holders (or Specified Holders that beneficially own or hold, in the aggregate, a majority in principal amount of the outstanding Notes and that present Evidence of Holder Status) (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Trustee or the Required Holders may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
          (b) In the case of any real property referred to in Section 4.11(b), provide the Trustee with Mortgages with respect to such owned real property within thirty days of the acquisition of, or entry into, or renewal of, a ground lease in respect of, such real property in each case together with:
          (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices as may be reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Trustee or the Collateral Agent (as appropriate) for the benefit of the Second Lien Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Trustee;
          (ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, as are reasonably acceptable to (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Administrative Agent (provided that the corresponding Mortgage Policy delivered to the First Priority Administrative Agent under the First Lien Credit Agreement is substantially identical, other than as to priority, to the Mortgage Policy delivered to the Collateral Agent hereunder), and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders (in each case, not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by reputable title insurers, insuring the Mortgages to be valid subsisting second priority Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 5.01, and providing for such other affirmative insurance (including endorsements for future advances under the Note Documents) and such coinsurance and direct access reinsurance as may be requested by (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Administrative Agent, and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders;
          (iii) opinions of local counsel for the Obligors in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Administrative Agent (provided that the corresponding opinions delivered to the First Priority Administrative Agent under the First Lien Credit Agreement are substantially identical, other than as to priority, to the opinions delivered to the Trustee hereunder), and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders;
          (iv) evidence that each such space lease contains a provision permitting a collateral assignment with respect to such provisions; and
          (v) such other evidence that all other actions that the Trustee may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.
     Section 4.14 Designation of Subsidiaries.
          The board of directors of Holdings may at any time on or prior to the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (i) immediately before and after such designation, no Default shall have occurred and be continuing and (ii) no Subsidiary (other than Orbitz TopCo and its Subsidiaries) may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the First Lien Credit Agreement or any Junior Financing, as applicable. Orbitz TopCo and its Subsidiaries shall continue to be Unrestricted Subsidiaries unless and until designated as a Restricted Subsidiary in accordance with the other provisions of the Note Documents, or of the First Lien Debt Documents, applicable to designating Unrestricted Subsidiaries as Restricted Subsidiaries, and Travelport Guarantor shall continue to be an Unrestricted Subsidiary until the Settlement Date (as defined in the PIK Credit

Agreement). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Holdings therein at the date of designation in an amount equal to the net book value of Holdings’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
     Section 4.15 Flood Insurance.
          With respect to each Mortgaged Property, obtain flood insurance in such total amount as reasonably satisfactory to (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Administrative Agent (provided that the corresponding Mortgage Policy delivered to the First Priority Administrative Agent under the First Lien Credit Agreement is substantially identical, other than as to priority, to the Mortgage Policy delivered to the Collateral Agent hereunder), and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
     Section 4.16 Orbitz Indebtedness.
          If Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business and that is not then an Obligor Guarantees or otherwise becomes liable for any Indebtedness of Holdings and its Subsidiaries (other than Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business), such Person shall become subject to the Collateral and Guarantee Requirement hereunder as if such Person were a Restricted Subsidiary (it being understood that in such case such Person shall, other than for purposes of granting guarantees and collateral pursuant to the Collateral and Guarantee Requirement, not be considered a Restricted Subsidiary hereunder).
     Section 4.17 Post-Closing Matters.
          (a) To the extent such items have not been delivered as of the Closing Date, within one hundred and twenty days after the Closing Date, the Issuer and the applicable Domestic Guarantor shall deliver to the Collateral Agent: (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Obligors located at 5350 South Valentia Way, Greenwood Village, Colorado and (y) the Mortgaged Properties duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid second priority Lien on the property described therein, free and clear of all other Liens except as expressly permitted by Section 5.01, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably require, (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property, and

(iv) evidence that all other actions, recordings and filings in connection with the Mortgage that the Collateral Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that, the applicable Obligor shall not be required to deliver the foregoing items if such Mortgaged Property shall have been sold, transferred or otherwise disposed of pursuant to a Disposition permitted by Section 5.05 within one hundred and twenty days after the Closing Date.
          Within two hundred and seventy days after the Closing Date, Holdings shall use commercially reasonable efforts to ensure that the requirements set forth in clauses (i) and (j) of the Collateral and Guarantee Requirement are satisfied.
     Section 4.18 [Reserved.]
     Section 4.19 Taxes.
          The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
     Section 4.20 Payment of Notes.
          The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Cash Interest then due. PIK Interest shall automatically, without further action by any person, be considered paid, and the principal amount of the applicable Notes increased, in each case in an amount equal to the amount of the applicable PIK Interest, on the date such PIK Interest is due if the Trustee does not receive (i) advance notice by the Issuer of a payment of Cash Interest in the manner set forth in Section 2.15 or (ii) on or prior to the date such PIK Interest is due, additional PIK Notes issued by the Issuer in accordance with Section 2.15 in a principal amount equal to the amount of the applicable PIK Interest due on such date.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
     Section 4.21 Maintenance of Office or Agency.
          The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that, no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
     Section 4.22 Stay, Extension and Usury Laws.
          The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
     Section 4.23 Representations and Warranties.
          The Issuer represents and warrants to the Trustee, Collateral Agent and the Holders on the date hereof that:
          (a) Each of the Issuer, Guarantors and each of their Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Indenture and the Note Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) The execution, delivery and performance by each Obligor of each Note Document to which such Person is a party, and the issuance of the Notes, are within such Obligor’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 5.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          (c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Obligor of this Indenture or any other Note Document or the issuance of the Notes, (b) the grant by any Obligor of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Trustee or any Holder of its rights under the Note Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Obligors in favor of the Second Lien Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
          This Indenture and each other Note Document has been duly executed and delivered by each Obligor that is party thereto. This Indenture and each other Note Document constitutes a legal, valid and binding obligation of such Obligor, enforceable against each Obligor that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
ARTICLE 5
NEGATIVE COVENANTS
          From the Closing Date (and with retroactive effect from the Closing Date, such that actions and circumstances from the Closing Date and prior to the date hereof shall be considered as subject to the following covenants, and shall count toward the utilization of any applicable permissive basket) and until the Notes issued under this Indenture are no longer outstanding, Holdings and the Issuer shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:
     Section 5.01 Liens.

          Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
          (a) Liens pursuant to any Note Document;
          (b) Liens existing on the First Lien Original Issue Date and listed on Schedule 7.01(b) of the Second Lien Credit Agreement and any modifications, replacements, renewals or extensions thereof; provided that, (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 5.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 5.03;
          (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty days or, if more than thirty days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Issuer or any Restricted Subsidiary;
          (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Issuer or any material Subsidiary;
          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01;

          (i) Liens securing Indebtedness permitted under Section 5.03(e); provided that, (i) such Liens attach concurrently with or within two hundred and seventy days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that, individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
          (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings, the Issuer or any material Subsidiary or (ii) secure any Indebtedness;
          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 5.02(i) or to be applied against the purchase price for such Investment, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 5.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
          (n) Liens on property (i) of any Foreign Subsidiary that is not an Obligor as of the Closing Date and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 5.03;
          (o) Liens in favor of Holdings, the Issuer or a Restricted Subsidiary securing Indebtedness permitted under Section 5.03(d);
          (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 4.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 5.03(e), (g) or (k);
          (q) any interest or title of a lessor under leases entered into by Holdings, the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;
          (r) Liens (pari passu with the Liens securing the Obligations) on all or a portion of the Collateral to secure Permitted Refinancing Indebtedness and First Lien Credit Agreement Permitted Refinancing Indebtedness;
          (s) Liens encumbering out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Issuer or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Indenture;
          (t) Liens deemed to exist in connection with Investments in repurchase agreements under Section 5.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Issuer and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Issuer or any Restricted Subsidiary in the ordinary course of business;
          (v) Liens solely on any cash earnest money deposits made by Holdings, the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
          (w) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 5.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 5.03(g);
          (x) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;
          (y) Liens arising from precautionary Uniform Commercial Code financing statement filings;

          (z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
          (aa) Liens securing Indebtedness and other obligations under the First Lien Credit Agreement and the First Lien Debt Documents (including Liens securing any First Lien Credit Agreement Permitted Refinancing Indebtedness); and
          (bb) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $94,250,000.
          Notwithstanding the foregoing, no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 5.01(a), (b), (c), (h), (j), (m), (o), (p), (r), (u)(iii), (w) or (aa), and no Liens (other than those referred to in Section 5.01(a), (r) or (aa)) shall be permitted on the Collateral consisting of the Equity Interests of the Issuer or the Foreign Holdco.
          Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on any Mortgaged Property other than pursuant to clauses (a), (b), (c), (d), (g), (h), (j), (p), (q), (r), (x) and (aa) of this Section 5.01 (to the extent, with reference to clause (j) of this Section 5.01, the Issuer and the applicable Obligor shall use commercially reasonable efforts to cause such leases, licenses, subleases or sublicenses to be subordinate to the lien of any Mortgage).
     Section 5.02 Investments.
          Make or hold any Investments, except:
          (a) Investments by Holdings, the Issuer or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
          (b) loans or advances to officers, directors and employees of Holdings, the Issuer and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or after a Qualifying IPO, the Issuer or any Intermediate Holding Company) (provided that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $9,425,000;
          (c) Investments (i) by Holdings, the Issuer or any Restricted Subsidiary in any Obligor (excluding any new Restricted Subsidiary which becomes an Obligor and excluding any Foreign Subsidiary), (ii) by any Restricted Subsidiary that is not an Obligor in any other such Restricted Subsidiary that is also not an Obligor and (iii) by the Issuer or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not an Obligor; provided that, the aggregate amount of such Investments in Persons that are not Obligors (together with, but without duplication of, (a) the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Obligors pursuant to Section 5.02(i)(B), (b) the aggregate consideration paid on or prior to the Closing Date in respect of Permitted Acquisitions of Persons that did not become Obligors pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement,

and (c) any amounts invested in Foreign Subsidiaries that are not Obligors on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement, but in each case after giving effect to any Investment permitted by Section 5.02(q)(including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment) or (B) in any Foreign Subsidiary that is an Obligor, consisting of the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Issuer or such Restricted Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made, (C) in any Foreign Subsidiary, constituting an exchange of Equity Interests of such Foreign Subsidiary for Indebtedness of such Foreign Subsidiary or (D) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Obligor, to the extent such Guarantees are permitted under Section 5.03 and (iv) by any Foreign Subsidiary that is an Obligor in any other Foreign Subsidiary that is an Obligor (other than any new Restricted Subsidiary that becomes an Obligor);
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
          (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 5.01, 5.03, 5.04, 5.05 and 5.06, respectively;
          (f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) of the Second Lien Credit Agreement and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by Holdings, the Issuer or any Restricted Subsidiary in the Issuer or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that, the amount of any Investment permitted pursuant to this Section 5.02(f) is not materially increased from the amount of such Investment on the Closing Date via the transfer of assets from any of Holdings or any Subsidiary thereof to such Investment;
          (g) Investments in Swap Contracts permitted under Section 5.03;
          (h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 5.05;
          (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of Holdings (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 5.02(i) (each, a “Permitted Acquisition”):

          (A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Obligor and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 4.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);
          (B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Obligors (together with, but without duplication of, (a) the aggregate amount of all Investments in Foreign Subsidiaries that are not Obligors pursuant to Section 5.02(c)(iii)(A), (b) the aggregate amount of Investments in Foreign Subsidiaries that are not Obligors made on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement, and (c) any amounts paid on or prior to the Closing Date pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement, but in each case after giving effect to any Investments permitted under Section 7.02(q) (including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment);
          (C) the acquired property, assets, business or Person is in the same line of business as Holdings and the Subsidiaries, taken as a whole;
          (D) the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);
          (E) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and
          (F) the Issuer shall have delivered to the Trustee, on behalf of the Holders no later than five Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Trustee, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition
          (j) the First Lien Original Issue Date Transaction and the Investment Transaction;
          (k) Investments in the ordinary course of business consisting of “Article 3” endorsements for collection or deposit and “Article 4” customary trade arrangements with customers consistent with past practices;

          (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
          (m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 5.06(h), (i) or (j);
          (n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $26,000,000 in the aggregate, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (o) advances of payroll payments to employees in the ordinary course of business;
          (p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or the Issuer or an Intermediate Holding Company after a Qualifying IPO of Holdings, the Issuer or such Intermediate Holding Company);
          (q) Investments held by a Restricted Subsidiary (acquired after the Closing Date or of a corporation merged into the Issuer or merged or consolidated with a Restricted Subsidiary in accordance with Section 5.04 after the Closing Date), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (r) Guarantees by Holdings, the Issuer or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
          (s) [Reserved]; and
          (t) any Investments in Orbitz TopCo, so long as the amount actually invested in Orbitz TopCo by Holdings or a Restricted Subsidiary does not increase upon and following the Orbitz IPO (it being understood that increases in the value of Orbitz TopCo upon and following the Orbitz IPO that do not result from Investments by Holdings or a Restricted Subsidiary in Orbitz TopCo shall be permitted by this clause (t));
provided that (x) the only Investment in Travelport Guarantor that shall be permitted to be made under this Section 5.02 shall be pursuant to the Investment Transaction and (y) no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 5.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.
     Section 5.03 Indebtedness.
          Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness of Holdings, the Issuer and any of its Subsidiaries under the Note Documents (including any increase in the outstanding principal amount of the Notes in respect of a PIK Payment in accordance with the terms of this Indenture) and any Obligations remaining under the Second Lien Credit Agreement as of the date hereof;
          (b) Indebtedness (i) outstanding on the First Lien Original Issue Date and listed on Schedule 7.03(b) and, other than in respect of any letter of credit or any surety bond listed thereon or any drawing upon any such letter of credit or surety bond, any Permitted Refinancing thereof; and (ii) intercompany Indebtedness outstanding on the First Lien Original Issue Date;
          (c) Guarantees by Holdings, the Issuer or any Restricted Subsidiary in respect of Indebtedness of Holdings, the Issuer or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not an Obligor may not, by virtue of this Section 5.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 5.03); provided that, (A) no Guarantee by any Restricted Subsidiary of any Indebtedness, the First Lien Credit Agreement, any High Yield Note, Junior Financing, Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Second Lien Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Holders as those contained in the subordination of such Indebtedness;
          (d) Indebtedness of Holdings, the Issuer or any Restricted Subsidiary owing to Holdings, the Issuer or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 5.02; provided that, all such Indebtedness of any Obligor owed to any Person that is not an Obligor shall be subject to the subordination terms set forth in Section 5.03 of the Second Lien Security Agreement;
          (e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that, such Indebtedness is incurred concurrently with or within two hundred and seventy days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 5.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that, the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this Section 5.03(e) shall not exceed 5.0% of Total Assets at such time;

          (f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
          (g) Indebtedness of the Issuer, any Foreign Subsidiary or any Guarantor (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom and (B) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g) does not exceed $145,000,000; provided that, the aggregate amount of Indebtedness outstanding at Persons that are not Obligors pursuant to this clause (g) and clause (n) below shall not exceed $100,000,000 at any one time;
          (h) (i) Indebtedness of Holdings, the Issuer or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition; provided that, such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided that, in each case, such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured, (w) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Issuer as the terms and conditions of the High Yield Notes as of the Closing Date, and (z) with respect to such Indebtedness described in the immediately preceding clause (B) or any Permitted Refinancing thereof, is incurred by the Issuer or a Guarantor; provided further that, notwithstanding anything contained in the Note Documents to the contrary, (a) the maximum principal amount of all Indebtedness described in clause (A) of this paragraph (together with any Permitted Refinancing of Indebtedness in respect thereof) with respect to which a Restricted Subsidiary that is not a Guarantor may become liable shall be $145,000,000 and (b) the only obligors with respect to any Indebtedness incurred pursuant to clause (A) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be of those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition;
          (i) Indebtedness representing deferred compensation to employees of the Issuer and the Restricted Subsidiaries incurred in the ordinary course of business;
          (j) Indebtedness to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 5.06;
          (k) Indebtedness incurred by Holdings, the Issuer or any Restricted Subsidiary in a Permitted Acquisition, any other Investment expressly permitted hereunder or any

Disposition to the extent constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
          (l) Indebtedness consisting of obligations of Holdings, the Issuer or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the First Lien Original Issue Date Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;
          (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
          (n) Indebtedness in an aggregate principal amount not to exceed $362,500,000, at any time outstanding; provided that, a maximum of $145,000,000 in aggregate principal amount of such Indebtedness (less the aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Guarantors outstanding at any time under Section 5.03(g)) may be incurred by Foreign Subsidiaries that are not Guarantors;
          (o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
          (p) Indebtedness incurred by Holdings, the Issuer or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that, any reimbursement obligations in respect thereof are reimbursed within thirty days following the incurrence thereof;
          (q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings, the Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
          (r) [Reserved];
          (s) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit, so long as such letter of credit is otherwise permitted under this Section 5.03;
          (t) Indebtedness in respect of the High Yield Notes and any Permitted Refinancing thereof;
          (u) Permitted Refinancing Indebtedness and First Lien Credit Agreement Permitted Refinancing Indebtedness;

          (v) Indebtedness under the First Lien Credit Agreement and the First Lien Debt Documents; and
          (w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above;
provided that, no Indebtedness that would otherwise be permitted under this Section 5.03 shall be permitted hereunder to the extent such Indebtedness constitutes a PIK Guarantee.
     Section 5.04 Fundamental Changes.
          Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
          (a) any Restricted Subsidiary may merge with (i) the Issuer (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that, (x) the Issuer shall be the continuing or surviving Person and (y) such merger does not result in the Issuer ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that, when any Restricted Subsidiary that is an Obligor is merging with another Restricted Subsidiary, an Obligor shall be the continuing or surviving Person;
          (b) (i) any Subsidiary that is not an Obligor may merge or consolidate with or into any other Subsidiary that is not an Obligor and (ii) any Subsidiary (other than the Issuer) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and if not materially disadvantageous to the Holders;
          (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Issuer or to another Restricted Subsidiary; provided that, if the transferor in such a transaction is a Guarantor or a Issuer, then (i) the transferee must either be the Issuer or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not an Obligor in accordance with Sections 5.02 and 5.03, respectively;
          (d) so long as no Default exists or would result therefrom, the Issuer may merge with any other Person; provided that, (i) the Issuer shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Issuer (any such Person, the “Successor Issuer”), (A) the Successor Issuer shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Issuer shall expressly assume all the obligations of the Issuer under this Indenture and the other Note Documents to which the Issuer is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Collateral Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Second Lien Guaranty confirmed that its Guarantee shall apply to the Successor Issuer’s obligations under this

Indenture, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Second Lien Security Agreement confirmed that its obligations thereunder shall apply to the Successor Issuer’s obligations under this Indenture, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Issuer’s obligations under this Indenture, and (F) the Issuer shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Indenture or any Collateral Document comply with this Indenture; provided further that, if the foregoing are satisfied, the Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture;
          (e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 5.02; provided that, the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 4.11;
          (f) so long as no Default exists or would result therefrom and no material assets have been transferred to such Subsidiaries from Holdings or any Subsidiary thereof from the Closing Date to the date of such dissolution or liquidation, the Subsidiaries listed on Schedule 7.04(f) of the Second Lien Credit Agreement may be dissolved or liquidated; and
          (g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 5.05.
     Section 5.05 Dispositions.
          Make any Disposition, except:
          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Issuer and the Restricted Subsidiaries;
          (b) Dispositions of inventory and immaterial assets in the ordinary course of business;
          (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
          (d) Dispositions of property to the Issuer or to a Restricted Subsidiary; provided that, if the transferor of such property is a Guarantor or a Issuer (i) the transferee thereof must either be a Issuer or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 5.02;

          (e) Dispositions permitted by Sections 5.04 and 5.06 and Liens permitted by Section 5.01 and Investments permitted by Section 5.02;
          (f) Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that, (i) with respect to such property owned by Holdings, the Issuer or any Restricted Subsidiary on the Closing Date, the fair market value of all property so Disposed of after the Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 5.05(j)) shall not exceed 6.5% of Total Assets per year and (ii) with respect to such property acquired by Holdings, the Issuer or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy days after the acquisition or construction (as applicable) of such property;
          (g) Dispositions in the ordinary course of business of Cash Equivalents;
          (h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Issuer and the Restricted Subsidiaries;
          (i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
          (j) Dispositions of property not otherwise permitted under this Section 5.05; provided that, (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 5.05(f)) shall not exceed 6.5% of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $18,850,000, Holdings, the Issuer or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 5.01 and Liens permitted by Section 5.01(s) and clauses (i) and (ii) of Section 5.01(u)); provided, however that, for the purposes of this clause (iii), (A) any liabilities (as shown on Holdings’, the Issuer’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings, the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Issuer and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Holdings, the Issuer or such Restricted Subsidiary from such transferee that are converted by Holdings, the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within one hundred and eighty days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by Holdings, the Issuer or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of Total Assets (as such term is defined in each of the Senior Notes Indentures as of the Closing Date) at the

time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
          (k) any Disposition of any Subsidiary listed on Schedule 7.05(k) of the Second Lien Credit Agreement, so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof from the Closing Date to the date of such Disposition;
          (l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
          (m) any Disposition of any Subsidiary listed on Schedule 7.05(m) of the Second Lien Credit Agreement to any wholly owned Subsidiary that is not an Obligor so long as no material assets are transferred to any such Subsidiary from Holdings or any Subsidiary thereof from the Closing Date to the date of such Disposition;
          (n) any Disposition of Equity Interests of Orbitz TopCo; provided that, if the obligations under the First Lien Credit Agreement have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully collateralized), then Net Cash Proceeds of such Disposition shall be subject to Section 3.08 hereof;
          (o) entry into the Permitted Disposition Agreement and consummation of the Permitted Disposition; provided that, (i) the Permitted Disposition shall not be consummated unless at least $655,000,000 of Net Cash Proceeds will be received by the Issuer and/or its Subsidiaries (other than an Unrestricted Subsidiary) upon consummation thereof, (ii) such Net Cash Proceeds shall have been applied to prepay First Lien Loans pursuant to Section 2.05(b)(ii) of the First Lien Credit Agreement; (iii) notwithstanding any provision to the contrary contained in the Note Documents, the Permitted Disposition shall only be made pursuant to and in accordance with this Section 5.05(o) and not pursuant to any other provision of this Indenture, and (iv) the Issuer shall give prompt written notice to the Trustee of the earlier to occur of (A) the termination or expiration of the Permitted Disposition Agreement and (B) the consummation of the Permitted Disposition;
          (p) any Disposition consisting of a substantially concurrent cancellation of the Tranche A Intercompany Note and Series A Notes in the event that the Permitted Transfer Date fails to occur on or prior to September 30, 2012; and
          (q) the Disposition of Series A Notes to Travelport Guarantor pursuant to the Investment Transaction;
provided that, any Disposition of any property pursuant to this Section 5.05 (except pursuant to Sections 5.05(e), (m) and (q) and except for Dispositions from an Obligor to another Obligor), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 5.05 to any Person other than Holdings, the Issuer or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Note Documents, and, if requested by the Trustee, upon the certification by the Issuer that such Disposition is permitted by this Indenture, the Trustee or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
     Section 5.06 Restricted Payments.
          Declare or make, directly or indirectly, any Restricted Payment, except:
          (a) the Issuer and each Restricted Subsidiary may make Restricted Payments to Holdings, the Issuer and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Holdings, the Issuer and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
          (b) Holdings, the Issuer and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 5.03) of such Person;
          (c) [Reserved];
          (d) Restricted Payments made on August 23, 2006 to consummate the Original Issue Date Transactions (as defined in the First Lien Credit Agreement as in effect on the Closing Date);
          (e) to the extent constituting Restricted Payments, Holdings, the Issuer and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 5.04 or 5.08 other than Section 5.08(f);
          (f) repurchases of Equity Interests in Holdings, the Issuer or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
          (g) Holdings (or the Issuer or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Issuer or such Intermediate Holding Company, as the case may be) may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Issuer or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Issuer or such Intermediate Holding Company, as the case may be) by any future, present or former employee or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of Holdings or any of its Subsidiaries; provided that, the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $37,700,000, in any calendar year (which shall increase to $47,125,000 subsequent to the consummation of a Qualifying IPO of Holdings, the Issuer or such Intermediate Holding Company, as the case may be) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $47,125,000 in any calendar year (which shall increase to $94,250,000, subsequent to the consummation of a Qualifying IPO of Holdings, the Issuer or such Intermediate Holding Company, as the case may be)); provided further that, such amount in any calendar year may be increased by an amount not to exceed:
          (i) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the Net Cash Proceeds from the sale of such Equity Interests have been Not Otherwise Applied to the payment of Restricted Payments by virtue of Section 5.06(i); plus
          (ii) the Net Cash Proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries; less
          (iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 5.06(g):
provided further that any cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings’ direct or indirect parent companies or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will be deemed not to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;
          (h) the Issuer and its Restricted Subsidiaries may make Restricted Payments to Holdings:
          (i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Issuer or its Subsidiaries determined as if the Issuer and its Subsidiaries filed separately;
          (ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $5,655,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Issuer and its Subsidiaries;

          (iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
          (iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 5.06(g);
          (v) to finance any Investment permitted to be made pursuant to Section 5.02; provided that, (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 5.04) of the Person formed or acquired into the Issuer or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 4.11; and
          (vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) customary fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Indenture;
          (i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Issuer may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (A) prepayments, redemptions, purchases, defeasance and other payments in respect of Junior Financings made pursuant to Section 5.11(a)(ii)(D) and (B) loans and advances to Holdings made pursuant to Section 5.02(m) in lieu of Restricted Payments permitted by this clause (i), not to exceed the aggregate amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (j) [Reserved]; and
          (k) Restricted Payments made on or after the Closing Date to consummate the Restructuring Transaction (as defined in the Second Lien Credit Agreement as in effect on the date hereof) in an aggregate amount not to exceed $297,000,000.
     Section 5.07 Change in Nature of Business.
          Engage in any material line of business substantially different from those lines of business conducted by the Issuer and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.
     Section 5.08 Transactions with Affiliates.
          Enter into any transaction of any kind with any Affiliate of Holdings whether or not in the ordinary course of business, other than (a) transactions among Obligors or any

Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Issuer or such Restricted Subsidiary as would be obtainable by Holdings, the Issuer or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the First Lien Original Issue Date Transaction or the Investment Transaction, (d) the issuance of Equity Interests to the management of Holdings or any of its Subsidiaries in connection with the First Lien Original Issue Date Transaction, (e) the payment of management and monitoring fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the First Lien Original Issue Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the First Lien Original Issue Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings permitted under Section 5.06, (g) loans and other transactions by Holdings, the Issuer and the Restricted Subsidiaries to the extent permitted under this Article 5, (h) employment and severance arrangements between Holdings, the Issuer and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Issuer and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Issuer and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Issuer and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Issuer and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 of the Second Lien Credit Agreement or any amendment thereto to the extent such an amendment is not adverse to the Holders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 5.06, (m) customary payments by Holdings, the Issuer and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith, and (n) the consummation of the Investment Transaction.
     Section 5.09 Burdensome Agreements.
          Enter into or permit to exist any Contractual Obligation (other than this Indenture or any other Note Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Issuer or any Guarantor or (b) the Issuer or any Obligor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Holders with respect to the Obligations or under the Note Documents; provided that, the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the First Lien Original Issue Date and (to the extent not otherwise permitted by this Section 5.09) are listed on Schedule 7.09 of the Second Lien Credit Agreement and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided further that, this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 4.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not an Obligor which is permitted by Section 5.03, (iv) arise in connection with any Disposition permitted by Section 505, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 5.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 5.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 5.03(e) or 5.03(g) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 5.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or (xii) are restrictions set forth in the First Lien Debt Documents, any Permitted Refinancing Indebtedness Documentation or First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation.
     Section 5.10 Accounting Changes.
          Make any change in fiscal year; provided, however that, Holdings may, upon written notice to the Trustee, change its fiscal year to any other fiscal year reasonably acceptable to (x) until the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the First Priority Collateral Agent , and (y) from and after the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), the Required Holders, in each which case, the Issuer and the Trustee will, and are hereby authorized by the Holders to, make any adjustments to this Indenture that are necessary to reflect such change in fiscal year.
     Section 5.11 Prepayments, Etc. of Indebtedness.
          (a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner or make any payment of interest in respect of, the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 5.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Note Documents (collectively, “Junior Financing”) or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation, except (A) the refinancing thereof with the Net Cash Proceeds of any

Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 5.03(h)), to the extent not required to redeem any Notes pursuant to Section 3.08 or of any Indebtedness of Holdings, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary to the extent expressly permitted by the Collateral Documents, (D) the payment of regularly scheduled interest in respect of Junior Financings, and (E) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 5.06(i) and (2) loans and advances to Holdings made pursuant to Section 5.02(m), not to exceed the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement that are Not Otherwise Applied).
          (b) Amend, modify or change in any manner materially adverse to the interests of the Holders any term or condition of any Junior Financing Documentation without the consent of the Collateral Agent.
     Section 5.12 Equity Interests of the Issuer and Restricted Subsidiaries.
          Permit any Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a sale of all of such Restricted Subsidiary or the designation of an Unrestricted Subsidiary pursuant to Section 4.14.
     Section 5.13 Holding Company; Foreign Subsidiaries.
          In the case of Holdings, Intermediate Parent and TDS Intermediate Parent, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Issuer and the Foreign Holdco or other Foreign Subsidiaries, (ii) the maintenance of its legal existence, (iii) the performance of the Note Documents, the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, (iv) the performance of the First Lien Debt Documents to which it is a party, (v) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article 5 or (vi) any transaction that Holdings, Intermediate Parent or TDS Intermediate Parent is permitted to enter into or consummate under this Article 5.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          An “Event of Default” wherever used herein, means any one of the following events:
          (a) Non-Payment. The Issuer or any other Obligor fails to pay (i) when and as required to be paid herein, any amount of principal on the Notes or (ii) within five Business

Days after the same becomes due, any interest on or with respect to the Notes or any amount payable hereunder or under or with respect to any other Note Document; or
          (b) Specific Covenants. Holdings or the Issuer fails to perform or observe any term, covenant or agreement contained in any of Sections 4.03(a) or 4.05(a) (solely with respect to Holdings and the Issuer) or Article 5; or
          (c) Other Defaults. Any Obligor fails to perform or observe any other covenant or agreement (not specified in Section 6.01(a) or (b) above) contained in any Note Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Trustee to the Issuer; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Issuer or any other Obligor herein, in any other Note Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. Any Obligor or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness (other than Indebtedness hereunder and the Indebtedness under the First Lien Debt Documents and First Lien Credit Agreement Permitted Refinancing Indebtedness) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness (other than Indebtedness hereunder and the Indebtedness under the First Lien Debt Documents and First Lien Credit Agreement Permitted Refinancing Indebtedness), or any other event occurs (other than, with respect to Indebtedness consisting of First Lien Secured Hedge Agreements, termination events or equivalent events pursuant to the terms of such First Lien Secured Hedge Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
          (f) Insolvency Proceedings, Etc. Any Obligor or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) Any Obligor or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Obligors, taken as a whole, and is not released, vacated or fully bonded within sixty days after its issue or levy; provided that, references in this clause (g) of Section 6.01 to any Restricted Subsidiary or Obligor shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of Holdings, have assets with a value in excess of 5% of the consolidated total assets of Holdings, Issuer and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of Holdings, the Issuer and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).
          (h) Judgments. There is entered against any Obligor or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Obligor under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or
          (j) Invalidity of Note Documents. Any material provision of any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 5.04 or 5.05) or as a result of acts or omissions by the Trustee or any Holder or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Obligor contests in writing the validity or enforceability of any provision of any Note Document; or any Obligor denies in writing that it has any or further liability or obligation under any Note Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Obligor; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the terms of this Agreement shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted under Section 5.04 or 5.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 5.01, except to the extent that any such loss of perfection or priority results from the failure of the Trustee or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, (ii) any of the Equity Interests of the Issuer ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement, Liens created by the First Lien Collateral Documents, Liens created by the collateral documents governing any Permitted Refinancing Indebtedness, or any nonconsensual Liens arising solely by operation of Law or (iii) the Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder; or
          (m) Junior Financing Documentation. (i) Any of the Obligations of the Obligors under the Note Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.
          (n) Default under First Lien Debt Documents. (i) Any Obligor or any Restricted Subsidiary fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the First Lien Debt Documents or First Lien Credit Agreement Permitted Refinancing Indebtedness, or (ii) the maturity of the Indebtedness under the First Lien Debt Documents or First Lien Credit Agreement Permitted Refinancing Indebtedness shall have been accelerated.
     Section 6.02 Acceleration.
          If an Event of Default specified in clause (a) of Section 6.01 hereof occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.
          Notwithstanding the foregoing, in the case of an Event of Default arising under clause (f) or (g) of Section 6.01 hereof, all outstanding Notes shall be due and payable immediately without further action or notice.
          The Required Holders by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium (if any) that has become due solely because of the acceleration) have been cured or waived.
     Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults.
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder; provided, subject to Section 6.02 hereof, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05 Control by Majority.
          Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

     Section 6.06 Limitation on Suits.
          No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
          (2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
          (3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
          (4) the Trustee has not complied with such request within sixty days after the receipt thereof and the offer of security or indemnity; and
          (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such sixty day period.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     Section 6.07 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.08 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
     Section 6.09 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.10 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.11 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.12 Priorities.
          After the exercise of remedies provided for in this Article 6 (or after the Notes have automatically become immediately due and payable as set forth in the second paragraph of Section 6.02), any amounts received on account of the Obligations shall be applied by the Trustee in the following order:

          (i) to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 13.21 and amounts payable under Article 14) payable to the Trustee in its capacity as such;
          (ii) to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Holders (including Attorney Costs payable under Sections 10.04 and 10.05 and amounts payable under Article 14), ratably among them in proportion to the amounts described in this clause (ii) payable to them;
          (iii) to payment of the Obligations due and unpaid on the Series B Notes for principal and interest, if any, ratably among the Holders of Series B Notes;
          (iv) to payment of the Obligations due and unpaid on the Series A Notes for principal and interest, if any, ratably among the Holders of Series A Notes;
          (v) to the payment of all other Obligations of the Obligors that are due and payable to the Trustee, the Collateral Agent, the Holders, the Agents and each other Second Lien Secured Party, ratably based upon the respective aggregate amounts of all such Obligations owing to each such Person on such date; and
          (vi) the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Issuer or as otherwise required by Laws.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.12.
     Section 6.13 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
     Section 6.14 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a mandatory redemption), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

ARTICLE 7
TRUSTEE
     Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (k) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Holder or the Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05 Notice of Defaults; Reports.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within ten days after the later of the occurrence thereof and the Trustee’s obtaining knowledge or notice thereof. The Trustee may not withhold from the Holders notice of any continuing Default. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee in accordance with Section 13.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes.
          If any document, report or other information is delivered to the Trustee for further distribution to the Holders, pursuant to the provisions of Sections 4.01, 4.02 or 4.03(a) or (c), then the Trustee shall promptly distribute such document, report, or other information to the Holders.

     Section 7.06 Reports by Trustee to Holders of the Notes.
          Within sixty days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (as if the Trust Indenture Act applied to this Indenture) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2) (as if the Trust Indenture Act applied to this Indenture). The Trustee shall also transmit by mail all reports as specified in Trust Indenture Act Section 313(c) (as if the Trust Indenture Act applied to this Indenture).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer. The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.
     Section 7.07 Compensation and Indemnity.
          The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10 hereof;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within sixty days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5) (as if the Trust Indenture Act applied to this Indenture). The Trustee shall be subject to Trust Indenture Act Section 310(b) (as if the Trust Indenture Act applied to this Indenture).
     Section 7.11 Preferential Collection of Claims Against Issuer.
          The Trustee shall be subject to Trust Indenture Act Section 311(a) (as if the Trust Indenture Act applied to this Indenture), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein (as if the Trust Indenture Act applied to this Indenture).
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
     Section 8.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal

Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
          (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
          (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
          (d) this Section 8.02.
          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
     Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.01 through 4.13, Section 4.19 and Section 5.01, Sections 5.03 through 5.06 and Sections 5.08 through 5.09 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in

Section 8.04, Section 6.01(f) and Section 6.01(g) (in each case solely with respect to Restricted Subsidiaries) hereof shall not constitute Events of Default.
     Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Dollars, U.S. dollar-denominated Government Securities or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the First Lien Credit Agreement, the Senior Notes or the Senior Notes Indenture, the Senior Subordinated Notes or the Senior Subordinated Notes Indenture or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);
     (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;
     (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
     (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
     Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Holder or the Paying Agent (including the Issuer or a Guarantor acting as a Holder or the Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium (if any), and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to

Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06 Repayment to Issuer.
          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, any premium, or interest on any Note and remaining unclaimed for two years after such principal, and any premium, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
     Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, any premium, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency, provided that the rights of the Specified Holders are not adversely affected in any material respect;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders of Notes in the case of a merger of consolidation or disposition of all or substantially all of the Issuer’s or such Guarantor’s assets, in each case, which is permitted under this Indenture;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
     (6) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
     (7) to add a Guarantor under this Indenture;
     (8) making any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however that, (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a Second Lien Guaranty Supplement, and delivery of an Officer’s Certificate.
     Section 9.02 With Consent of Holders of Notes.
          Except as otherwise set forth in this Indenture and the Intercreditor Agreement, no amendment or waiver of any provision of this Indenture or any other Note Document, and no consent to any departure by the Issuer or any other Obligor therefrom, shall be effective unless in writing signed by the Required Holders and the Issuer or the applicable Obligor, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
     (a) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest hereunder or under the Notes without the written consent of each Holder directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory redemption of the Notes shall not constitute a postponement of any date scheduled for the payment of principal or interest;
     (b) reduce the principal of, or the rate of interest specified herein on, any Note, or (subject to clause (i) of the second proviso to this Section 9.02) any fees or other amounts payable hereunder or under any other Note Document without the written consent of each Holder directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Holders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Issuer to pay interest at the Default Rate;
     (c) change any provision of this Section 9.02, the definition of “Required Holders” or Sections 2.17, 6.12 or 9.05 without the written consent of each Holder affected thereby;
     (d) other than in a transaction permitted under Section 5.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Holder;
     (e) other than in a transaction permitted under Section 5.04 or Section 5.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Holder; or
     (f) change the currency in which any Note is denominated without the written consent of the Holder holding such Notes;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Trustee in addition to the Holders required above, affect the rights or duties of, or any fees or other amounts payable to, the Trustee under this Indenture or any other Note Document; and (ii) the consent of Holders holding more than 50% of outstanding principal amount of any Series of Notes shall be required with respect to any amendment that by its terms adversely affects the rights of such Series in a manner different than such amendment affects other Series (provided, that the Notes held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of such Holders holding more than 50% of such Series).
          Notwithstanding the foregoing, no consent of the Issuer or any Obligor shall be required for amendments or waivers to the Intercreditor Agreement except to the extent expressly set forth in the Intercreditor Agreement.

          Notwithstanding anything to the contrary contained in Section 9.02, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Indenture may be in a form reasonably determined by the Trustee and may be, together with this Indenture, amended and waived with the consent of the Trustee at the request of the Issuer without the need to obtain the consent of any other Holder if such amendment or waiver is delivered in order (i) to comply with local Laws or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Indenture and the other Note Documents.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture to effect any such amendment, waiver or consent, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
     Section 9.03 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.04 Trustee to Sign Amendments, Etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.04 hereof and evidence of the requisite Holder consents, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (provided that such Officer’s Certificate shall be delivered to the Trustee together with executed copies of the consents of the Requisite Holders in connection with such amendment, supplement or waiver, and such Officer’s Certificate and such executed copies shall be made available to any Specified Holder for examination and verification upon the request of such Specified Holder). Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a Second Lien Guaranty Supplement and delivery of an Officer’s Certificate.
     Section 9.05 Payment for Consent.
          Neither (x) the Issuer nor any Affiliate of the Issuer (other than an Investment Fund) nor (y) any Person who is at any time a “Permitted Holder” (as such term is defined as of the Closing Date in the PIK Credit Agreement) or an Affiliate thereof, shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
     Section 9.06 Additional Voting Terms.
          All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class, except as otherwise expressly specified. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 2.14.
     Section 9.07 Replacement of Specified Holders under Certain Circumstances.
          (a) In the event that (i) the Issuer or the Trustee has requested that the Holders consent to a departure or waiver of any provisions of the Note Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires, in accordance with the terms of Article 9, the agreement of all affected Holders or all the Holders with respect to a certain Series of the Notes and (iii) the Required Holders (and if applicable, Holders of a majority of outstanding principal amount of such Series), as determined in accordance with the applicable provisions of Article 9, have agreed to such consent, waiver or amendment, then any Specified Holder who does not, with respect to any of the Notes held by it, agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Holder” with respect to such Notes. For the avoidance of doubt, and in accordance with Section 1.05(f), a Specified Holder may be a Non-Consenting Holder with respect to all, or (by exercising the rights of a portion of its Notes in favor of such consent, waiver or amendment) less than all, of the Notes held by it.
          (b) If at any time (i) any Specified Holder becomes a Non-Consenting Holder with respect to any Notes held by it or (ii) the Issuer becomes obligated to pay a Specified Holder additional amounts or indemnity payments described in Section 14.01 or Section 14.03 as a result of any condition described in such Sections or any Specified Holder ceases to maintain

Eurocurrency Rate Debt as a result of any condition described in Section 14.02 or Section 14.03, then the Issuer may, on ten (10) Business Days’ prior written notice to the Trustee and such Specified Holder, replace such Specified Holder by causing such Specified Holder to (and such Specified Holder shall be obligated to) transfer pursuant to Section 2.06 all of its rights and obligations under this Indenture and the Notes with respect to which it is a Non-Consenting Holder to one or more other Persons; provided that neither the Trustee nor any Specified Holder shall have any obligation to the Issuer to find a replacement Specified Holder or other such Person; and provided further that (A) in the case of any replacement resulting from a Specified Holder becoming a Non-Consenting Holder, the applicable proposed replacement Specified Holders shall have agreed to the applicable departure, waiver or amendment of the Note Documents, and (B) in the case of any such replacement resulting from a claim for compensation under Section 14.03 or payments required to be made pursuant to Section 14.01, such replacement will result in a reduction in such compensation or payments.
          (c) Any replacement of a Specified Holder pursuant to Section 9.07(b) above shall be made in accordance with Section 2.06. Pursuant to such replacement, (A) the replacement Specified Holder shall acquire all or a portion, as the case may be, of the replaced Specified Holder’s outstanding Notes, (B) all obligations of the Issuer owing to the replaced Specified Holder relating to the Notes so assigned shall be paid in full, at par, by the replacement Specified Holder to such replaced Specified Holder concurrently with such transfer and (C) upon such payment, the replacement Specified Holder shall become a Specified Holder hereunder and the replaced Specified Holder shall cease to constitute a Specified Holder hereunder with respect to such transferred Notes, except with respect to indemnification provisions under this Indenture, which shall survive as to such replaced Specified Holder.
ARTICLE 10
GUARANTEES
     Section 10.01 Guarantee.
          Each of the Guarantors hereby reaffirms its guarantee of the Obligations made pursuant to the Second Lien Guaranty, which guarantee shall continue in full force and effect during the term of this Indenture and any renewals or extensions thereof and shall continue to guarantee the Obligations.
     Section 10.02 Reserved.
     Section 10.03 Reserved.
     Section 10.04 Reserved.
     Section 10.05 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11
SATISFACTION AND DISCHARGE
     Section 11.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:
     (1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee or Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes, cash in Dollars, U.S. dollar-denominated Government Securities or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (B) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the First Lien Credit Agreement, the Senior Notes (or the Senior Notes Indenture), the Senior Subordinated Notes (or the Senior Subordinated Notes Indenture) or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness);
     (C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
     (D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

          In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.
     Section 11.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee or Paying Agent pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Holder or Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that, if the Issuer has made any payment of principal of, premium (if any), or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
COLLATERAL DOCUMENTS
     Section 12.01 Collateral Documents.
          (a) In order to secure the due and punctual payment of the Notes, the Issuer and the Guarantors have entered into and delivered to the Collateral Agent the Second Lien Security Agreement and the other Collateral Documents, in each case, to which it is a party, to create the Liens on the Collateral securing their respective obligations under the Notes and the Guarantees. Each of the Obligors reaffirms the Liens granted pursuant to the Collateral Documents to the Collateral Agent for the benefit of the Trustee on behalf of the Holders and reaffirms that such Liens will continue in full force and effect during the term of this Indenture and any renewals or extensions thereof and shall continue to secure the Obligations and without limitation of the foregoing, each Domestic Grantor (as such term is defined in the Second Lien Security Agreement) hereby grants and reaffirms a security interest in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders in all right, title or interest in the Article 9 Collateral (as such term is defined in the Second Lien Security Agreement) in order to secure the due and punctual payment of the Notes, pursuant to the Second Lien Security

Agreement. The obligations of the Obligors under the Collateral Documents, and the Liens securing the Obligations, shall be subject to the Intercreditor Agreement to the extent set forth in Section 13.20.
          (b) The Issuer and the Guarantors shall comply with all covenants and agreements contained in the Collateral Documents.
          (c) Until the Notes are discharged in full or are otherwise no longer outstanding (whether pursuant to any Insolvency Proceeding or otherwise), all remedies and enforcement actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Agent in respect of the Collateral shall be undertaken solely at the instruction of Holders of a majority in aggregate principal amount of the then outstanding Notes, including without limitation:
          (i) the exercise or forbearance from exercise of rights and remedies with respect to the Collateral and enforcement of Liens securing the Note Documents;
          (ii) the exercise or forbearance from exercise of rights and powers of a holder of capital stock included in the Collateral;
          (iii) the acceptance of Collateral in full or partial satisfaction of any secured Indebtedness; and
          (iv) the exercise and forbearance from exercise of all rights and remedies of a secured party under the UCC or any similar law of any applicable jurisdiction or equity;
provided, however that, any actions constituting a release of all or substantially all of the Collateral shall require the consent of all Holders of the Notes.
          (d) Until the Notes are discharged in full or are otherwise no longer outstanding, no Second Lien Secured Party (including any individual Holder of Notes in its capacity as such) other than the Trustee or Collateral Agent shall have any right to:
          (i) sue, ask or demand or join with any other party to cause the Issuer or any of its Guarantors to commence any Insolvency Proceeding that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to any Second Lien Secured Party in respect of the Liens granted to the Collateral Agent in the Collateral under the Collateral Documents;
          (ii) contest any lawful exercise by the Collateral Agent acting at the direction of, or as consented to by, the Holders of a majority in aggregate principal amount of the then outstanding Notes, of any remedy or foreclosure of the Liens on the Collateral;
          (iii) contest any other request for judicial relief made in any court by the Collateral Agent at the direction of, or as consented to by, the Holders of a majority in aggregate principal amount of the then outstanding Notes or

          (iv) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens granted to the Collateral Agent in the Collateral under the Collateral Documents, in any Insolvency Proceeding.
Notwithstanding the foregoing, any Holder may take any actions and exercise any and all rights available to a holder of unsecured claims so long as not in contravention of the restrictions set forth above or in the Intercreditor Agreement, including the commencement of a Insolvency Proceeding against the Issuer or any of the Guarantors as an unsecured creditor or any suit to enforce payment of principal and interest on the Notes or under any Guarantee.
     Section 12.02 Authorization of Actions to Be Taken.
          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, in each case, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent and the Trustee to enter into the Intercreditor Agreement and the other Collateral Documents, and authorizes and empowers the Collateral Agent and the Trustee to perform their respective obligations, exercise their respective rights and powers and take any action permitted or required hereunder or thereunder.
          (b) Each of the Collateral Agent and the Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Intercreditor Agreement and the other Collateral Documents and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
          (c) If an Event of Default occurs under this Indenture, the Trustee shall deliver to the Collateral Agent a written notice of such Event of Default. Subject to Article 7 hereof and the Intercreditor Agreement, the Trustee, pursuant to the written direction of Holders representing a majority of principal amount of Notes then outstanding, shall or, in its sole discretion and without the consent of the Holders of Notes, may direct the Collateral Agent with respect to any action, omission, forbearance, enforcement or exercise of remedies with respect to the Collateral. Subject to the terms of the Intercreditor Agreement, each of the Collateral Agent and the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Notes and the Guarantees or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as it may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens securing the Notes and the Guarantees or be prejudicial to the interests of Holders of Notes, the Collateral Agent or the Trustee.
     Section 12.03 Further Assurances.

          (a) Subject to the terms of the Intercreditor Agreement, each of the Issuer and the Guarantors shall, at its own expense, promptly execute and deliver or otherwise authenticate all further instruments and documents and take all further action that may be necessary or desirable and that the Collateral Agent may request, in order to perfect any pledge or security interest granted to purposed to be granted under the Collateral Documents to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and under the Collateral Documents with respect to any Collateral of such grantor. Without limiting the generality of the foregoing, each of the Issuer and the Guarantors shall at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Liens securing Notes and the Guarantees, which are required or may be required to perfect, preserve or protect its Liens securing the Notes and the Guarantees in the Collateral.
          (b) To the extent that any Liens securing the Notes and the Guarantees are not perfected as of the Closing Date (other than as permitted in the Intercreditor Agreement or any Collateral Document) the Issuer will take such action as to have such Liens perfected prior to the date that is ninety days from the Closing Date.
     Section 12.04 Collateral and Guaranty Matters.
          The Holders irrevocably agree that:
          (a) any Lien on any property granted to or held by the Trustee or the Collateral Agent under any Note Document shall be automatically released (i) upon payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Note Document to any Person other than Holdings, the Issuer or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) if such Lien was required solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and such Lien is no longer required to be provided pursuant to clause (k) of the definition of Collateral and Guarantee Requirement, (iv) subject to Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the requisite Holders, or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
          (b) to release or subordinate any Lien on any property granted to or held by the Trustee or the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 5.01(i); and
          (c) any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes or any Junior Financing.
          Upon request by the Trustee or the Collateral Agent at any time, the Required Holders will confirm in writing the Trustee’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Trustee or the Collateral Agent will (and each Holder irrevocably authorizes the Trustee or the Collateral Agent to), at the Issuer’s expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Note Documents and this Section 12.04.
          In addition, each Holder acknowledges that obligations of the Issuer and the Guarantors under the First Lien Debt Documents and Indebtedness thereunder, any Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness, and certain obligations related thereto, may be secured by Liens on assets of the Issuer and the Guarantors that constitute Collateral to the extent permitted hereby. Each Holder hereby irrevocably (i) authorizes the Trustee or the Collateral Agent to execute and deliver the Intercreditor Agreement, the Pari Passu Intercreditor Agreement, the intercreditor agreement and any documents relating thereto (including any amendments to the Collateral Documents) as the Trustee or the Collateral Agent shall determine to be appropriate, subject to the requirements set forth herein with respect to such Indebtedness, in each case without any further consent, authorization or other action by any Holder, (ii) agrees that, upon the execution and delivery of such Intercreditor Agreement, such Pari Passu Intercreditor Agreement, such intercreditor agreement or any such document, each Holder will be bound by the provisions thereof as if it were a signatory thereto and will take no actions contrary to the provisions thereof and (iii) agrees that none of the Holders or any other Secured Party shall have any right of action whatsoever against the Trustee or the Collateral Agent as a result of any action taken by such Agent pursuant to this paragraph or in accordance with the terms of the Intercreditor Agreement, such Pari Passu Intercreditor Agreement, such intercreditor agreement or any such document.

     Section 12.05 Appointment of Collateral Agent.
          The Trustee, on behalf of the Holders, hereby appoints and reaffirms Wells Fargo Bank, National Association to act as Collateral Agent hereunder and under the Collateral Documents for all Liens securing the Obligations.
ARTICLE 13
MISCELLANEOUS
     Section 13.01 Trust Indenture Act.
          This Indenture shall not be qualified under the Trust Indenture Act and, except as otherwise expressly provided herein, the provisions of the Trust Indenture Act shall not be applicable to this Indenture.
     Section 13.02 Notices.
          Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
Travelport LLC
300 Galleria Parkway
Atlanta, GA 30339
Fax: (212) 915-9169
Attention: Eric J. Bock, Esq.
If to the Trustee or Collateral Agent:
Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-115
Minneapolis, MN 55479
Attn: Corporate Trust Services-Travelport Administrator
Fax: (612) 667-2160
          The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that, any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes as contemplated by Trust Indenture Act Section 312(b) (as if the Trust Indenture Act applied to this Indenture). The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c) (as if the Trust Indenture Act applied to this Indenture).
     Section 13.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
          (a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that, such Officer’s Certificate shall not be given in connection with the original issuance of the Notes; and
          (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that, such Opinion of Counsel shall not be given in connection with the original issuance of the Notes.
     Section 13.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall comply with the provisions of Trust Indenture Act Section 314(e) (as if the Trust Indenture Act applied to this Indenture) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 13.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
     Section 13.09 Waiver of Jury Trial.
          EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 13.10 Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
     Section 13.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 13.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05 hereof.
     Section 13.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 13.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     Section 13.15 Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.16 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.
          (a) Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages related thereto. Any amount received or recovered in a currency other than Dollars by a Holder (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar is less than the U.S. dollar expressed to be due to the recipient under the applicable Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.16(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.16, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 13.16 constitute separate and independent obligations from other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.
          (b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:
          (i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).
          (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.
          (ii) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
          (c) The obligations contained in subsections (a), (b)(i)(B) and (b)(ii) of this Section 13.16 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
          (d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.
     Section 13.17 Confidentiality.
          Each of the Trustee, Collateral Agent and the Holders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, numbering, administrative and settlement service providers, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Indenture; (e) subject to an agreement containing provisions substantially the same as those of this Section 13.17 (or as may otherwise be reasonably acceptable to the Issuer), to any pledgee, counterparty to a Swap Contract, eligible assignee of or participant in, or any prospective eligible assignee of or participant in, any of its rights or obligations under this Indenture (including any beneficial owner, or prospective beneficial owner, of the Notes); (f) with the written consent of the Issuer; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 13.17; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Holder; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Obligors received by it from such Holder); or (j) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Indenture or any other Note Document or the enforcement of rights hereunder or thereunder. In addition, each of the Collateral Agent and the Trustee and the Holders may disclose the existence of this Indenture and information about this Indenture to market data collectors, similar service providers to the lending industry, and service providers to the Collateral Agent, the Trustee and the Holders in connection with the administration and management of this Indenture and the other Note Documents. For the purposes of this Section 13.17, “Information” means all information received from any Obligor relating to any Obligor or its business, other than any such information that is publicly available to the Trustee or any Holder prior to disclosure by any Obligor other than as a result of a breach of this Section 13.17; provided that, in the case of information received from an Obligor after the Closing Date, such information is (i) clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 4.01, 4.02 or 4.03 hereof.
     Section 13.18 Holder Action.
          Each Holder agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Issuer or any Guarantor or any other obligor under any of the Note Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of the Issuer or any such Guarantor without the prior written consent of the Trustee. The provisions of this Section 13.18 are for the sole benefit of the Holders and shall not afford any right to, or constitute a defense available to, the Issuer or any Guarantor.
     Section 13.19 USA Patriot Act.
          Each Holder hereby notifies the Issuer that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Holder to identify the Issuer in accordance with the Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
     Section 13.20 Intercreditor Agreement.
          (a) Each Holder hereby (a) consents to the subordination of the Liens and security interest securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) agrees that this Indenture and the other Note Documents, and the exercise of rights and remedies of the Trustee and the Collateral Agent, and the Holders, hereunder and thereunder, are subject to the terms of the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) hereby authorizes and instructs each of the Trustee and the Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens and security interest securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the First Lien Secured Parties (as such term is defined in the Intercreditor Agreement) to extend credit to the Issuer, and such First Lien Secured Parties are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
          (b) Notwithstanding anything herein to the contrary, the lien and security interest granted to secure the Obligations and the exercise of any right or remedy by any Second Lien Secured Party hereunder or under any Note Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture or any other Note Document, the terms of the Intercreditor Agreement shall govern and control.
     Section 13.21 Attorney Costs, Expenses and Taxes.
          The Issuer agrees (a) to pay or reimburse the Trustee for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Indenture and ancillary documentation and any amendment, waiver consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of local and foreign counsel, and (b) to pay or reimburse the Trustee and each Specified Holder for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Indenture or the other Note Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Trustee). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 13.21(a)) out-of-pocket expenses incurred by any Agent, the Trustee or Collateral Agent. The agreements in this Section 13.21 shall survive the repayment of all other Obligations. All amounts due under this Section 13.21 shall be paid within ten Business Days of receipt by the Issuer of an invoice relating thereto setting forth such expenses in reasonable detail. If any Obligor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any other Note Document, such amount may, but is not required to, be paid on behalf of such Obligor by the Trustee in its sole discretion.

     Section 13.22 [Reserved].
     Section 13.23 Payments Set Aside.
          To the extent that any payment by or on behalf of the Issuer is made to the Trustee, Collateral Agent or any Holder and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Trustee, Collateral Agent or such Holder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made, and (b) each Holder severally agrees to pay to the Trustee upon demand its applicable share of any amount so recovered from or repaid by any Agent, the Trustee or the Collateral Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     Section 13.24 Interest Rate Limitation.
          Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Issuer. In determining whether the interest contracted for, charged, or received by a Holder exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Section 13.25 Survival of Representations and Warranties.
          All representations and warranties made hereunder and in any other Note Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Trustee, the Collateral Agent and each Holder, regardless of any investigation made by the Trustee, the Collateral Agent or any Holder or on their behalf and notwithstanding that the Trustee, the Collateral Agent or any Holder may have had notice or knowledge of any Default at the time of any Note was made, and shall continue in full force and effect as long as any Note or any other Obligation hereunder shall remain unpaid or unsatisfied.
ARTICLE 14
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
     Section 14.01 Taxes.

          (a) Except as provided in this Section 14.01, any and all payments by the Issuer or any Obligor to or for the account of the Trustee or any Holder or any Threshold Holder presenting Evidence of Holder Status (such a Holder or Threshold Holder, a “Cost-Protected Holder”) under any Note Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of the Trustee and each Cost-Protected Holder, taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Trustee or such Cost-Protected Holder, as the case may be, is organized or maintains a corporate office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such nonexcluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Issuer shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Note Document to the Trustee or any Cost-Protected Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.01), each of the Trustee and such Cost-Protected Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions, (iii) the Issuer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment (or, if receipts or evidence are not available within thirty days, as soon as possible thereafter), the Issuer shall furnish to the Trustee or Cost-Protected Holder (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Trustee. If the Issuer fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Trustee or any Cost-Protected Holder the required receipts or other required documentary evidence, the Issuer shall indemnify the Trustee and such Cost-Protected Holder for any incremental taxes, interest or penalties that may become payable by the Trustee or such Cost-Protected Holder arising out of such failure.
          (b) In addition, the Issuer agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Note Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note Document (hereinafter referred to as “Other Taxes”).
          (c) The Issuer agrees to indemnify the Trustee and each Cost-Protected Holder for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 14.01) payable by the Trustee and such Cost-Protected Holder and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Trustee or such Cost-Protected Holder, as the case may be, provides the Issuer with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 14.01(c) shall be made within ten days after the date such Cost-Protected Holder or the Trustee makes a demand therefor (and, in the case of a Threshold Holder, presents Evidence of Holder Status).
          (d) Each Holder shall severally indemnify the Trustee for any taxes (including any taxes that are excluded from the definition of “Taxes” pursuant to this Section 14.01, but, in the case of any Taxes, only to the extent that the Issuer has not already indemnified the Trustee for such Taxes and without limiting the obligation of the Issuer to do so) attributable to such Holder that are paid or payable by the Trustee in connection with this Indenture and any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Trustee provides the Holder with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 14.01(d) shall be made within ten days after the date the Trustee makes a demand therefor.
          (e) The Issuer shall not be required pursuant to this Section 14.01 to pay any additional amount to, or to indemnify, any Cost-Protected Holder or the Trustee, as the case may be, to the extent that such Cost-Protected Holder or the Trustee becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Cost-Protected Holder or Trustee becomes a party to this Indenture or acquires a beneficial interest in the Notes, as applicable) as a result of a change in the place of organization of such Cost-Protected Holder or the Trustee or a change in the corporate office of such Cost-Protected Holder, except to the extent that any such change is requested or required in writing by the Issuer (provided that nothing in this clause (e) shall be construed as relieving the Issuer from any obligation to make such payments or indemnification in the event of a change in the corporate office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
          (f) Notwithstanding anything else herein to the contrary, if a Foreign Holder or the Trustee is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Holder or the Trustee, as the case may be, first becomes a party to this Indenture, U.S. federal withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Holder or the Trustee, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon U.S. federal withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if a foreign Person becomes a Holder of Notes, the Holder assignor was entitled to payments under clause (a) of this Section 14.01 in respect of U.S. federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to U.S. federal withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) U.S. federal withholding tax, if any, applicable with respect to the Holder assignee on such date. A Holder that is entitled to an exemption from or reduction of Bermuda withholding tax shall deliver to the Issuer (with a copy to the Trustee), at the time or times prescribed by applicable law and as reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Holder is legally entitled to complete, execute and deliver such documentation and in such Holder’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Holder or be otherwise materially disadvantageous to such Holder;

provided further that the Issuer, shall reimburse such Holder for any material out-of-pocket costs that are incurred by the Holder with respect to providing any such documentation.
          (g) If any Holder or the Trustee determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Issuer pursuant to this Section 14.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer under this Section 14.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Issuer, net of all out-of-pocket expenses of the Holder or Trustee, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Issuer, upon the request of the Holder or Trustee, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Holder or the Trustee, as the case may be, shall, at the Issuer’s request, provide the Issuer with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Holder or the Trustee may delete any information therein that such Holder or the Trustee deems confidential). Nothing herein contained shall interfere with the right of a Holder or the Trustee to arrange its tax affairs in whatever manner it thinks fit nor oblige any Holder or the Trustee to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Holder or the Trustee to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
          (h) Each Holder agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Holder it will, if requested by the Issuer, use commercially reasonable efforts (subject to such Holder’s overall internal policies of general application and legal and regulatory restrictions) to designate another corporate office for any Note affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Holder, cause such Holder and its corporate office(s) to suffer no economic, legal or regulatory disadvantage; provided further that nothing in this Section 14.01(h) shall affect or postpone any of the Obligations of the Issuer or the rights of such Holder pursuant to Section 3.01(a) or (c).
          (i) Each of the Issuer and the Holders shall treat each of the Notes as debt for U.S. federal income tax purposes and will not take any position on any federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Notes as debt for U.S. federal income tax purposes.
     Section 14.02 Illegality.
          If any Cost-Protected Holder determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Cost-Protected Holder or its applicable corporate office to maintain or fund Eurocurrency Rate Debt or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Cost-Protected Holder to the Issuer through the Trustee, any obligation of such Cost-Protected Holder to maintain the

Indebtedness evidenced by its Notes shall be suspended until such Cost-Protected Holder notifies the Trustee and the Issuer that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Issuer shall upon demand from such Cost-Protected Holder (with a copy to the Trustee), prepay such Cost-Protected Holder’s Notes, either on the last day of the Interest Period therefor, if such Cost-Protected Holder may lawfully continue to maintain the Indebtedness evidenced by its Notes to such day, or promptly, if such Cost-Protected Holder may not lawfully continue to maintain such Indebtedness. Each Holder agrees to designate a different corporate office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Holder, otherwise be materially disadvantageous to such Holder.
     Section 14.03 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Notes.
          (a) If any Cost-Protected Holder determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Cost-Protected Holder’s compliance therewith, there shall be any increase in the cost to such Cost-Protected Holder of funding or maintaining the Indebtedness evidenced by the Notes, or a reduction in the amount received or receivable by such Cost-Protected Holder in connection with any of the foregoing (excluding for purposes of this Section 14.03(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes indemnifiable pursuant to Section 14.01 or (ii) changes in the basis of taxation of overall net income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by any jurisdiction or any political subdivision of either thereof under the Laws of which such Cost-Protected Holder is organized or maintains a corporate office, then from time to time within fifteen days after demand by such Cost-Protected Holder setting forth in reasonable detail such increased costs (with a copy of such demand to the Trustee given in accordance with Section 14.04), the Issuer shall pay to such Cost-Protected Holder such additional amounts as will compensate such Cost-Protected Holder for such increased cost or reduction.
          (b) If any Cost-Protected Holder determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Cost-Protected Holder (or its corporate office) therewith, has the effect of reducing the rate of return on the capital of such Cost-Protected Holder or any corporation controlling such Holder as a consequence of such Cost-Protected Holder’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Cost-Protected Holder’s desired return on capital), then from time to time upon demand of such Cost-Protected Holder setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Trustee given in accordance with Section 14.04), the Issuer shall pay to such Cost-Protected Holder such additional amounts as will compensate such Cost-Protected Holder for such reduction within fifteen (15) days after receipt of such demand.
          (c) [Reserved].
          (d) Failure or delay on the part of any Cost-Protected Holder to demand compensation pursuant to this Section 14.03 shall not constitute a waiver of such Cost-Protected

Holder’s right to demand such compensation; provided that the Issuer shall not be required to compensate a Cost-Protected Holder pursuant to Section 14.03(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty days prior to the date that such Cost-Protected Holder demands, or notifies the Issuer of its intention to demand, compensation therefor; provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) If any Cost-Protected Holder requests compensation under this Section 14.03, then such Cost-Protected Holder will, if requested by the Issuer, use commercially reasonable efforts to designate another corporate office for any Note affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Cost-Protected Holder, cause such Cost-Protected Holder and its corporate office (s) to suffer no material economic, legal or regulatory disadvantage; provided further that nothing in this Section 14.03(e) shall affect or postpone any of the Obligations of the Issuer or the rights of such Cost-Protected Holder pursuant to this Section 14.03(a), (b) or (d).
     Section 14.04 Matters Applicable to All Requests for Compensation.
          (a) The Trustee or any Cost-Protected Holder claiming compensation under this Article III shall deliver a certificate to the Issuer setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Trustee or such Cost-Protected Holder may use any reasonable averaging and attribution methods.
          (b) With respect to any Cost-Protected Holder’s claim for compensation under Section 14.01, 14.02 or 14.03, the Issuer shall not be required to compensate such Cost-Protected Holder for any amount incurred more than one hundred and eighty days prior to the date that such Cost-Protected Holder notifies the Issuer of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 14.05 Survival.
          All of the Issuer’s obligations under this Article 14 shall survive repayment (or defeasance or discharge pursuant to Articles 8 or 11) of all other Obligations hereunder.
[Signatures on following page]

TRAVELPORT LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TRAVELPORT INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

TDS INVESTOR (LUXEMBOURG), S.À.R.L.
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

WALTONVILLE LIMITED
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

GALILEO TECHNOLOGIES, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

GTA NORTH AMERICA, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

OWW2, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVEL INDUSTRIES, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP, By: TRAVELPORT HOLDINGS, LLC, as General Partner
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT HOLDINGS, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT INTERNATIONAL SERVICES, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT OPERATIONS, INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN BBN HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN DIGITAL HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN IJET HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN OPEN TABLE HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN S.A. HOLDINGS II, L.L.C.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN STOREMAKER HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN TECHNOLOGIES INC.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN VIATOR HOLDINGS, LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WORLDSPAN XOL LLC
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WS FINANCING CORP.
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [     ]
ISIN [     ]1
[RULE 144A] GLOBAL NOTE
representing up to
$[______________]
Second Priority Senior Secured Notes due 2016
Series [A][B]

No. ___	[$______________]
TRAVELPORT LLC
jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on December 1, 2016.
Interest Payment Dates: March 31, June 30, September 30 and December 31
Record Dates: March 15, June 15, September 15 and December 15

[1]	144A ISIN: •

144A CUSIP: •

Regulation S ISIN: •

Regulation S CUSIP: •

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

TRAVELPORT LLC
By:
Name:
Title:

          This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee
By:
Name:
Title:

Dated:

[Back of Note]
Second Priority Senior Secured Notes due 2016
Series [A][B]
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. Travelport LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note from the date hereof until December 1, 2016 (the “Maturity Date”). The Issuer will pay interest quarterly in arrears on the last Business Day of each March, June, September and December and the Maturity Date (each, an “Interest Payment Date”). Each Note will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 6%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee.
          Accrued interest on the Notes shall automatically, without further action by any Person, be capitalized as interest in the form of increasing the outstanding principal amount of the Notes or by issuing additional PIK Notes (“PIK Interest”) on each Interest Payment Date; provided that, the Issuer shall, if the First Lien Leverage Ratio (as defined in the First Lien Credit Agreement as in effect on September 30, 2011) as of the end of the most recent Test Period is below 3.00:1, to pay any such accrued interest in cash (“Cash Interest”) to the extent permitted under the First Lien Credit Agreement (as in effect on September 30, 2011). The Issuer shall notify the Trustee (and a Responsible Officer of the Issuer shall certify to the Trustee that the First Lien Leverage Ratio as of the most recent Test Period is below 3:00:1) of such Cash Interest payment no later than two Business Days prior to making such payment.
          The Issuer shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          For interest payments on the Notes that the Company pays as Cash Interest, Cash Interest on the Notes will accrue at a rate per annum, reset quarterly, equal to LIBOR plus 6% (or at the Default Rate, if applicable) as determined by the Calculation Agent and shall be payable in cash. Cash Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 4.21; provided, however that each installment of Cash Interest shall be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.05, to the address of such Person as it appears in the Note Register (unless clause (ii) applies) or (ii) if the Person entitled thereto is a Person that has requested wire transfer payments of Cash Interest by notice to the Issuer, specifying applicable wire transfer instructions, then by wire transfer to an account located in the United States maintained by the payee.

          At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on December 1, 2016 and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the date hereof. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note. Each PIK Note representing interest capitalized on a Series A Note shall also be a Series A Note, and each PIK Note representing interest capitalized on a Series B Note shall also be a Series B Note.
          The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the Holders of the Notes. Interest shall be computed on the basis of a 360-day year and actual days elapsed.
          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes, to the Persons who are registered Holders of Notes at the close of business on March 15 or June 15 or September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by (i) check mailed to the Holders at their addresses set forth in the register of Holders or (ii) wire transfer of immediately available funds to the Holders in accordance with the wring instructions for each Holder set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and any premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. CALCULATION AGENT, PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Calculation Agent, Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

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          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of November 30, 2011 (the “Indenture”), among Travelport LLC, the Guarantors named therein, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its Second Priority Senior Secured Notes due 2016, and constituting Series [A][B] Notes within the meaning of the Indenture. The Notes issued under the Indenture (the “Notes”) shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          5. REDEMPTION.
          (a) The Issuer shall have the option to redeem the Notes, in whole or in part, pursuant to Section 3.07 of the Indenture. The Notes are subject to the mandatory redemption pursuant to Section 3.08 of the Indenture.
          (b) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 and Section 3.09 of the Indenture.
          6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of fifteen days before the mailing of a notice of redemption of Notes to be redeemed.
          7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treat-ed as its owner for all purposes.
          8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
          9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a

3

majority in aggregate principal amount of the total then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may not withhold from the Holders notice of any continuing Default. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the In-denture, except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor would be so required under the Trust Indenture Act (as if the Trust Indenture Act applied to the In-denture)) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          11. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
          12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
Travelport LLC
300 Galleria Parkway
Atlanta, GA 30339
Attn: Eric J. Bock, Esq.
Fax: (212) 915-9169

4

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

5

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $_________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal
		Amount of	Amount of this	Signature of
	Amount of	increase in	Global Note	authorized
Date of	decrease in	Principal	following such	signatory of
Exchange of PIK	Principal	Amount of this	decrease or	Trustee or Note
Payment	Amount	Global Note	increase	Custodian

*	This schedule should be included only if the Note is issued in global form.

6

EXHIBIT B
FORM OF CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OF TRANSFER RESTRICTED NOTES
Wells Fargo Bank, National Association — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
          Re: Second Priority Senior Secured Notes due 2016
          Reference is hereby made to the Indenture, dated as of November 30, 2011 (the “Indenture”), among Travelport LLC, the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned __________________ (transferor) (check one box below):
☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐ hereby requests the Trustee to exchange a Note or Notes to _____________ (transferee).
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended or re-placed, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW:
(1)	☐	to the Company or any of its subsidiaries; or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder. Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own ac-count or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the ex-emption from registration provided by Rule 144A.

[Name of Transferee]
Dated:

NOTICE: To be executed by an executive officer

2

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]
Travelport LLC
300 Galleria Parkway
Atlanta, GA 30339
Attention: Eric J. Bock, Esq.
Fax: (212) 915-9169
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
          Re: Second Priority Senior Secured Notes due 2016
Ladies and Gentlemen:
          In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a Person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

3

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
Travelport LLC
300 Galleria Parkway
Atlanta, GA 30339
Attention: Eric J. Bock, Esq.
Fax: (212) 915-9169
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
          Re: Second Priority Senior Secured Notes due 2016
Ladies and Gentlemen:
          In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
          (1) the offer of the Notes was not made to a Person in the United States;
          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

4

          The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

5

EXHIBIT C
[FORM OF]
COMPLIANCE CERTIFICATE
     Reference is made to the Indenture, dated as of November 30, 2011 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), among Travelport LLC, a Delaware limited liability company (the “Issuer”), the guarantors listed therein and Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein have the meanings attributed thereto in the Indenture unless otherwise defined herein. Pursuant to Section 4.02(b) of the Indenture, the undersigned, in his/her capacity as a Responsible Officer of the Issuer, certifies as follows:
     1. [Attached hereto as Exhibit [A] is the audited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 20[ ] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [Deloitte & Touche LLP] [or any other independent registered public accounting firm of nationally recognized standing], prepared in accordance with generally accepted auditing standards in the United States and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]
     2. [Attached hereto as Exhibit [B] is the consolidated balance sheet of Holdings and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]
     3. To my knowledge, except as otherwise disclosed to the Trustee in writing pursuant to the Indenture, at no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

     IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Issuer, has executed this certificate for and on behalf of the Issuer and has caused this certificate to be delivered this ____ day of ______________.

TRAVELPORT LLC, as the Issuer
By:
Name:
Title:

EXHIBIT D
SECOND LIEN GUARANTY

EXECUTION VERSION

SECOND LIEN GUARANTY,
Dated as of
September 30, 2011,
among
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

-i-

Page
SECTION 4.12. Obligations Absolute	9
SECTION 4.13. Termination or Release	10
SECTION 4.14. Additional Restricted Subsidiaries	10
SECTION 4.15. Intercreditor Agreement	10
SECTION 4.16. Bond Conversion Offer	11

SCHEDULES

Schedule I Subsidiary Parties

EXHIBITS

Exhibit I Form of Guaranty Supplement

-ii-

     SECOND LIEN GUARANTY, dated as of September 30, 2011, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined below).
     Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Credit Agreement.
     (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture).
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
     SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Administrative Agent” under and as defined in the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
     “Agreement” means this Second Lien Guaranty.

     “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Claiming Party” has the meaning assigned to such term in Section 3.02.
     “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
     “Contributing Party” has the meaning assigned to such term in Section 3.02.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Guaranty Supplement” means an instrument in the form of Exhibit I hereto.
     “Guarantor” means each of Holdings and each Subsidiary Party.
     “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 30, 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
     “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
     “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
     “Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

     “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
ARTICLE II
Guaranty
     SECTION 2.01. Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
     SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other Person.
     SECTION 2.03. No Limitations.
     (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
     (b) Except for termination of a Guarantor’s obligations hereunder as expressly permitted in Section 4.13, to the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
     SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
     SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
     SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III
Indemnity, Subrogation and Subordination
     SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
     SECTION 3.02. Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
     SECTION 3.03. Subordination.
     (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
     (b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE IV
Miscellaneous
     SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     SECTION 4.02. Waivers; Amendment.
     (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification.
     (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Administrative Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).
     (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Administrative Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
     (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.
     SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
     SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, strued as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
     SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 4.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
     SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be governed by and construed in accordance with the law of the State of New York.
     (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the

Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.
     (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.
     SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 4.12. Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) subject to the terms of Section 4.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

     SECTION 4.13. Termination or Release.
     (a) This Agreement and the Guaranties made herein shall terminate with respect to all Obligations when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
     (b) Any Guarantor shall be automatically released from its obligations under this Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted under the Credit Agreement or, if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement);
     (c) A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that no such release shall occur if such Guarantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes or any Junior Financing.
     (d) In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.
     SECTION 4.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiaries. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
     SECTION 4.15. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

     SECTION 4.16. Bond Conversion Offer. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by the Indenture entered into by the Borrower on the Consummation Date, and references to the Administrative Agent shall be deemed to be references to the trustee under the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the guarantee provided hereunder to the Administrative Agent (for the benefit of the Secured Parties) shall be a guarantee of the payment and performance of the “Obligations” as defined in the Indenture so as to constitute a guarantee provided hereunder to the trustee under the Indenture, who shall on and after the Consummation Date be the Administrative Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to guarantee the payment and performance of the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” guaranteed by the guarantee provided under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” guaranteed by the guarantee provided under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L.
By:	/s/ John Sutherland
Name: John Sutherland
Title: Manager

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L.
By:	/s/ John Sutherland
Name: John Sutherland
Title: Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

     IN WITNESS WHEREOF, for the purposes of Section 3.01 and 4.03 only, the undersigned has executed this Agreement as of the date first written above.

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Authorized Person

Schedule I to the Second Lien Guaranty
SUBSIDIARY PARTIES

Jurisdiction of
Name of Subsidiary Party	Formation
Galileo Technologies LLC	Delaware
Gta North America, Inc.	Delaware
OWW2, LLC	Delaware
TDS Investor (Luxembourg) S.à.r.l.	Luxembourg
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport, LP	Delaware
Waltonville Limited	Gibraltar
WORLDSPAN BBN Holdings, LLC	California
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings, LLC	Georgia
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
WORLDSPAN XOL LLC	Georgia
WS Financing Corp.	Delaware

Exhibit I to the Second Lien Guaranty
     SUPPLEMENT NO.__, dated as of [•] (this “Supplement”), to the Second Lien Guaranty, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as used herein, as defined in the Guaranty referred to below).
     A. Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Travelport LLC, a Delaware limited liability company (the “Borrower”), Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.
     C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guaranty and as consideration for Loans previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 4.14 of the Guaranty, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.
     SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
     SECTION 9. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

     IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Exhibit I to the Second Lien Guaranty

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,
By:
Name:
Title:

EXHIBIT E
SECOND LIEN SECURITY AGREEMENT

EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT,
Dated as of
September 30, 2011,
among
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01 Credit Agreement	1
SECTION 1.02 Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge	5
SECTION 2.02 Delivery of the Pledged Collateral	6
SECTION 2.03 Representations, Warranties and Covenants	7
SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests	8
SECTION 2.05 Registration in Nominee Name; Denominations	8
SECTION 2.06 Voting Rights; Dividends and Interest	8

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest	10
SECTION 3.02 Representations and Warranties	13
SECTION 3.03 Covenants	15
SECTION 3.04 Other Actions	16

ARTICLE IV

Remedies

SECTION 4.01 Remedies Upon Default	19
SECTION 4.02 Application of Proceeds	21

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01 Indemnity	21

-i-

Page
SECTION 5.02 Contribution and Subrogation	21
SECTION 5.03 Subordination	22

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices	22
SECTION 6.02 Waivers; Amendment	22
SECTION 6.03 Collateral Agent’s Fees and Expenses;	23
SECTION 6.04 Successors and Assigns	24
SECTION 6.05 Survival of Agreement	24
SECTION 6.06 Counterparts; Effectiveness; Several Agreement	24
SECTION 6.07 Severability	24
SECTION 6.08 Right of Set-Off	25
SECTION 6.09 Governing Law; Jurisdiction; Consent to Service of Process	25
SECTION 6.10 WAIVER OF JURY TRIAL	26
SECTION 6.11 Headings	26
SECTION 6.12 Security Interest Absolute	26
SECTION 6.13 Termination or Release	26
SECTION 6.14 Additional Restricted Subsidiaries	27
SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact	28
SECTION 6.16 General Authority of the Collateral Agent	28

ARTICLE VII

Intercreditor Agreement

SECTION 7.01 Intercreditor Agreement Controls	29
SECTION 7.02 Possession or Control of Collateral	29

ARTICLE VIII

Bond Conversion Offer

SECTION 8.01 Consummation Date	29

SCHEDULES

Schedule I Subsidiary Parties
Schedule II Pledged Equity; Pledged Debt
Schedule III Commercial Tort Claims
Schedule IV Permitted Subsidiary Dispositions and Liquidations
Schedule V 100% Pledged Foreign Subsidiaries
Schedule VI Deposit Accounts, Securities Accounts

-ii-

Schedule VII Domestic Grantors

EXHIBITS

Exhibit I Form of Security Agreement Supplement
Exhibit II Form of Perfection Certificate

-iii-

          SECOND LIEN SECURITY AGREEMENT, dated as of September 30, 2011, among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as defined below) for the Secured Parties (as defined below).
          Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
        SECTION 1.01 Credit Agreement.
     (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture). All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
     (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
        SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
          “Accounts” has the meaning specified in Article 9 of the New York UCC.

1

          “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as administrative agent under the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
          “Agreement” means this Second Lien Security Agreement.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
          “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 5.02.
          “Collateral” means the Article 9 Collateral and the Pledged Collateral.
          “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties. On and after the Consummation Date, “Collateral Agent” shall mean Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association or otherwise) successors and permitted assigns in such capacity.
          “Contributing Party” has the meaning assigned to such term in Section 5.02.
          “Control” shall mean in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Deposit Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Grantors, the Collateral Agent, the applicable bank (with respect to a Deposit Account) and, if applicable, the Second Priority Collateral Agent (as defined in the Intercreditor Agreement).
          “Deposit Accounts” means, collectively, with respect to each Grantor, all “deposit accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.
          “Discharge of First Priority Claims” has the meaning assigned to such term in the Intercreditor Agreement.

2

          “Domestic Grantors” means, collectively, Holdings, the Borrower and each Grantor identified on Schedule VII hereto.
          “Excluded Accounts” means (i) each Deposit Account the funds in which are specially and exclusively used for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of any Loan Party’s employees, (ii) each Deposit Account that holds funds not owned by any Loan Party, (iii) Deposit Accounts or Securities Accounts not located in the United States or any of its States or territories, (iv) tax withholding accounts (to the extent maintained by the Borrower and its Subsidiaries exclusively for the purpose of maintaining or holding tax withholding amounts payable to applicable Governmental Authorities), in each case, entered into in the ordinary course of business and consistent with prudent business conduct, (v) segregated Deposit Accounts constituting zero balance accounts, in each case to the extent such zero balance accounts are swept on a daily basis to a Deposit Account that is subject to a Deposit Account Control Agreement, (vi) the Tranche S Collateral Account and (vii) any Deposit Accounts or Securities Accounts, the average daily balance of which has not, for any period of twenty (20) consecutive Business Days after the Fourth Amendment Restatement Effective Date, exceeded $5,000,000 for any such account.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Collateral Agreement” means any Collateral Document that is not governed by the Laws of the United States, any state thereof or the District of Columbia and that creates or purports to create a Lien or other security interest over any Grantor’s right, title and interest in, to and under any assets or property.
          “Foreign Grantor” means any Grantor other than a Domestic Grantor.
          “General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts, provided that General Intangibles shall not include any intellectual property and related assets subject to the Intellectual Property Security Agreement.
          “Grantor” means each of Holdings, the Borrower and each Subsidiary Party.
          “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 30, 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral

3

Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
          “Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit II or in such other form reasonably satisfactory to the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby in a manner reasonably satisfactory to the Collateral Agent, and signed by an officer of such Grantor.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt” has the meaning assigned to such term in Section 2.01.
          “Pledged Equity” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
          “Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Securities Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by one or more Grantors, the Collateral Agent, the applicable securities intermediary (with respect to a Securities Account) and, if applicable, the Second Priority Collateral Agent (as defined in the Intercreditor Agreement).
          “Securities Accounts” means, collectively, with respect to each Grantor, all “securities accounts” (as such term is defined in the UCC) located in the United States or any of its States or territories.

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          “Security Interest” has the meaning assigned to such term in Section 3.01(a).
          “Subsidiary Parties” means (a) the entities identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
          “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Tranche S Collateral Account Agreement” means the Tranche S Collateral Account Agreement dated as of October 22, 2010.
ARTICLE II
Pledge of Securities
       SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:
          (i) all Equity Interests held by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary of Holdings (other than the Foreign Subsidiaries listed on Schedule V which shall have 100% of their issued and outstanding voting Equity Interests pledged in accordance with clause (d) of the definition of Collateral and Guarantee Requirement and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement), (B) Equity Interests of Unrestricted Subsidiaries, (C) Equity Interests of any Subsidiary of a Foreign Subsidiary, (D) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings, (F) Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Lenders; and (G) Equity Interests of the Subsidiaries listed on Schedule IV;
          (ii) other than in the case of each Foreign Grantor, (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments

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evidencing such debt securities (collectively, the “Pledged Debt”); provided that the Pledged Debt shall not include (X) the Loans held by any Grantor, (Y) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account or (Z) the Tranche A Subordinated Intercompany Note until the Permitted Transfer Date;
          (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;
          (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;
          (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and
          (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that Pledged Collateral shall not include any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement;
          provided, further, notwithstanding any of the foregoing, the Pledged Equity, in any event, shall include all equity interests described on Schedule II hereto.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
        SECTION 2.02 Delivery of the Pledged Collateral.
     (a) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.
     (b) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

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          (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
        SECTION 2.03 Representations, Warranties and Covenants. Holdings and the Borrower jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guaranty Requirement;
     (b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;
     (c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and transfers or other transactions permitted under the Credit Agreement and transfers or other transactions permitted under the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

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          (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and except as described on Schedule II hereto or in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
          (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
          (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
          (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are, subject to Article VII, delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
          (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
          SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent.
          SECTION 2.05 Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 2.06 Voting Rights; Dividends and Interest.

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          (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:
          (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
          (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
          (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be, subject to the terms of the Intercreditor Agreement, forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon, subject to the terms of the Intercreditor Agreement, become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive

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and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be, subject to the terms of the Intercreditor Agreement, forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon, subject to the terms of the Intercreditor Agreement, become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.
          (d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
          SECTION 3.01 Security Interest.

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          (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Domestic Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Domestic Grantor or in which such Domestic Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
          (i) all Property;
          (ii) all Accounts;
          (iii) all Chattel Paper;
          (iv) all Commercial Tort Claims listed on Schedule III hereto;
          (v) all Deposit Accounts;
          (vi) all Documents;
          (vii) all Equipment;
          (viii) all General Intangibles;
          (ix) all Instruments;
          (x) all Inventory;
          (xi) all Investment Property;
          (xii) all books and records pertaining to the Article 9 Collateral; and
          (xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (C) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary of Holdings (other than the Foreign Subsidiaries listed on Schedule V which shall have 100%

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of their issued and outstanding voting Equity Interests pledged in accordance with clause (d) of the definition of Collateral and Guarantee Requirement and any Foreign Subsidiary which shall have its Equity Interests pledged in accordance with clause (j) of the definition of Collateral and Guarantee Requirement), (D) any asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in such asset is excessive in view of the benefits to be obtained by the Lenders, (E) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in clause (E) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code; (F) Equity Interests of any Subsidiary of a Foreign Subsidiary, (G) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of the Borrower, (H) Equity Interests of the Subsidiaries listed on Schedule IV, (I) the First Lien Tranche S Collateral Account or any assets of any Grantor credited to the First Lien Tranche S Collateral Account, (J) the Loans held by any Grantor, (K) the Tranche A Subordinated Intercompany Note until the Permitted Transfer Date or (L) any asset with respect to which a Lien or other security interest has been granted pursuant to a Foreign Collateral Agreement to the extent that a Lien and security interest hereunder is not permitted under the law governing such Foreign Collateral Agreement. Each Domestic Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material.
          (b) Each Domestic Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto or continuation statements without the signature of the Domestic Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Domestic Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Domestic Grantor is an organization, the type of organization and any organizational identification number issued to such Domestic Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such

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Article 9 Collateral relates. Each Domestic Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
          SECTION 3.02 Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:
          (a) Each Domestic Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
          (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction or by filing with the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the

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immediately preceding sentence) is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (d) The Article 9 Collateral is owned by the Domestic Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). None of the Domestic Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Domestic Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (e) With respect to any Collateral consisting of a Deposit Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable bank and the Collateral Agent of a Deposit Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Deposit Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Deposit Account to any person other than the Collateral Agent or the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any Permitted Refinancing Documentation evidencing a Permitted Refinancing of the First Lien Loans.
          (f) With respect to any Collateral consisting of a Securities Account (other than any Excluded Accounts), upon execution and delivery by the applicable Domestic Grantor or Domestic Grantors, the applicable Securities Intermediary and the Collateral Agent of a Securities Account Control Agreement with respect to such Collateral, the Collateral Agent shall have a perfected security interest in such Collateral. Each Domestic Grantor hereby represents and warrants that as of the Closing Date, such Domestic Grantor has neither opened nor maintains any Securities Accounts other than the Excluded Accounts and the accounts listed on Schedule VI. As of the date hereof and until the termination of this Agreement pursuant to Section 6.13, no Domestic Grantor has granted or shall grant Control of any Securities Account to any Person other than the Collateral Agent or the First Priority Collateral Agent or pursuant to the First Lien Debt Documents or any Permitted Refinancing Documentation evidencing a Permitted Refinancing of the First Lien Loans.

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          (g) Schedule III sets forth Commercial Tort Claims held by any Grantor with a value in excess of $5,000,000.
          SECTION 3.03 Covenants.
          (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.
          (b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement (or, after the Consummation Date, the comparable provision in the Indenture), the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens under this Agreement (in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction) and the Intellectual Property Security Agreement (to the extent required thereby) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
          (d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and, subject to the terms of the

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Intercreditor Agreement, delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees, subject to the terms of the Intercreditor Agreement, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $5,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
          (g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
          (h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $5,000,000, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Collateral Agent.
          SECTION 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

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          (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
          (b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

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(c) Control Agreements
          (i) Subject to the terms of the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent (as defined in the Intercreditor Agreement) to the applicable bank, with a copy to the applicable Grantor, that a Discharge of First Priority Claims (as defined in the Intercreditor Agreement) has occurred (such date, the “Discharge Date”), each applicable Domestic Grantor (other than Holdings) shall enter into, a Deposit Account Control Agreement with respect to each of the Deposit Accounts (other than Excluded Accounts) listed on Schedule VI or such Domestic Grantors shall have closed such accounts, within one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
          (ii) Subject to the terms of the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent (as defined in the Intercreditor Agreement) to the applicable Securities Intermediary, with a copy to the applicable Grantor, that the Discharge Date has occurred, each applicable Domestic Grantor (other than Holdings) shall use commercially reasonable efforts to enter into, and shall use commercially reasonable efforts to cause the relevant Securities Intermediary or Securities Intermediaries to enter into, a Securities Account Control Agreement with respect to each of the Securities Accounts (other than Excluded Accounts) listed on Schedule VI or such Domestic Grantors shall have closed such accounts, within one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
     SECTION 3.05 Tranche S Collateral Account. Each Lender hereby acknowledges that (A) pursuant to the Tranche S Collateral Account Agreement the Borrower has granted to the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) a first priority perfected Lien on the First Lien Tranche S Collateral Account, the funds credited thereto and the proceeds thereof to secure the Borrower’s obligations in respect of the Synthetic L/C Letters of Credit (as defined in the First Lien Credit Agreement), which Lien inures to the sole benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) in its capacity as the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement, and not in its capacities as the administrative agent or the collateral agent), (B) no Lien created under the Collateral Documents on the First Lien Tranche S Collateral Account, the funds credited thereto or the proceeds thereof will be perfected as a result of the Tranche S Collateral Account Agreement or any agreements of the Borrower set forth therein and (C) any Liens created under the Collateral Documents on the First Lien Tranche S Collateral Account, the funds credited thereto or the proceeds thereof that are unperfected are effectively subordinated to the Lien thereon for the benefit of the Synthetic L/C Issuer (as defined in the First Lien Credit Agreement) created under the Tranche S Collateral Account Agreement to the extent such Lien is perfected.

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ARTICLE IV
Remedies
               SECTION 4.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed, subject to the terms of the Intercreditor Agreement, that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the

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Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the terms of the Intercreditor Agreement, at any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and, after the Discharge of First Priority Claims, may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs,

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expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
               SECTION 4.02 Application of Proceeds.
          (a) To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) as of the Closing Date.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          (b) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
ARTICLE V
Indemnity, Subrogation and Subordination
               SECTION 5.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
               SECTION 5.02 Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Subsidiary Party (the “Claiming Party”) shall

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not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
               SECTION 5.03 Subordination.
          (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
          (b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE VI
Miscellaneous
               SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
               SECTION 6.02 Waivers; Amendment.
          (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan

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Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
               SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.
          (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Collateral Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or

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unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.
               SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
               SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
               SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
               SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other

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jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
                    SECTION 6.08 Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.
                    SECTION 6.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
          (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now

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or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 6.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.
          SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject to the terms of Section 6.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          SECTION 6.13 Termination or Release.

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          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released (i) upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that no such release shall occur if such Grantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes, 2016 Senior Notes or any Junior Financing and (ii) if such Security Interest was required solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and such Security Interest is no longer required to be provided pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement).
          (c) Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the security interest in such Collateral shall be automatically released.
          (d) Any Subsidiary Party shall be automatically released from its obligations under this Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted under the Credit Agreement or, if such Subsidiary Party was required to provide a Guaranty solely as a result of the application of clause (i) or (j) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement) and is no longer required to provide a Guaranty pursuant to clause (k) of the definition of Collateral and Guarantee Requirement (as defined in the Credit Agreement);
          (e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 6.14 Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this

27

Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
          SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
          SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to

28

confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
ARTICLE VII
Intercreditor Agreement
          SECTION 7.01 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          SECTION 7.02 Possession or Control of Collateral. Notwithstanding anything herein to the contrary, for so long as the Discharge of First Priority Claims shall not have occurred and the First Lien Documents shall require the delivery of possession or control to the First Priority Collateral Agent of Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of First Priority Claims, such possession or control shall have been delivered to the First Priority Collateral Agent, as provided in the Intercreditor Agreement.
ARTICLE VIII
Bond Conversion Offer
          SECTION 8.01 Consummation Date. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by the Indenture entered into by the Borrower on the Consummation Date, and references to the Collateral Agent shall be deemed to be references to the “Collateral Agent” under and as defined in the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the Liens and security interests granted hereunder to the Collateral Agent (for the benefit of the Secured Parties) shall secure the “Obligations” as defined in the Indenture so as to constitute Liens and security interests granted hereunder to the “Collateral Agent” under and as defined in the Indenture, who shall on and after the Consummation Date be the Collateral Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to secure the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically

29

tions” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” secured by the Liens and security interests granted under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” secured by the Liens and security interests granted under this Agreement. In the event that the “Collateral Agent” under the Credit Agreement on the Consummation Date is a different entity from the “Collateral Agent” under the Indenture, the “Collateral Agent” under the Credit Agreement shall (i) continue to act as bailee and agent for perfection for the “Collateral Agent” under and as defined in the Indenture in respect of any possessory Collateral and any other Collateral until such actions have been taken to comply with applicable law to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and (ii) promptly upon the request of the “Collateral Agent” under and as defined in the Indenture, deliver to the “Collateral Agent” under and as defined in the Indenture any Collateral in the possession of the “Collateral Agent” under and as defined in the Credit Agreement (together with any applicable endorsements and instruments of transfer), and take such other action, and execute and deliver such assignment agreements or other instruments and documents, as the “Collateral Agent” under and as defined in the Indenture may reasonably request, to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and to assign the rights of the “Collateral Agent” under and as defined in the Credit Agreement with respect thereto to the “Collateral Agent” under and as defined in the Indenture.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL
SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN
HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

Schedule I to the
Second Lien Security Agreement
SUBSIDIARY PARTIES

Name of Subsidiary Party
Galileo Technologies LLC
Gta North America, Inc.
OWW2, LLC
TDS Investor (Luxembourg) S.a.r.l.
Travel Industries, Inc.
Travelport Holdings, Inc.
Travelport Holdings, LLC
Travelport Inc.
Travelport International Services, Inc.
Travelport Operations, Inc.
Travelport, LP
Waltonville Limited
WORLDSPAN BBN Holdings, LLC
WORLDSPAN Digital Holdings, LLC
WORLDSPAN IJET HOLDINGS, LLC
Worldspan LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN South American Holdings LLC
Worldspan StoreMaker Holdings, LLC
Worldspan Technologies Inc.
Worldspan Viator Holdings, LLC
Worldspan XOL LLC
WS Financing Corp.
Schedule I-1

Schedule II to the
Second Lien Security Agreement
EQUITY INTERESTS

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
Bastion Surety Limited		Travelport Inc.	Auth: 900	65%
			Issued: 900

Covia Canada Partnership Corp.	11	Travelport Inc.	100	65%

Galileo International B.V.		Travelport Limited	Auth: 900	100%
			Issued: 182

Galileo Technologies LLC	5	Travelport Inc.	Auth: 1,000	100%
			Issued: 100

GI Worldwide Holdings C.V.		Galileo Technologies LLC — 10%, Travelport Inc. — 90%	N/A	65%

Gta North America, Inc.	4	Travelport Inc.	Auth: 3,000	100%
			Issued: 100

Gullivers Jersey 1 Limited	3	Travelport Inc.	Auth: 100,000	65%
			Issued: 353

OWW2, LLC	6	TDS Investor	100%	100%
		(Luxembourg) S.a.r.l.

TDS Investor (Luxembourg) S.a.r.1		Waltonville Limited	Class A-F Total Auth: 1,139,184 or 189,864 each Class A-F Total Issued 1,139,184 or 189,864 each	100%

Travel Industries, Inc.	2	Travelport Inc.	1,000	100%

Travelport (Bermuda) Ltd.	2	Travelport Limited	12,000	100%

Travelport (Cayman) Ltd.		Travelport Limited	1	100%

Travelport Argentina S.R.L.		Travelport, LP — 1%, Worldspan South American Holdings LLC — 99%	Auth: 1,000 Issued: 1,000	65%

Travelport Guarantor LLC		Travelport Limited	N/A	100%

Travelport Gulf LLC		Travelport International Services, Inc.; Worldspan Technologies, Inc.	Auth: 150,000 Issued: 150,000	65%

Travelport Holdings, Inc.	1	Travelport LLC	Auth: 1,000	100%
Schedule II-1

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
			Issued: 100

Travelport Holdings, LLC		Worldspan Technologies, Inc.	Auth: 100 Issued: 100	100%

Travelport Inc.	4	Travelport LLC	Auth: 1,000	100%
			Issued: 100

Travelport International Services, Inc.	2	Travelport Inc.	5,000	100%

Travelport LLC	4	TDS Investor (Luxembourg) S.a.r.l.	Auth: 1,000 Issued: 100	100%

Travelport Mexico S.A. de C.V.		Travelport, LP; Outside Counsel	A: 50,000 B: 133,296,938	65%

Travelport Operations, Inc.	4	Travelport Inc.	Auth: 1,000	100%
			Issued: 100

Travelport Peru S.R.L.		Worldspan S.A. Holdings II LLC; Worldspan South American Holdings LLC	Auth: 2,636,510 Issued: 2,636,510	65%

Travelport Services Limited		Travelport, LP	Auth: 1,000	65%
			Issued: 2

Travelport, LP	5 — Travelport Holdings, LLC 6 — Worldspan LLC	99.996% — Travelport Holdings, LLC, .004% — Worldspan LLC	N/A	100%

Waltonville Limited	2	Travelport Limited	Auth: 2,100	100%
			Issued: 2,100

WORLDSPAN BBN Holdings, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

WORLDSPAN Digital Holdings, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

WORLDSPAN IJET HOLDINGS, LLC		Travelport, LP	Auth: 100 Issued: 100	100%

Worldspan LLC	2	Travelport	NA.	100%
		Holdings, LLC

WORLDSPAN OPENTABLE HOLDINGS, LLC		Travelport, LP	N/A	100%

WORLDSPAN S.A. HOLDINGS II, L.L.C.		Travelport, LP	N/A	100%

Worldspan Services Chile Limitada		Worldspan South American Holdings LLC;	5,494,000 units belonging to WASAH	65%

		Travelport, LP
			5,500 units
Schedule II-2

	Number of	Registered	Number and Class	Percentage of
Entity	Certificate	Owner(s)	Equity Interests	Equity Interests
			belonging to Travelport, LP

Worldspan Services Costa Rica, SRL	1	Worldspan South American Holdings LLC	10	65%

WORLDSPAN South American Holdings LLC		Travelport, LP	N/A	100%

Worldspan StoreMaker Holdings, LLC		Travelport, LP	N/A	100%

Worldspan Technologies Inc.	1	Travelport Inc.	100 shares	100%

Worldspan Viator Holdings, LLC		Travelport, LP	N/A	100%

WORLDSPAN XOL LLC		Travelport, LP	N/A	100%

WS Financing Corp.	1	Travelport, LP	100	100%
DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date
Travelport Inc.	$60,000,000	September 10, 2009	March 10, 2020

Travelport (Bermuda) Ltd.	$2,051,415,455	August 23, 2006	N/A

Travelport Investor (Luxembourg) Partnership S.E.C.S.	9,479,663€	March 27, 2009	March 31, 2039

Travelport Inc. (f/k/a B2B Newco, Inc.)	$725,211,331	January 29, 2007	7.5 years from August 23, 2006

Travelport (Luxembourg) S.a.r.l.	$22,493,281	August 23, 2006	N/A

Travelport Limited	$207,500,000	September 30, 2011	December 1, 2016
Schedule II-3

Schedule III to the
Second Lien Security Agreement
COMMERCIAL TORT CLAIMS
A claim was brought against the Air Transport Association in ICC arbitration proceedings for unauthorized use of our ticketing data in its “PaxIS” product. The claim is based on breach of contract and breach of Dutch and European law in respect of database rights, claiming approximately $19.5 million in lost revenues. This action is brought in ICC Netherlands where the ICC arbitration tribunal will hear the matter between July 2, 2012 through July 6, 2012.
Schedule III-1

Schedule IV to
the Second Lien Security Agreement
PERMITTED SUBSIDIARY DISPOSITIONS AND LIQUIDATIONS
4Oceans Limited
Quantitude United Kingdom Limited
Travelport Procurement Limited
GTA (Hong Kong) Online Sales Limited
Worldspan Services Hong Kong Limited
Worldspan Hungary Kft.
Schedule IV-1

Schedule V to
the Second Lien Security Agreement
100% PLEDGED FOREIGN SUBSIDIARIES
Waltonville Limited
TDS Investor (Luxembourg) S.a.r.l.
Galileo International BV
Travelport (Bermuda) Ltd.
Travelport (Cayman) Ltd.
Schedule V-1

Schedule VI to
the Second Lien Security Agreement
DEPOSIT ACCOUNTS

Owner	Type Of Account	Bank	Account Number
Travelport Inc	Demand Deposit Acct	Bank of America	4426474711
Travelport LLC	Demand Deposit Acct	Citibank, NY	30717635
SECURITIES ACCOUNTS
NONE.
Schedule VI-1

Schedule VII to
the Second Lien Security Agreement
DOMESTIC GRANTORS

Name of Domestic Grantor
Galileo Technologies LLC
Gta North America, Inc.
OWW2, LLC
Travel Industries, Inc.
Travelport Holdings, Inc.
Travelport Holdings, LLC
Travelport Inc.
Travelport International Services, Inc.
Travelport LLC
Travelport Operations, Inc.
Travelport, LP
WORLDSPAN BBN Holdings, LLC
WORLDSPAN Digital Holdings, LLC
WORLDSPAN IJET HOLDINGS, LLC
Worldspan LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN South American Holdings LLC
Worldspan StoreMaker Holdings, LLC
Worldspan Technologies Inc.
Worldspan Viator Holdings, LLC
Worldspan XOL LLC
WS Financing Corp.
Schedule VII-1

Exhibit I to the
Second Lien Security Agreement
          SUPPLEMENT NO. __, dated as of [•] (this “ Supplement”), to the Second Lien Security Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Agent (as used herein, as defined in the Security Agreement referred to below).
          A. Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as the “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
          C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement and as consideration for Loans previously made.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 6.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it
Exhibit I-1

as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary and each reference to a “Domestic Grantor” in the Security Agreement shall be deemed to include any New Subsidiary that is a Domestic Guarantor. The Security Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic ef-
Exhibit I-2

fect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
          SECTION 9. Notwithstanding anything herein to the contrary, the lien and security interest granted to Collateral Agent pursuant to this Supplement and the exercise of any right or remedy by Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Supplement, the terms of the Intercreditor Agreement shall govern and control.
Exhibit I-3

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Exhibit I-4

Schedule I
to the Supplement No __ to the
Second Lien Security Agreement
LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Number and
	Number of	Registered	Class of	Percentage
Issuer	Certificate	Owner	Equity Interests	of Equity Interests

DEBT SECURITIES

Principal
Issuer	Amount	Date of Note	Maturity Date

Exhibit I - 5

Exhibit II to the
Second Lien Security Agreement
FORM OF
PERFECTION CERTIFICATE
[•], 2011
     Reference is made to the Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings assigned therein), among Travelport Limited, a company incorporated under the laws of Bermuda (“Holdings”), Travelport LLC, a Delaware corporation (the “Borrower”), Waltonville Limited, a company incorporated under the laws of Gibraltar
(“Intermediate Parent”), TDS Investor (Luxembourg) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), Wells Fargo Bank, National Association, as the Administrative Agent, Wells Fargo Bank, National Association, as the Collateral Agent, and each Lender from time to time party thereto.
          The undersigned, the Chief Financial Officer and the Chief Legal Officer, respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as of the date hereof as follows:
1. Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or formation, is as follows:
(b) Set forth in Schedule 1 is each other legal name, to our knowledge, each Loan Party has had in the past year, together with the date of the relevant change:
(c) Except as set forth in Schedule 1 hereto, to our knowledge, no Loan Party has changed its identity or corporate structure in any way within the past year. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.
(d) To our knowledge, Schedule 1 sets forth a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past year:
(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization:
Exhibit II - 1

(f) Set forth below is the Federal Taxpayer Identification Number of each Loan Party:
2. Current Locations. (a) The chief executive office of each Loan Party is located at the address set forth opposite its name below:
(b) The jurisdiction of formation of each Loan Party that is a registered organization is set forth opposite its name below:
(c) [Reserved].
(d) Set forth below is a list of all real property owned by each Loan Party that has a book value in excess of $7,250,000 and the name of the Loan Party that owns such real property:
(e) [Reserved].
3. [Reserved].
4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 hereof.
5. Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such Equity Interests, to the extent required to be pledged under the Security Agreement. Also set forth on Schedule 5 is each Investment of Holdings, the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made, to the extent required to be pledged under the Security Agreement.
6. Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness for borrowed money held by Holdings, the Borrower and each other Loan Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement.
7. Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
Exhibit II - 2

8. Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s: (i) Patents and Patent Applications (such terms, as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, type, and registration or application number of each Patent and Patent Application owned by any Loan Party; and (ii) Trademarks and Trademark Applications (such terms, as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, and the registration or application number of each Trademark and Trademark application owned by any Loan Party.
(b) Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights (as used herein, as defined in the Intellectual Property Security Agreement), including the name of the registered owner, title, and the registration number of each Copyright owned by any Loan Party.
Exhibit II - 3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first set above.

TRAVELPORT LLC,
by:
Name:
Title:

by:
Name:
Title:
Perfection Certificate

Schedule 1

Changes in Identity or
Corporate Structure in Past
Year (including Mergers,
	Each Legal Name	Consolidations and
	in Past Year	Acquisitions, and any change in	List of all other Names
	(with date of relevant	form, nature or	(including Trade Names)
Loan Party	change	jurisdiction)	in Past Year

Exhibit II - 5

Schedule 4

Loan Parties	Filing Location

Exhibit II - 6

Schedule 5

Issued and
	Jurisdiction of	Outstanding
	Incorporation	Equity
Entity	or Formation	Interests	Owner(s)

Investment of 50% or Less	Percentage of Ownership

Exhibit II - 7

Schedule 6

Lender	Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II - 8

Schedule 7

Owner	Mortgagor	Filing Office

Exhibit II - 9

Schedule 8(A)(i)
Trademarks and Trademark Applications

Jurisdiction	Trademark:	Owner Name:	App. No.	App. Date	Reg. No.	Reg. Date

Exhibit II - 10

Schedule 8(A)(ii)
Patents and Published Pending Patent Applications

Jurisdiction	Title	Inventor(s)	Owner Name:	App. No.	App. Date	Patent No.	Issue Date

Exhibit II - 11

Schedule 8(B)
Registered Copyrights

Jurisdiction	Copyright	Owner Name:	Reg. No.	Reg. Date

Exhibit II - 12

EXHIBIT F
INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXECUTION VERSION

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT
Dated as of

September 30, 2011,
among
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L,
as TDS Intermediate Parent,
CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

Schedules

Schedule I	Subsidiary Parties
Schedule II	Intellectual Property

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Patent Security Agreement

          SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of September 30, 2011 among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as defined below) for the Secured Parties (as defined below).
          Reference is made to the Second Lien Credit Agreement dated as of September 30, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as “Collateral Agent” (under and as defined therein), and each Lender from time to time party thereto. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.01 Credit Agreement.
          (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (or, on and after the Consummation Date, the meaning specified for the comparable term in the Indenture). All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
          (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
          Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Administrative Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as administrative agent under the Credit Agreement, or, on and after the Consummation Date, Wells Fargo Bank, National Association,

acting as trustee under the Indenture, or such other Person who shall act as trustee under the Indenture, together with such Person’s (Wells Fargo Bank, National Association, or otherwise) successors and permitted assigns in such capacity.
          “Agreement” means this Second Lien Intellectual Property Security Agreement.
          “Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 4.02.
          “Collateral” has the meaning assigned to such term in Section 2.01.
          “Collateral Agent” means Wells Fargo Bank, National Association, together with its successors and permitted assigns, acting as “Collateral Agent” (under and as defined in the Credit Agreement) for the Secured Parties, or, on and after the Consummation Date, Wells Fargo Bank, National Association, acting as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, or such other Person who shall act as “Collateral Agent” (under and as defined in the Indenture) for the Secured Parties, together with such Person’s (Wells Fargo Bank, National Association, or otherwise) successors and permitted assigns in such capacity.
          “Contributing Party” has the meaning assigned to such term in Section 4.02.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
          “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.
          “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Discharge of First Priority Claims” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Documents” has the meaning assigned to such term in the Inter-creditor Agreement.

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          “Grantor” means each of Holdings, the Borrower and each Subsidiary Party.
          “Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
          “Intellectual Property Collateral” means Collateral consisting of Intellectual Property.
          “Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
          “Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of [•], 2011, among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent (as defined therein), UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Collateral Agent (as defined therein), Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent (as defined therein) and the other parties thereto, as amended, restated, amended and re-stated, supplemented or otherwise modified from time to time.
          “License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, including those listed on Schedule II.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Obligations” means all “Obligations” as defined in the Credit Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

3

          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Perfection Certificate” has the meaning specified in the Security Agreement.
          “Proceeds” has the meaning specified in Section 9-102 of the New York UCC.
          “Secured Parties” means “Secured Parties” as defined in the Credit Agreement, and on and after the Consummation Date, “Secured Parties” as defined in the Indenture.
          “Security Interest” has the meaning assigned to such term in Section 2.01(a).
          “Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
          “TDS Intermediate Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
          “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II
SECURITY INTERESTS

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          Section 2.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
     (i) all Copyrights;
     (ii) all Patents;
     (iii) all Trademarks; provided, however, that the grant of Security Interest shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such Security Interest unless and until such time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the Security Interest will not affect the status or validity of such application for such Trademark or the resulting registration;
     (iv) all Licenses;
     (v) all other Intellectual Property; and
     (vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
          (b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto or continuation statements without the signature of the Grantor in respect thereof that (i) indicate the Collateral as “all assets whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country or state) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

5

          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
          Section 2.02 Representations and Warranties. Holdings, the Intermediate Parent and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the other Secured Parties that:
     (a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
     (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture)), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the

6

United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
     (c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, including the Guarantees, (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in the United States in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest (to the extent such Security Interest can be perfected by making the filings and recordations described in the immediately preceding sentence) is and shall be prior to any other Lien on any of the Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
     (d) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 2.03 Covenants.

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          (a) The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.
          (b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f) and 2(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).
          (d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement (or, on and

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after the Consummation Date, the comparable provision in the Indenture), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees, subject to the terms of the Intercreditor Agreement, to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.
          Section 2.04 As to Intellectual Property Collateral.
          (a) In order to facilitate filings with United States Patent and Trademark Office and the United States Copyright Office, each Grantor, if applicable, shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements or Patent Security Agreements, or supplements thereto, in the forms of Exhibits II, III and IV, to further evidence Collateral Agent’s Security Interest in such Grantor’s Intellectual Property Collateral relating thereto or represented thereby.
          (b) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral (or applications therefor) and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (c) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its

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Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).
          (d) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
          (e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement and the Intercreditor Agreement with respect thereto.
          (f) Once every fiscal quarter of the Borrower, with respect to issued or registered Patents (or published applications therefor) or Trademarks (or applications therefor), and once every month, with respect to registered Copyrights, each Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned or exclusively licensed by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
          (g) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any or its Intellectual Property Collateral to the extent permitted by the Credit Agreement and the Intercreditor Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
ARTICLE III
REMEDIES
          Section 3.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, at such time or after, with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an

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exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into

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such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          Section 3.02 Application of Proceeds. To the extent permitted by, and subject to the terms of, the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture) as of the Closing Date.
          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          Section 3.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, to the extent permitted by, and subject to the terms of, the Intercreditor Agreement, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. To the extent permitted by, and subject to the terms of the Intercreditor Agreement, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE IV
INDEMNITY, SUBROGATION AND SUBORDINATION

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          Section 4.01 Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), the Borrower agrees that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          Section 4.02 Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
          Section 4.03 Subordination.
          (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
          (b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE V
Miscellaneous
          Section 5.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture). All communications and notices hereunder to any Subsidiary Party shall be given to

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          it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 5.02 Waivers; Amendment.
          (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture).
          Section 5.03 Collateral Agent’s Fees and Expenses; Indemnification.
          (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement (or, on and after the Consummation Date, with respect to expenses of the Collateral Agent incurred hereunder on and after the Consummation Date, the comparable provision in the Indenture).
          (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and each other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agent, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages,

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liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 days of written demand therefor.
          Section 5.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          Section 5.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
          Section 5.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified,

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supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
          Section 5.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Section 5.08 Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or under any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Foreign Subsidiary, such set off may only be against any obligations of Foreign Subsidiaries. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and such Lender may have.
          Section 5.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and

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may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
          (c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 5.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          Section 5.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 5.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or

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guaranteeing all or any of the Obligations or (d) subject to the terms of Section 5.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          Section 5.13 Termination or Release.
          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.
          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided, further, that no such release shall occur if such Grantor continues to be a guarantor in respect of the First Lien Credit Agreement, any First Lien Permitted Refinancing Documents, High Yield Notes or any Junior Financing.
          (c) Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), the security interest in such Collateral shall be automatically released.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.
          Section 5.14 Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement (or, on and after the Consummation Date, the comparable provision in the Indenture), certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of an Intellectual Property Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

18

          Section 5.15 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
          Section 5.16 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to the extent permitted by, and subject to the terms of the Intercreditor Agreement, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

19

ARTICLE VI
Intercreditor Agreement
          Section 6.01 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
ARTICLE VII
Bond Conversion Offer
          Section 7.01 Consummation Date. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, on and after the Consummation Date, (i) any references to the Credit Agreement shall be automatically deemed replaced by references to the Indenture entered into by the Borrower on the Consummation Date, and references to the Collateral Agent shall be deemed to be references to the “Collateral Agent” under and as defined in the Indenture, and (ii) this Agreement shall be automatically deemed amended mutatis mutandis to reflect that the Liens and security interests granted hereunder to the Collateral Agent (for the benefit of the Secured Parties) shall secure the “Obligations” as defined in the Indenture so as to constitute Liens and security interests granted hereunder to the “Collateral Agent” under and as defined in the Indenture, who shall on and after the Consummation Date be the Collateral Agent for all purposes hereof (for the benefit of the “Secured Parties” as defined in the Indenture), to secure the “Obligations” (as defined in the Indenture). On and after the Consummation Date, the “Obligations” as defined in the Credit Agreement shall automatically and without further action cease to be “Obligations” secured by the Liens and security interests granted under this Agreement, and on and after the Consummation Date, all “Obligations” as defined in the Indenture shall automatically and without further action constitute “Obligations” secured by the Liens and security interests granted under this Agreement. In the event that the “Collateral Agent” under the Credit Agreement on the Consummation Date is a different entity from the “Collateral Agent” under the Indenture, the “Collateral Agent” under the Credit Agreement shall (i) continue to act as bailee and agent for perfection for the “Collateral Agent” under and as defined in the Indenture in respect of any possessory Collateral and any other Collateral until such actions have been taken to comply with applicable law to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the “Secured Parties” as defined in the Indenture, and (ii) promptly upon the request of the “Collateral Agent” under and as defined in the Indenture, deliver to the “Collateral Agent” under and as defined in the Indenture any Collateral in the possession of the “Collateral Agent” under and as defined in the Credit Agreement (together with any applicable endorsements and instruments of transfer), and take such other action, and execute and deliver such assignment agreements or other instruments and documents, as the “Collateral Agent” under and as defined in the Indenture may reasonably request, to ensure the continuing validity and perfection of the Liens and security interests granted hereunder in favor of the “Collateral Agent” under and as defined in the Indenture, for the benefit of the

20

“Secured Parties” as defined in the Indenture, and to assign the rights of the “Collateral Agent” under and as defined in the Credit Agreement with respect thereto to the “Collateral Agent” under and as defined in the Indenture.
[Remainder of page intentionally left blank]

21

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

Schedule I to the
Second Lien Intellectual Property
Security Agreement
SUBSIDIARY PARTIES

Jurisdiction of
Name of Subsidiary Party	Formation
Galileo Technologies LLC	Delaware
Gta North America, Inc.	Delaware
OWW2, LLC	Delaware
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
Travel Industries, Inc.	Delaware
Travelport Holdings, Inc.	Delaware
Travelport Holdings, LLC	Delaware
Travelport Inc.	Delaware
Travelport International Services, Inc.	Delaware
Travelport Operations, Inc.	Delaware
Travelport, LP	Delaware
Waltonville Limited	Gibraltar
WORLDSPAN BBN Holdings, LLC	California
WORLDSPAN Digital Holdings, LLC	Delaware
WORLDSPAN IJET HOLDINGS, LLC	Delaware
Worldspan LLC	Delaware
WORLDSPAN OPENTABLE HOLDINGS, LLC	Georgia
WORLDSPAN S.A. HOLDINGS II, L.L.C.	Georgia
WORLDSPAN South American Holdings, LLC	Georgia
Worldspan StoreMaker Holdings, LLC	Delaware
Worldspan Technologies Inc.	Delaware
Worldspan Viator Holdings, LLC	Delaware
Worldspan XOL LLC	Georgia
WS Financing Corp.	Delaware
[* Indicates that the entity executed this Agreement under an individual signature block]

Schedule II to the
Second Lien Intellectual Property
Security Agreement
U.S. COPYRIGHTS OWNED BY TRAVELPORT, LP

Title	Jurisdiction	Reg. No.	Record Owner
Worldspan AVS database	USA	TX0005589147	Worldspan, L.P.*
Worldspan computer interface program	USA	TX0005586920	Worldspan, L.P.*
Worldspan echo availability data-base	USA	TX0005589168	Worldspan, L.P.*
Worldspan/Kinetics computer interface program	USA	TX0005589163	Worldspan, L.P.*
Worldspan disk drive utility computer program	USA	TXu000688224	Worldspan, L.P.*

*	- Worldspan, L.P. changed its name to Travelport, LP.
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT
OPERATIONS, INC.

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
2,338,274	Canada	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	03 June 1999
2000-561573	Japan	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	7/16/2002 Publication Date
712,016	Korea	Apparatus and Method for On-line Price Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	03 June 1999	20 April 2007
814,895	Korea	Computer-Implemented System and Method for Booking Airline Travel Itineraries	Travelport Operations, Inc.	17 September 2001	12 March 2008

1

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
6,035,288	US	Interactive Computer-Implemented System and Method for Negotiating Sale of Goods and/or Services	Travelport Operations, Inc.	29 June 1998	07 March 2000
10/940979	US	Interactive Computer-Implemented System and Method for Negotiating Sale of Goods and/or Services	Travelport Operations, Inc.	15 September 2004
6,076,070	US	Apparatus and Method for On-line Price Comparison of Competitor’s Goods and/or Services over a Computer Network	Travelport Operations, Inc.	23 July 1998	13 June 2000
6,304,850	US	Computer-Implemented System and Method for Booking Airline Travel Itineraries	Travelport Operations, Inc.	17 March 1999	16 October 2001
12/738350	US	Systems and Methods for Programmatic Generation of Database Statements	Travelport Operations, Inc.	16 April 2010
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT, LP

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
7,062,480	US	System and method for caching and utilizing flight availability	Travelport, LP	01 April 2002	13 June 2006
7,853,575 7,693,894	US US	System and method for caching and utilizing flight availability data System and method for caching and utilizing flight availability data	Travelport, LP Travelport, LP	10 February 2006 10 February 2006	14 December 2010 06 April 2010
7,603,281	US	Method, computer program and system for pushing flight information to passengers.	Travelport, LP	12 October 2000	13 October 2009
7,694,012	US	System and Method for Routing Data	Travelport, LP	28 February 2007	06 April 2010
11/778444	US	Automated repricing of revised itineraries for ticket changes requested after issuance	Travelport, LP	16 July 2007
12/650227	US	Computer-based systems and methods for collaborative travel planning	Travelport, LP	30 December 2009
12/027792	US	Method and system for airline fare verification auditing	Travelport, LP	07 February 2008
12/721920	US	System and Method of Travel Itinerary Creation	Travelport, LP	11 March 2010
2008311781	Australia	Method and system for airline fare verification auditing	Worldspan, LP*	20 October 2008

2

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
07 810 740.6	European Patent Office	Automatic repricing of alternative itineraries for ticket changes requested after issuance	Worldspan, LP*	24 February 2009
201002554-2	Singapore	Method and system for airline fare verification auditing	Worldspan, LP*	20 October 2008

*	- Worldspan, L.P. changed its name to Travelport, LP.
PATENTS AND PATENT APPLICATIONS OWNED BY TRAVELPORT INC.

Patent No./			Record
Application No.	Country	Title	Owner	App. Date	Date Issued
6,360,205	US	Obtaining and Utilizing Commercial In- formation	Trip.com, Inc.*	05 March 1999	19 March 2002

*	- Trip.com, Inc. merged into Travelport Inc.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY TRAVELPORT, LP

					App.	Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	11796	11796	Registered	Andorra	26-Nov-1998	26-Nov-1998	Worldspan*
GALILEO		2116	Registered	Anguilla	27-Nov-1987	27-Nov-1987	Galileo International LLC***
GALILEO		2941	Registered	Antigua and Barbuda	02-Dec-1987	02-Dec-1987	Galileo International LLC***
GLOBE DESIGN		2972	Registered	Antigua and Barbuda	30-Mar-1988	30-Mar-1988	Galileo International LLC***
QUANTITUDE			Registered	Argentina	1992866	9/24/2004	Galileo International LLC***
QUANTITUDE			Registered	Argentina	1988991	25-Aug-2004	Galileo International LLC***
WORLDSPAN	2288429	2007582	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN TRIP MANAGER	2288430	2007583	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN WIRED	2288431	2007584	Registered	Argentina	26-May-2000	26-Jan-2005	Worldspan*
WORLDSPAN	IM-0001-6.12	20336	Registered	Aruba	06-Jan-2000	08-Feb-2000	Travelport, LP
TOUR SOURCE	609458	A609458	Registered	Australia	18-Aug-1993	18-Aug-1993	Travelport, LP
WORLDSPAN	758766	758766	Registered	Australia	02-Apr-1998	02-Apr-1998	Worldspan*
WORLDSPAN WIRED	741501	741501	Registered	Australia	15-Aug-1997	15-Aug-1997	Worldspan*

3

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GALILEO		119566	Registered	Austria		11-May- 1988	Galileo International LLC***
GALILEO	12626	12626	Registered	Bahamas	28-Sep-1987	28-Sep-1987	Galileo International LLC***
GLOBE DESIGN	12800	12800	Registered	Bahamas	04-Mar-1988	04-Mar-1988	Galileo International LLC***
WORLDSPAN	21268	21268	Registered	Bahamas	30-Dec-1998	28-Jan-2000	Worldspan*
WORLDSPAN	370/99		Pending	Bahrain	06-Mar-1999		Worldspan*
WORLDSPAN	58273/98		Pending	Bangladesh	14-Dec-1998		Worldspan*
GALILEO		81/6866	Registered	Barbados	15-Dec-1987	08-Mar-1998	Galileo International LLC***
GALILEO	81/21022	81/21022	Registered	Barbados	30-Sep-2005	15-May-2007	Galileo International LLC***
GALILEO	81/21021	81/21021	Registered	Barbados	30-Sep-2005	15-May-2007	Galileo International LLC***
GLOBE DESIGN		81/4806	Registered	Barbados	17-Mar-1988	27-Mar-1996	Galileo International LLC***
GALILEO		11032	Registered	Bermuda	02-Nov-1987	02-Nov-1987	Travelport International LLC***
WORLDSPAN	30345	30345	Registered	Bermuda	11-Dec-1998	11-Dec-1998	Worldspan*
DISEÑO	0920-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN	0922-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN TRIP MANAGER	2827	89673	Registered	Bolivia	08-Mar-2000	07-Apr-2003	Worldspan*
WORLDSPAN WIRED	0919-2000		Pending	Bolivia	08-Mar-2000		Worldspan*
WORLDSPAN	BAZ983282A	BAZ298282A	Registered	Bosnia and Herzegovina	02-Dec-1998	23-Dec-2003	Worldspan*
WORLDSPAN	822463440	822463440	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
WORLDSPAN TRIP MANAGER	822463474	822463474	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
WORLDSPAN WIRED	822463482	822463482	Registered	Brazil	17-Feb-2000	27-Dec-2005	Worldspan*
APOLLO	631468	421758	Registered	Canada	08-May-1989	07-Jan-1994	Galileo International LLC***
CAR SELECT	753058	481626	Registered	Canada	25-Apr-1994	26-Aug-1997	Worldspan*
CARMASTER	631470	376482	Registered	Canada	08-May-1989	30-Nov-1990	Galileo International LLC***
FOCALPOINT (stylized)	631411	381141	Registered	Canada	08-May-1989	08-Mar-1991	Galileo International LLC***
GALILEO	592411	530315	Registered	Canada	25-Sep-1987	21-Jul-2000	Galileo International LLC***
GALILEO	1020871	554351	Registered	Canada	30-Jun-1999	22-Nov-2001	Galileo International LLC***
GALILEO INTERNATIONAL & Design	1020872	558280	Registered	Canada	30-Jun-1999	21-Feb-2002	Galileo International LLC***

4

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GALILEO VACATIONS	1298094	TMA776641	Registered	Canada	18-Apr-2006	09-Sep-2010	Galileo International LLC***
GLOBE DESIGN	1020870	553383	Registered	Canada	30-Jun-1999	05-Nov-2001	Galileo International LLC***
GLOBE DESIGN	602230	563598	Registered	Canada	08-Mar-1988	18-Jun-2002	Galileo International LLC***
INSIDE AVAILABILITY		TMA460,207	Registered	Canada		19-Jul-2006	Galileo International LLC***
INSIDE LINK	631467	404739	Registered	Canada	08-May-1989	13-Nov-1992	Galileo International LLC***
POWER SHOPPER	1214592	636413	Registered	Canada	26-Apr-2004	30-Mar-2005	Worldspan*
ROOMMASTER	639525	438914	Registered	Canada	29-Aug-1989	10-Feb-1995	Galileo International LLC***
TRAVELPORT ROOMS AND MORE	1538402		Pending	Canada	28-Jul-2011		Worldspan*
TRAVELSCREEN	631469	376154	Registered	Canada	08-May-1989	23-Nov-1990	Galileo International LLC***
WORLDSPAN	650372	392001	Registered	Canada	08-Feb-1990	20-Dec-1991	Worldspan*
WORLDSPAN (Stylized w/ maple leaf)	1173618	634859	Registered	Canada	02-Apr-2003	10-Mar-2005	Worldspan*
WORLDSPAN GO!	885993	535505	Registered	Canada	30-Jul-1998	24-Oct-2000	Worldspan*
WORLDSPAN TRIP MANAGER	1007352	TMA564491	Registered	Canada	04-Mar-1999	09-Jul-2002	Worldspan*
WORLDSPAN WIRED	857440	TMA526262	Registered	Canada	30-Sep-1997	31-Mar-2000	Worldspan*
WORLDSPAN	493478	623859	Registered	Chile	14-Jul-2000	05-Mar-2002	Worldspan*
WORLDSPAN	9800078039	1339820	Registered	China (People’s Republic)	13-Jul-1998	27-Nov-1999	Travelport, LP
WORLDSPAN	1019765	264473	Registered	Colombia	12-Mar-2001	16-Apr-2002	Worldspan*
WORLDSPAN TRIP MANAGER	1019767	243929	Registered	Colombia	12-Mar-2001	01-Nov-2001	Worldspan*
WORLDSPAN WIRED	1019769	243930	Registered	Colombia	12-Mar-2001	01-Nov-2001	Worldspan*
WORLDSPAN	2001-8442	133619	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN TRIP MANAGER	2001-8444	133620	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN WIRED	2001/8443	133618	Registered	Costa Rica	08-Nov-2001	17-May-2002	Worldspan*
WORLDSPAN	137905	223382	Registered	Czech Republic	23-Nov-1998	23-Mar-2000	Worldspan*
GALILEO		123/08/RADM	Registered	Djibouti		22-Oct-1987	Galileo International LLC***
GALILEO		23/88	Registered	Dominica	17-May-1988	17-May-1988	Galileo International LLC***
GLOBE DESIGN		35/88	Registered	Dominica	07-Jul-1988	07-Jul-1988	Galileo International LLC***
WORLDSPAN	102882	102882	Registered	Dominican Republic	20-Jan-1999	15-Mar-1999	Worldspan*

5

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	101047-99	I-8972-2003	Registered	Ecuador	23-Dec-1999	27-Feb-2002	Worldspan*
WORLDSPAN	76440	76440	Registered	Egypt	13-Feb-1990	13-Feb-1990	Travelport, LP
WORLDSPAN	E-4155-0	E-4155-00	Registered	El Salvador	08-Jun-2000	30-Aug-2001	Travelport, LP
WORLDSPAN TRIP MANAGER	E-4157-00	21 Book 137	Registered	El Salvador	08-Jun-2000	17-Aug-2001	Worldspan*
WORLDSPAN	98-02745	31455	Registered	Estonia	20-Nov-1998	29-Jun-2000	Travelport, LP
WORLDSPAN	751107	751107	Registered	European Community	10-Feb-1998	13-Jul-1999	Worldspan*
WORLDSPAN COMMERCIAL WORLD		674630	Registered	European Community		27-Sep-1999	Worldspan*
WORLDSPAN CRUISE LINE SOURCE		674598	Registered	European Community		18-May-1999	Worldspan*
WORLDSPAN POWER PRICING	674648	674648	Registered	European Community	31-Oct-1997	10-May-1999	Worldspan*
WORLDSPAN SECURATE	674515	674515	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN TRIP MANAGER	674770	674770	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN WIRED	619403	619403	Registered	European Community	21-Aug-1997	16-Apr-1999	Worldspan*
WORLDSPAN WORLD STP	674663	674663	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN WORLDGROUP	674739	674739	Registered	European Community	31-Oct-1997	18-May-1999	Worldspan*
WORLDSPAN	1894-99	106819	Registered	Guatemala	10-Mar-1999	27-Sep-2000	Travelport, LP
WORLDSPAN	9324/2000		Pending	Honduras	28-Jun-2000		Worldspan*
WORLDSPAN TRIP MANAGER	2000-9323		Pending	Honduras	28-Jun-2000		Worldspan*
WORLDSPAN	9805000	199913288	Registered	Hong Kong	20-Apr-1998	29-Oct-1999	Worldspan*
WORLDSPAN	M9403103	144567	Registered	Hungary	16-Aug-1994	14-May-1997	Worldspan*
WORLDSPAN	849455	849455	Registered	India	05-Apr-1999	18-Jan-2007	Worldspan*
WORLDSPAN	764/90	138503	Registered	Ireland	09-Feb-1990	09-Feb-1990	Worldspan*
WORLDSPAN	75331	T/75331	Registered	Israel	12-Feb-1990	11-Aug-1993	Travelport, LP
WORLDSPAN TRIP MANAGER	125746	125746	Registered	Israel	14-Feb-1999	06-Apr-2000	Travelport, LP
WORLDSPAN WIRED	125745	125745	Registered	Israel	14-Feb-1999	07-Feb-2000	Travelport, LP
GALILEO	9/1077	22338	Registered	Jamaica	01-Oct-1987	01-Oct-1987	Galileo International LLC***
APOLLO	44374/90		Pending	Japan	19-Apr-1990		Galileo International LLC***
WORLDSPAN	041543/98	4290403	Registered	Japan	20-May-1998	02-Jul-1999	Worldspan*

6

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN TRIP MANAGER	037994/99	4542545	Registered	Japan	30-Apr-1999	08-Feb-2002	Worldspan*
WORLDSPAN WIRED	037993/99	4414965	Registered	Japan	30-Apr-1999	08-Sep-2000	Travelport, LP
WORLDSPAN	041543/98	50544	Registered	Jordan	26-Jul-1998	26-Jul-1999	Worldspan*
WORLDSPAN	SMA/1721	SMA/1721	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN TRIP MANAGER	SMA/1725	SMA/1725	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN WIRED	SMA/1726	SMA/1726	Registered	Kenya	07-Jun-1999	09-Apr-2002	Worldspan*
WORLDSPAN	98-3667	55409	Registered	Korea, Republic of	11-May-1998	28-Jun-1999	Travelport, LP
WORLDSPAN TRIP MANAGER	99/1605	59168	Registered	Korea, Republic of	18-Feb-1999	24-Jan-2000	Travelport, LP
WORLDSPAN WIRED	99-1604	59167	Registered	Korea, Republic of	18-Feb-1999	24-Jan-2000	Travelport, LP
WORLDSPAN	42584	39017	Registered	Kuwait	08-Mar-1999	17-Aug-2004	Worldspan*
SWISH Design		78733	Registered	Lebanon	01-Jan-1999	02-Feb-1999	Worldspan*
WORLDSPAN		76838	Registered	Lebanon	24-Aug-1998	24-Aug-1998	Worldspan*
WORLDSPAN	119856	119856	Registered	Lebanon	18-Dec-2008	22-Dec-2008	Worldspan*
WORLDSPAN GLOBE	76839	76839	Registered	Lebanon	24-Aug-1998	24-Aug-1998	Worldspan*
Design only		11037	Registered	Liechtenstein		20-Jan-1999	Worldspan*
Design only		11039	Registered	Liechtenstein		20-Jan-1999	Worldspan*
WORLDSPAN	23615	23615	Registered	Malta	26-Sep-1994	22-Nov-1994	Worldspan*
APOLLO	85091	400626	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
COMMERCIAL WORLD		478505	Registered	Mexico	03-Nov-1994		Worldspan*
CORPORATE APOLLO	85086	381173	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
FOCALPOINT	85089	381268	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
GALILEO	242267	505353	Registered	Mexico	31-Aug-1995	31-Aug-1995	Galileo International LLC***
GALILEO	242265	505352	Registered	Mexico	31-Aug-1995	31-Aug-1995	Galileo International LLC***
GALILEO	242266	906627	Registered	Mexico	31-Aug-1995	31-Oct-2005	Galileo International LLC***
GLOBE DESIGN		356540	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo Distribution Systems****
GLOBE DESIGN		355596	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
GLOBE DESIGN		365583	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
GLOBE DESIGN		358386	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***

7

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
GLOBE DESIGN		355595	Registered	Mexico	14-Mar-1988	14-Mar-1988	Galileo International LLC***
HIGHWIRE	554405	755406	Registered	Mexico	01-Jul-2002	23-Jul-2002	Galileo International LLC***
HIGHWIRE	554404	755405	Registered	Mexico	01-Jul-2002	23-Jul-2002	Galileo International LLC***
LEISURESHOPPER	85088	381267	Registered	Mexico	09-Apr-1990	17-Aug-1995	Galileo International Partnership****
POWER PRICING	355226	599816	Registered	Mexico	24-Nov-1998	29-Jan-1999	Worldspan*
POWER SHOPPER	355225	599815	Registered	Mexico	24-Nov-1998	29-Jan-1999	Worldspan*
QUANTITUDE		708514	Registered	Mexico		30-Jul-2001	Galileo International LLC***
ROOMMASTER	85081	381170	Registered	Mexico	09-Apr-1990	09-Apr-1990	Galileo International Partnership****
WORLDSPAN	81500	389828	Registered	Mexico	08-Feb-1990	31-Jan-1991	Worldspan*
WORLDSPAN GO!	346680	595148	Registered	Mexico	09-Sep-1998	30-Nov-1998	Worldspan*
WORLDSPAN TRIP MANAGER	355220	601714	Registered	Mexico	24-Nov-1998	25-Feb-1999	Worldspan*
WORLDSPAN WIRED	218145	571542	Registered	Mexico	18-Dec-1997	27-Feb-1998	Worldspan*
GALILEO	1375	1375	Registered	Montserrat	25-Jan-1988	25-Jan-1988	Galileo International LLC***
GLOBE DESIGN	1382	1382	Registered	Montserrat	22-Apr-1988	22-Apr-1988	Galileo International LLC***
GLOBE DESIGN		15114	Registered	Netherlands Antilles	29-Mar-1988	29-Mar-1988	Galileo International LLC***
TOUR SOURCE	229384	229384	Registered	New Zealand	16-Aug-1993	03-Oct-1996	Worldspan*
WORLDSPAN	303116	303116	Registered	New Zealand	21-Dec-1998	12-Jul-1999	Worldspan*
WORLDSPAN	2000-003084	2010091875 CC	Registered	Nicaragua	28-Jun-2000	17-Nov-2010	Worldspan*
WORLDSPAN	TP-38954	64319	Registered	Nigeria	25-Jan-1999	03-Sep-2003	Worldspan*
WORLDSPAN	90.0745	148332	Registered	Norway	09-Feb-1990	02-Jan-1992	Worldspan*
WORLDSPAN TRIP MANAGER	199901513	205971	Registered	Norway	15-Feb-1999	08-Dec-2000	Travelport, LP
WORLDSPAN	157319	157319	Registered	Pakistan	25-Aug-1999	01-Oct-2005	Worldspan*
WORLDSPAN	107382	107382	Registered	Panama	22-May-2000	16-Apr-2001	Worldspan, L.P.
WORLDSPAN	5426-1999	222011	Registered	Paraguay	23-Mar-1999	19-Jan-2000	Travelport, LP
POWER PRICING	20891	20891	Registered	Peru	23-Dec-1999	23-Mar-2000	Worldspan, L.P.
POWER SHOPPER	20808	20808	Registered	Peru	23-Dec-1999	27-Mar-2000	Worldspan, L.P.
SECURATE AIR	20807	20807	Registered	Peru	23-Dec-1997	27-Mar-2000	Worldspan, L.P.
WORLDSPAN		25612	Registered	Peru		13-Mar-2001	Worldspan+

8

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN		24366	Registered	Peru		30-Nov- 2000	Worldspan+
WORLDSPAN	96788	24945	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN	97202	25612	Registered	Peru	14-Dec-1999	13-Mar-2001	Worldspan, L.P.**
WORLDSPAN		24366	Registered	Peru		30-Nov-2000	Worldspan, L.P.**
WORLDSPAN NET	96790	24947	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN TRIP MANAGER	96786	24944	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN WIRED	96789	24946	Registered	Peru	14-Dec-1999	30-Nov-2000	Worldspan, L.P.**
WORLDSPAN	137173	92718	Registered	Poland	18-Aug-1994	11-Jun-1996	Worldspan*
WORLDSPAN	261881	261881	Registered	Portugal	09-Feb-1990	20-Aug-1992	Worldspan*
WORLDSPAN		47,671	Registered	Puerto Rico		31-Jan-2001	Worldspan*
WORLDSPAN	20073	20073	Registered	Qatar	22-Feb-1999	22-May-2005	Worldspan*
WORLDSPAN	39986	47417	Registered	Romania	26-Jun-1996	23-May-2003	Worldspan*
WORLDSPAN	94033977	137328	Registered	Russian Federation	26-Sep-1994	25-Jan-1996	Worldspan*
WORLDSPAN	34144	407/4	Registered	Saudi Arabia	22-May-1996	22-May-1996	Worldspan*
WORLDSPAN TRIP MANAGER	48253	504/65	Registered	Saudi Arabia	15-Mar-1999	15-Mar-1999	Worldspan*
WORLDSPAN WIRED	48252	555/54	Registered	Saudi Arabia	14-Mar-1999	14-Mar-1999	Worldspan*
WORLDSPAN		T98/12799B	Registered	Singapore	23-Dec-1998	23-Dec-1998	Worldspan*
WORLDSPAN	2977-98	192269	Registered	Slovakia	24-Nov-1998	25-Sep-2000	Worldspan*
WORLDSPAN	98/23079	98/23079	Registered	South Africa	21-Dec-1998	05-Nov-2002	Worldspan*
WORLDSPAN	91081	91081	Registered	Sri Lanka	14-Jan-1999	22-Jun-2004	Travelport, LP
GLOBE DESIGN		3317	Registered	St. Kitts and Nevis	10-Oct-1988	10-Oct-1988	Galileo International LLC***
GALILEO	112/87	112/87	Registered	St. Lucia	03-Nov-1987	03-Nov-1987	Galileo International LLC***
GLOBE DESIGN		58/1988	Registered	St. Lucia	13-Jun-1988	13-Jun-1988	Galileo International LLC***
WORLDSPAN	90-01358	230060	Registered	Sweden	12-Feb-1990	07-Feb-1992	Worldspan*
Design only		388777	Registered	Switzerland		6-Jan-1992	Worldspan*
WORLDSPAN	1113-1990.3	P-382487	Registered	Switzerland	09-Feb-1990	18-Apr-1991	Travelport, LP
WORLDSPAN	06600/2000	P-478891	Registered	Switzerland	02-Jun-2000	24-Nov-2000	Travelport, LP
WORLDSPAN			Pending	Syria			Worldspan*
WORLDSPAN	88004124	120842	Registered	Taiwan	30-Jan-1999	01-Feb-2000	Worldspan, L.P.**

9

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN GlOBE DESIGN		120843	Registered	Taiwan		1-Feb-2000	Worldspan*
WORLDSPAN	TO/T/00/00309	809	Registered	Tonga	01-Feb-2000	01-Feb-2000	Travelport, LP
WORLDSPAN	1222/90	117679	Registered	Turkey	16-Feb-1990	16-Feb-1990	Travelport, LP
GALILEO	10456	10456	Registered	Turks and Caicos Islands	16-Nov-1987	16-Nov-1987	Galileo International LLC***
GLOBE DESIGN		10479	Registered	Turks and Caicos Islands	02-Jun-1988	03-Jun-1988	Galileo International LLC***
GALILEO	200811242		Pending	Ukraine	28-May-2008		Galileo International LLC***
WORLDSPAN	28647	33687	Registered	United Arab Emirates	20-Oct-1998	09-Oct-2002	Worldspan*
WORLDSPAN	1414155	B1414155	Registered	United Kingdom	10-Feb-1990	10-Jan-1992	Worldspan*
APOLLO	73/283681	1268761	Registered	United States of America	28-Oct-1980	28-Feb-1984	Travelport, LP
APOLLO	75/982339	2770579	Registered	United States of America	30-Apr-1999	07-Oct-2003	Travelport, LP
APOLLO	75/694975	3555633	Registered	United States of America	30-Apr-1999	06-Jan-2009	Travelport, LP
CAR SELECT	74/516307	1990503	Registered	United States of America	25-Apr-1994	30-Jul-1996	Travelport, LP
COMMUNICATIONS INTEGRATOR	74/191414	1754967	Registered	United States of America	05-Aug-1991	02-Mar-1993	Travelport, LP
FASTCLIP	74/556498	1924274	Registered	United States of America	02-Aug-1994	03-Oct-1995	Travelport, LP
FASTMAIL	74/556493	1924272	Registered	United States of America	02-Aug-1994	03-Oct-1995	Travelport, LP
FOCALPOINT	73/704318	1508532	Registered	United States of America	06-Jan-1988	11-Oct-1988	Travelport, LP
FOCALPOINT	73/821591	1599827	Registered	United States of America	25-Aug-1989	05-Jun-1990	Travelport, LP
FOCALPOINT (stylized)	74/009155	1617443	Registered	United States of America	08-Dec-1989	16-Oct-1990	Travelport, LP
GALILEO	75/645802	2572524	Registered	United States of America	22-Feb-1999	28-May-2002	Travelport, LP
GALILEO	73/700927	1647908	Registered	United States of America	16-Dec-1987	18-Jun-1991	Travelport, LP
GALILEO VIEWTRIP	78/761872	3192513	Registered	United States of America	28-Nov-2005	02-Jan-2007	Travelport, LP
GLOBE DESIGN	73/716956	1739496	Registered	United States of America	11-Mar-1988	15-Dec-1992	Travelport, LP
LEISURESHOPPER (Stylized)	74/030113	1750832	Registered	United States of America	20-Feb-1990	02-Feb-1993	Travelport, LP
MONEYSAVER (stylized)	73/486393	1399066	Registered	United States of America	21-Jun-1984	24-Jun-1986	Travelport, LP
POWER PRICING	74/583593	1962894	Registered	United States of America	07-Oct-1994	19-Mar-1996	Travelport, LP
POWER SHOPPER	75/130183	2115536	Registered	United States of America	05-Jul-1996	25-Nov-1997	Travelport, LP

10

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
ROOMMASTER (stylized)	74/030116	1675586	Registered	United States of America	20-Feb-1990	11-Feb-1992	Travelport, LP
SCRIPTPRO	75/022125	2004517	Registered	United States of America	20-Nov-1995	01-Oct-1996	Travelport, LP
SECURATE	74/497735	1947439	Registered	United States of America	07-Mar-1994	09-Jan-1996	Travelport, LP
TECHXCHANGE	74/496166	1955617	Registered	United States of America	03-Mar-1994	13-Feb-1996	Travelport, LP
TRAVEL TECHNOLOGY SO ADVANCED, IT’S SIMPLE	78/611753	3138318	Registered	United States of America	19-Apr-2005	05-Sep-2006	Travelport, LP
TRAVELPORT ROOMS AND MORE	85/372,664		Pending	United States of America	15-Jul-2011		Travelport, LP
VIEWPOINT	78/253544	2825299	Registered	United States of America	23-May-2003	23-Mar-2004	Travelport, LP
WORLDSPAN	73/838498	1608514	Registered	United States of America	13-Nov-1989	31-Jul-1990	Travelport, LP
WORLDSPAN AIRLINE SOURCE	74/409262	1874327	Registered	United States of America	06-Jul-1993	17-Jan-1995	Travelport, LP
WORLDSPAN and design	75/346065	2189417	Registered	United States of America	22-Aug-1997	15-Sep-1998	Travelport, LP
WORLDSPAN CAR SOURCE	74/264777	1785867	Registered	United States of America	13-Apr-1992	03-Aug-1993	Travelport, LP
WORLDSPAN CORPORATE FLEET	75/277795	2209715	Registered	United States of America	21-Apr-1997	08-Dec-1998	Travelport, LP
WORLDSPAN FARESOURCE	76/592364	3204293	Registered	United States of America	17-May-2004	30-Jan-2007	Travelport, LP
WORLDSPAN GLOBE DESIGN	74/398846	1,828,591	Registered	United States of America	07-Jun-1993	29-Mar-1994	Worldspan, L.P.*
WORLDSPAN GO!	75/435794	2275654	Registered	United States of America	17-Feb-1998	07-Sep-1999	Travelport, LP
WORLDSPAN HOTEL SELECT	74/422004	1877037	Registered	United States of America	09-Aug-1993	31-Jan-1995	Travelport, LP
WORLDSPAN HOTEL SOURCE	74/264828	1784474	Registered	United States of America	13-Apr-1992	27-Jul-1993	Travelport, LP
WORLDSPAN INTERACTIVE MAPS	76/547052	3077119	Registered	United States of America	25-Sep-2003	04-Apr-2006	Travelport, LP
WORLDSPAN INTERCHANGE	78/518375	3089656	Registered	United States of America	17-Nov-2004	09-May-2006	Travelport, LP
WORLDSPAN RAPID REPRICE	76/458064	2971585	Registered	United States of America	15-Oct-2002	19-Jul-2005	Travelport, LP
WORLDSPAN RATE RUNNER	78/661508	3209726	Registered	United States of America	30-Jun-2005	13-Feb-2007	Travelport, LP
WORLDSPAN TOUR SOURCE	74/264795	1785868	Registered	United States of America	13-Apr-1992	03-Aug-1993	Travelport, LP
WORLDSPAN TRIP MANAGER XE	78/493433	3075954	Registered	United States of America	01-Oct-2004	04-Apr-2006	Travelport, LP
Design only		315427	Pending	Uruguay	10-Aug-1999		Galileo International LLC***
WORLDSPAN	321444	416711	Registered	Uruguay	24-Mar-2000	12-Oct-2000	Travelport, LP

11

				App.		Reg.
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Record Owner
WORLDSPAN	MGU2010 0382	MGU20261	Registered	Uzbekistan	26-Feb-2010	15-Nov-2010	Travelport, LP
GALILEO	12636-95	N-039161	Registered	Venezuela	22-Aug-1995	06-Aug-1999	The Galileo Company Limited****
GALILEO		2236	Registered	Virgin Islands (British)	28-Dec-1987	28-Dec-1987	Galileo International LLC***
GLOBE DESIGN		2241	Registered	Virgin Islands (British)	08-Jun-1988	08-Jun-1988	Galileo International LLC***
WORLDSPAN	3982	3982	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN TRIP MANAGER	3985	3985	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN WIRED	3986	3986	Registered	Western Samoa	31-Jan-2000	24-Sep-2001	Worldspan*
WORLDSPAN	15230	12819	Registered	Yemen, Republic of	27-Dec-1999	21-Jan-2001	Worldspan*

+	- Instructions have been given to update records to reflect Travelport, LP as the record owner.

*	- “Worldspan” refers to “Worldspan, L.P.”, which changed its name to Travelport, LP.

**	- Worldspan, L.P. changed its name to Travelport, LP.

***	- The trademarks of Galileo International, LLC and Travelport International, LLC, through merger and contributions, are now owned by Travelport, LP.

****	- Through mergers and name changes, the trademarks became owned by Galileo International, LLC, and are now owned by Travelport, LP.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY TRAVELPORT INC.

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	3200601306	54413	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
TRAVELPORT	3200601305	54412	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
Travelport Strata Design	3200601303	54410	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
Travelport Strata Design	3200601303	54411	Registered	African Union Territories (OAPI)	17-Jul-2006	15-Nov-2006	Travelport Inc.
TRAVELPORT	102913		Pending	Algeria	14-Oct-2010		Travelport Inc.
TRAVELPORT	22559/09		Pending	Angola	14-Aug-2009		Travelport Inc.
TRAVELPORT	22560/09		Pending	Angola	14-Aug-2009		Travelport Inc.
TRAVELPORT	22558/09		Pending	Angola	14-Aug-2009		Travelport Inc.

12

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	2.687.375	2.184.159	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.376	2.252.436	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
TRAVELPORT	2.687.372	2.369.531	Registered	Argentina	19-Jul-2006	20-May-2010	Travelport Inc.
TRAVELPORT	2.687.373	2.184.164	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.374	2.252.435	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
TRAVELPORT	2.687.370	2.184.157	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	2.687.371	2.184.158	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.382	2.252.438	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
Travelport Strata Design	2.687.377	2.184.163	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.381	2.184.161	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.380	2.252.437	Registered	Argentina	19-Jul-2006	03-Oct-2008	Travelport Inc.
Travelport Strata Design	2.687.378	2273241	Registered	Argentina	19-Jul-2006	25-Feb-09	Travelport Inc.
Travelport Strata Design	2.687.385	2.184.166	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
Travelport Strata Design	2.687.379	2.184.160	Registered	Argentina	19-Jul-2006	26-Sep-2007	Travelport Inc.
TRAVELPORT	20060923	12019	Registered	Armenia	28-Jul-2006	07-Sep-2007	Travelport Inc.
Travelport Strata Design	20060924	12020	Registered	Armenia	28-Jul-2006	07-Sep-2007	Travelport Inc.
TRAVELPORT	26091	26091	Registered	Aruba	14-Apr-2006	02-Nov-2006	Travelport Inc.
Travelport Strata Design	26092	26092	Registered	Aruba	08-Sep-2006	02-Nov-2006	Travelport Inc.
TRAVELPORT	1012231	1012231	Registered	Australia	23-Jul-2004	23-Jul-2004	Travelport Inc.
TRAVELPORT (subway logo)	1012232	1012232	Registered	Australia	23-Jul-2004	23-Jul-2004	Travelport Inc.
Travelport Strata Design	1125163	1125163	Registered	Australia	20-Jul-2006	24-Sep-2007	Travelport Inc.
TRAVELPORT	2006 0930	2007 1105	Registered	Azerbaijan	07-Jul-2006	30-Dec-2007	Travelport Inc.
Travelport Strata Design	20060939	2008 0491	Registered	Azerbaijan	11-Jul-2006	05-May-2008	Travelport Inc.
TRAVELPORT WORD & STRATA DESIGN	52228	52228	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52230	52230	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52231	52231	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*

13

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT WORD & STRATA DESIGN	52233	52233	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52232	52232	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52234	52234	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT WORD & STRATA DESIGN	52229	52229	Registered	Bahrain	20-Dec-2006	09-Jun-2009	Travelport Americas, Inc.*
TRAVELPORT	119811		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	119812		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	119813		Pending	Bangladesh	30-Nov-2008		Travelport Inc.
TRAVELPORT	45985	45985	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45986	45986	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45988	45988	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45987	45987	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45989	45989	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45990	45990	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
TRAVELPORT	45991	45991	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45992	45992	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45993	45993	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45994	45994	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45995	45995	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45996	45996	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45997	45997	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design	45998	45998	Registered	Bermuda	01-Sep-2006	05-Sep-2007	Travelport Inc.
Travelport Strata Design			Pending	BES Islands	10-Oct-2011		Travelport Inc.
TRAVELPORT	BW/M/09/00011	BW/M/2009/00011	Registered	Botswana	12-Jan-2009	12-Jan-2009	Travelport Inc.
TRAVELPORT	828.572.429		Registered	Brazil	21-Jul-2006	09-Aug-2011	Travelport Inc.
TRAVELPORT	828.572.755	828.572.755	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.798	828.572.798	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.453	828.572.453	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
TRAVELPORT	828.572.771	828.572.771	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.

14

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	828.572.780	828.572.780	Registered	Brazil	21-Jul-2006	18-Aug-2009	Travelport Inc.
Travelport Strata Design	828.572.690	828.572.690	Registered	Brazil	21-Jul-2006	25-May-2010	Travelport Inc.
Travelport Strata Design	828.572.720	828.572.720	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.607	828.572.607	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.542	828.572.542	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.518	828.572.518	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.577	828.572.577	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
Travelport Strata Design	828.572.623	828.572.623	Registered	Brazil	21-Jul-2006	23-Feb-2010	Travelport Inc.
TRAVELPORT	32620	KH/31535/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	32621	KH/31536/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	32622	KH/31537/09	Registered	Cambodia	28-Nov-2008	28-May-2009	Travelport Inc.
TRAVELPORT	1254462	714523	Registered	Canada	18-Apr-2005	15-May-2008	Travelport Inc.
Travelport Strata Design	1308727	TMA773,659	Registered	Canada	13-Jul-2006	04-Aug-2010	Travelport Inc.
TRAVELPORT TRAVERSA	1504567		Pending	Canada	19-Nov-2010		Travelport Inc.
TRAVELPORT			Pending	Cape Verde	18-Mar-2009		Travelport Inc.
TRAVELPORT			Pending	Cayman Islands			Travelport Inc.
TRAVELPORT	737848	786813	Registered	Chile	25-Jul-2006	10-May-2007	Travelport Inc.
TRAVELPORT	737477	859049	Registered	Chile	25-Jul-2006	01-Sep-2009	Travelport Inc.
Travelport Strata Design	737849	786814	Registered	Chile	25-Jul-2006	10-May-2007	Travelport Inc.
Travelport Strata Design	737478	783544	Pending	Chile	25-Jul-2006	3-Apr-2007	Travelport Inc.
TRAVELPORT	5527192	5527192	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527208	5527208	Registered	China (People’s Republic)	07-Aug-2006	28-Dec-2009	Travelport Inc.
TRAVELPORT	5527209		Pending	China (People’s Republic)	07-Aug-2006		Travelport Inc.
TRAVELPORT	5527193		Pending	China (People’s Republic)	07-Aug-2006		Travelport Inc.

15

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	5527207	5527207	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527210	5527210	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
TRAVELPORT	5527194	5527194	Registered	China (People’s Republic)	07-Aug-2006	21-Jul-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557562	5557562	Registered	China (People’s Republic)	22-Aug-2006	28-Jul-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557557	5557557	Registered	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557556	5557556	Pending	China (People’s Republic)	22-Aug-2006	7-Dec-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557561	5557561	Pending	China (People’s Republic)	22-Aug-2006	7-Sep-2007	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557558	5557558	Pending	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557560	5557560	Pending	China (People’s Republic)	22-Aug-2006	7-Oct-2009	Travelport Inc.
TRAVELPORT IN CHINESE CHARACTERS	5557559	5557559	Pending	China (People’s Republic)	22-Aug-2006	7-Dec-2009	Travelport Inc.
Travelport Strata Design	5527196	5527196	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527197	5527197	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527198	5527198	Registered	China (People’s Republic)	07-Aug-2006	28-Nov-2009	Travelport Inc.
Travelport Strata Design	5527201	5527201	Registered	China (People’s Republic)	07-Aug-2006	21-Feb-2010	Travelport Inc.
Travelport Strata Design	5527200	5527200	Registered	China (People’s Republic)	07-Aug-2006	28-Aug-2009	Travelport Inc.
Travelport Strata Design	5527199	5527199	Registered	China (People’s Republic)	07-Aug-2006	28-Sep-2009	Travelport Inc.
Travelport Strata Design	5527195	5527195	Registered	China (People’s Republic)	07-Aug-2006	28-May-2010	Travelport Inc.
TRAVELPORT	6103998	333090	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104003	333092	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104007	333094	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*

16

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	6104009	333095	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104010	333096	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6103996	333088	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	6104012	333097	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design		333087	Registered	Colombia		22-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6103997	333089	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104014	333098	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104005	333093	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104018	333100	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104002	333091	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6103995	333087	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
Travelport Strata Design	6104016	333099	Registered	Colombia	13-Oct-2006	28-May-2007	Travelport Americas, Inc.*
TRAVELPORT	D-600549	12332	Registered	Curacao	31-Aug-2006	20-Sep-2006	Travelport Inc.*
Travelport Strata Design	D-600505	12420	Registered	Curacao	15-Aug-2006	20-Oct-2006	Travelport Inc.*
TRAVELPORT	493/08/RADM	493/08/RADM	Registered	Djibouti	17-Dec-2008	17-Dec-2008	Travelport Inc.*
TRAVELPORT	207447	207447	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207442	207442	Registered	Egypt	30-Sep-2007	16-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207444	207444	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207445	207445	Registered	Egypt	30-Sep-2007	10-Jun-2010	Travelport Americas, Inc.*
TRAVELPORT	207448	207448	Registered	Egypt	30-Sep-2007	16-Aug-2010	Travelport Americas, Inc.*
TRAVELPORT	207443	207443	Registered	Egypt	30-Sep-2007	13-Jun-2010	Travelport Americas, Inc.*

17

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	207446		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207449	207449	Registered	Egypt	30-Sep-2007	16-Aug-2010	Travelport Americas, Inc.*
Travelport Strata Design	207452		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207453		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207454		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207451		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207455		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
Travelport Strata Design	207450		Pending	Egypt	30-Sep-2007		Travelport Americas, Inc.*
TRAVELPORT			Pending	Ethiopia			Travelport Inc.
ASK TRAVELPORT	7015019	7015019	Registered	European Community	25-Jun-2008	10-Jun-2009	Travelport Inc.
CARBO2N TRACKER BY TRAVELPORT	6892004	6892004	Registered	European Community	06-May-2008	22-Nov-2009	Travelport Inc.
CARBO2N TRACKER BY TRAVELPORT (stylized in color)	6892079	6892079	Registered	European Community	06-May-2008	22-Nov-2009	Travelport Inc.
CARBON TRACKER BY TRAVELPORT	6891238	6891238	Registered	European Community	06-May-2008	31-Jan-2010	Travelport Inc.
GALILEO BY TRAVELPORT	6833991		Pending	European Community	15-Apr-2008		Travelport Inc.
GALILEO BY TRAVELPORT AND DESIGN in color	6778931		Pending	European Community	25-Mar-2008		Travelport Inc.
HOTELPORT		4586591	Registered	European Community		04-Dec-2006	HotelPort, Inc.**
INTELLITRIP	1640424		Pending	European Community	04-May-2008		Trip.com, Inc.***
IT SERVICES AND SOFTWARE BY TRAVELPORT	6778682	6778682	Registered	European Community	25-Mar-2008	10-Jul-2009	Travelport Inc.
THETRIPCOM		984641	Registered	European Community		17-Jun-2000	Trip.com, Inc.***
TRAVELPORT	3321643		Pending	European Community	20-Aug-2003		Travelport Inc.
TRAVELPORT	9702580		Pending	European Community	20-Aug-2003		Travelport Inc.
TRAVELPORT (subway logo in color)	3321676	3321676	Registered	European Community	20-Aug-2003	03-Jul-2005	Travelport Inc.
TRAVELPORT BUSINESS INTELLIGENCE	7370381	7370381	Registered	European Community	05-Nov-2008	29-Jul-2009	Travelport Inc.

18

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT CACHE CONTROL	6586895	6586895	Registered	European Community	16-Jan-2008	25-Sep-2010	Travelport Inc.
TRAVELPORT CRUISE & TOUR	6586937	6586937	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT FARE VERIFIED	6586821	6586821	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT LEISURE	6587414	6587414	Registered	European Community	16-Jan-2008	25-Sep-2009	Travelport Inc.
TRAVELPORT RAPID REPRICE	6587364	6587364	Registered	European Community	16-Jan-2008	25-Sep-2010	Travelport Inc.
TRAVELPORT ROOMS AND MORE	129211		Pending	European Community	18-Jul-2011		Travelport Inc.
Travelport Strata Design	5190293	5190293	Registered	European Community	11-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT TRAVERSA	6734297	6734297	Registered	European Community	10-Mar-2008	23-Feb-2010	Travelport Inc.
TRAVELPORT UK RAIL	7102379	7102379	Registered	European Community	28-Jul-2008	22-Feb-2010	Travelport Inc.
TRAVELPORT VIEWTRIP	6594675	6594675	Registered	European Community	18-Jan-2008	10-Jul-2009	Travelport Inc.
WORLDSPAN BY TRAVELPORT	6833651	6833651	Registered	European Community	15-Apr-2008	10-Jan-2011	Travelport Inc.
WORLDSPAN BY TRAVELPORT & DESIGN	6778872	6778872	Registered	European Community	25-Mar-2008	04-Aug-2009	Travelport Inc.
TRAVELPORT	39130/03-2006	17683	Registered	Georgia	10-Jul-2006	25-Jul-2007	Travelport Inc.
Travelport Strata Design	39129/03-2006	17682	Registered	Georgia	10-Jul-2006	25-Jul-2007	Travelport Inc.
TRAVELPORT	21763	38825	Registered	Ghana	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	22129	38826	Registered	Ghana	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	22494		Pending	Ghana	11-Dec-2008		Travelport Inc.
TRAVELPORT	300675991	300675991	Registered	Hong Kong	07-Jul-2006	07-Jul-2006	Travelport Inc.
Travelport Strata Design	300677719	300677719	Registered	Hong Kong	10-Jul-2006	30-Apr-2007	Travelport Inc.
TRAVELPORT	1470774		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470775	773575	Registered	India	18-Jul-2006	25-Feb-2009	Travelport Inc.
TRAVELPORT	1470778		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470777		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470776		Pending	India	18-Jul-2006		Travelport Inc.
TRAVELPORT	1470773		Pending	India	18-Jul-2006		Travelport Inc.
Travelport Strata Design	1474012	763638	Registered	India	28-Jul-2006	13-Nov-2008	Travelport Inc.
Travelport Strata Design	1474013	748590	Registered	India	28-Jul-2006	25-Aug-2008	Travelport Inc.
Travelport Strata Design	1474011	747707	Registered	India	28-Jul-2006	23-Aug-2008	Travelport Inc.

19

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	1474015	742345	Registered	India	28-Jul-2006	08-Apr-2008	Travelport Inc.
Travelport Strata Design	1474010	749689	Registered	India	28-Jul-2006	29-Aug-2008	Travelport Inc.
Travelport Strata Design	1474014	759843	Registered	India	28-Jul-2006	20-Oct-2008	Travelport Inc.
TRAVELPORT	D00.2006.023170	IDM000155091	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	D00.2006.023171	IDM000155092	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023156	IDM000155082	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023157	IDM000155083	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023173	IDM000155093	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023155	IDM000155081	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	J00.2006.023154	IDM000155080	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	D00.2006.023158	IDM000155084	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023165	IDM000155089	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023164	IDM000155088	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023163	IDM000155087	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023160	IDM000155086	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	D00.2006.023159	IDM000155085	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
Travelport Strata Design	J00.2006.023166	IDM000155090	Registered	Indonesia	21-Jul-2006	19-Feb-2008	Travelport Inc.
TRAVELPORT	191657	191657	Registered	Israel	09-Jul-2006	3-Sep-2008	Travelport Inc.
TRAVELPORT	191659	191659	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191656	191656	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191653	191653	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	191655	191655	Registered	Israel	09-Jul-2006	06-Aug-2008	Travelport Inc.
TRAVELPORT	191658	191658	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.
TRAVELPORT	191654	191654	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191662	191662	Registered	Israel	09-Jul-2006	06-Aug-2008	Travelport Inc.
Travelport Strata Design	191663	191663	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.
Travelport Strata Design	191661	191661	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191664	191664	Registered	Israel	09-Jul-2006	3-Sep-2008	Travelport Inc.
Travelport Strata Design	191660	191660	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
Travelport Strata Design	191665	191665	Registered	Israel	09-Jul-2006	1-May-2008	Travelport Inc.

20

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	191666	191666	Registered	Israel	09-Jul-2006	14-Feb-2008	Travelport Inc.
TRAVELPORT	2006-074431	5078887	Registered	Japan	09-Aug-2006	21-Sep-2007	Travelport Inc.
Travelport Strata Design	2006-074432	5078888	Registered	Japan	09-Aug-2006	21-Sep-2007	Travelport Inc.
TRAVELPORT & Strata design	104719	104719	Registered	Jordan	21-Dec-2008	21-Dec-2008	Travelport Inc.
TRAVELPORT and Strata design	103935	103935	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	104487	104487	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	103937	103937	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	104539	104539	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	103936	103936	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT and Strata design	105362	105362	Registered	Jordan	28-Sep-2008	28-Sep-2008	Travelport Inc.
TRAVELPORT	45618	32238	Registered	Kazakhstan	25-Dec-2008	15-Jun-2010	Travelport Inc.
TRAVELPORT	64668	64668	Registered	Kenya	17-Dec-2008	19-Dec-2008	Travelport Inc.
TRAVELPORT	45/2006/2526		Pending	Korea, Republic of	12-Jul-2006		Travelport Inc.
Travelport Strata Design	45/2006/2486		Registered	Korea, Republic of	11-Jul-2006		Travelport Inc.
TRAVELPORT	98204	98204	Registered	Kuwait	28-Sep-2008	29-Sep-2008	Travelport Inc.
TRAVELPORT	98205		Pending	Kuwait	29-Sep-2008		Travelport Inc.
TRAVELPORT	98206		Pending	Kuwait	29-Sep-2008		Travelport Inc.
TRAVELPORT			Pending	Kyrgyz Republic	24-Jun-2010		Travelport Inc.
TRAVELPORT	15173	14757	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15174	14758	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15175	14759	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15176	14760	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15178	14762	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15177	14761	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	15179	14763	Registered	Laos	17-Oct-2006	15-Jun-2007	Travelport Americas, Inc.*

21

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	15201	14785	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15202	14786	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15203	14787	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15204	14788	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15205	14789	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15206	14790	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
Travelport Strata Design	15207	14791	Registered	Laos	18-Oct-2006	21-Jun-2007	Travelport Americas, Inc.*
TRAVELPORT	8746	119857	Registered	Lebanon	18-Dec-2008	22-Dec-2008	Travelport Inc.
TRAVELPORT	MW/TM/2008/00711	MW/TM/2008/00711	Registered	Malawi	11-Dec-2008	15-Sep-2009	Travelport Inc.
TRAVELPORT	MW/TM/2008/00712	MW/TM/2008/00712	Registered	Malawi	11-Dec-2008	11-Dec-2008	Travelport Inc.
TRAVELPORT	6014580		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014581	6014581	Registered	Malaysia	16-Aug-2006	14-Apr-2006	Travelport Inc.
TRAVELPORT	6014582		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014583		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014584		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	6014585	6014585	Registered	Malaysia	16-Aug-2006	10-Dec-2010	Travelport Inc.
TRAVELPORT	6014586		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014577		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014578	6014578	Registered	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014573	6014573	Registered	Malaysia	16-Aug-2006	25-May-2009	Travelport Inc.
Travelport Strata Design	6014579	6014579	Registered	Malaysia	16-Aug-2006	16-Aug-2006	Travelport Inc.
Travelport Strata Design	6014574		Pending	Malaysia	16-Aug-2006		Travelport Inc.
Travelport Strata Design	6014575	6014575	Registered	Malaysia	16-Aug-2006	16-Aug-2006	Travelport Inc.
Travelport Strata Design	6014576		Pending	Malaysia	16-Aug-2006		Travelport Inc.
TRAVELPORT	MU/M/06/04731	3613/2007	Registered	Mauritius	14-Apr-2006	08-Aug-2007	Travelport Inc.
Travelport Strata Design	MU/M/06/04753	3617/2007	Registered	Mauritius	12-Jul-2006	08-Aug-2007	Travelport Inc.

22

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	793897	1108784	Registered	Mexico	12-Jul-2006	03-Jul-2009	Travelport Inc.
TRAVELPORT	793899	1131782	Registered	Mexico	12-Jul-2006	25-Nov-2009	Travelport Inc.
TRAVELPORT	793894	978466	Registered	Mexico	12-Jul-2006	26-Mar-2007	Travelport Inc.
TRAVELPORT	793898	961716	Registered	Mexico	12-Jul-2006	17-Nov-2006	Travelport Inc.
TRAVELPORT	793895	974887	Registered	Mexico	12-Jul-2006	27-Feb-2007	Travelport Inc.
TRAVELPORT	793893	961714	Registered	Mexico	12-Jul-2006	17-Nov-2006	Travelport Inc.
TRAVELPORT	793896		Pending	Mexico	12-Jul-2006		Travelport Inc.
Travelport Strata Design	793904	956000	Registered	Mexico	12-Jul-2006	28-Sep-2006	Travelport Inc.
Travelport Strata Design	793908	963006	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793906	963005	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793905	963004	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793901	963003	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
Travelport Strata Design	793902	1009751	Registered	Mexico	12-Jul-2006	31-Oct- 2007	Travelport Inc.
Travelport Strata Design	793900	963002	Registered	Mexico	12-Jul-2006	23-Nov-2006	Travelport Inc.
TRAVELPORT	8238	7492	Registered	Mongolia	01-Dec-2008	01-Dec-2008	Travelport Inc.
TRAVELPORT	14399/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	14400/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	14401/2008		Pending	Mozambique	29-Dec-2008		Travelport Inc.
TRAVELPORT	33102		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	33103		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	33104		Pending	Nepal	03-Feb-2009		Travelport Inc.
TRAVELPORT	D-600549	12332	Registered	Netherlands Antilles	31-Aug-2006	20-Sep-2006	Travelport Inc.
Travelport Strata Design	D-600505	12420	Registered	Netherlands Antilles	15-Aug-2006	20-Oct-2006	Travelport Inc.
TRAVELPORT	750931	750931	Registered	New Zealand	10-Jul-2006	08-Feb-2008	Travelport Inc.
Travelport Strata Design	751011	751011	Registered	New Zealand	10-Jul-2006	08-Feb-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15387	82792	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15388	82793	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	F/TM/2008/15389	82791	Registered	Nigeria	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	200607103	238434	Registered	Norway	10-Jul-2006	21-Mar-2007	Travelport Inc.
Travelport Strata Design	200607526	238678	Pending	Norway	19-Jul-2006	10-Apr-2007	Travelport Inc.

23

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	42018	42018	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42019	42019	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42022	42022	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42020	42020	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42023	42023	Registered	Oman	28-Oct-2006	10-May-2009	Travelport Americas, Inc.*
TRAVELPORT	42021	42021	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
TRAVELPORT	42024	42024	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42028	42028	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42025	42025	Registered	Oman	28-Oct-2006	10-May-2009	Travelport Americas, Inc.*
Travelport Strata Design	42027	42027	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42030	42030	Registered	Oman	28-Oct-2006	07-Aug-2007	Travelport Americas, Inc.*
Travelport Strata Design	42031	42031	Registered	Oman	28-Oct-2006	07-Aug-2007	Travelport Americas, Inc.*
Travelport Strata Design	42026	42026	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
Travelport Strata Design	42029	42029	Registered	Oman	28-Oct-2006	08-Mar-2009	Travelport Americas, Inc.*
GALILEO BY TRAVELPORT	264180		Pending	Pakistan	03-Apr-2009		Travelport Inc.
GALILEO BY TRAVELPORT	264181		Pending	Pakistan	03-Apr-2009		Travelport Inc.
TRAVELPORT	A68084	A68084	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	A68085	A68085	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	A68086	A68086	Registered	Papua New Guinea	04-Dec-2008	04-Dec-2008	Travelport Inc.
TRAVELPORT	285277	125860	Registered	Peru	18-Jul-2006	30-Mar-2007	Travelport Inc.
TRAVELPORT	285278	125136	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
TRAVELPORT	285279	45333	Registered	Peru	18-Jul-2006	22-Feb-2007	Travelport Inc.
TRAVELPORT	285280	45291	Registered	Peru	18-Jul-2006	19-Feb-2007	Travelport Inc.

24

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	285281	45775	Registered	Peru	18-Jul-2006	09-Apr-2007	Travelport Inc.
TRAVELPORT	285282	45334	Registered	Peru	18-Jul-2006	22-Feb-2007	Travelport Inc.
TRAVELPORT	285283	45867	Registered	Peru	18-Jul-2006	16-Apr-2007	Travelport Inc.
Travelport Strata Design	285270	127599	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
Travelport Strata Design	285271	127135	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285272	45394	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285273	45395	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285274	46320	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
Travelport Strata Design	285275	45396	Registered	Peru	18-Jul-2006	28-Feb-2007	Travelport Inc.
Travelport Strata Design	285276	46321	Registered	Peru	18-Jul-2006	28-May-2007	Travelport Inc.
TRAVELPORT	4-2006-009296		Pending	Philippines	23-Aug-2006		Travelport Inc.
Travelport Strata Design	4-2006-009297	4-2006-009297	Registered	Philippines	23-Aug-2006	29-Oct-2007	Travelport Inc.
TRAVELPORT	44732	44732	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44731	44731	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44734	44734	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44735	44734	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44736	44736	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
TRAVELPORT	44733	44733	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44737	44737	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44741	44741	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44742	44742	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44738	44738	Registered	Qatar	16-May-2007	30-Jul-2009	Travelport Americas, Inc.*
Travelport Strata Design	44739	44739	Registered	Qatar	16-May-2007	30-Sep-2009	Travelport Americas, Inc.*

25

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	44740	44740	Registered	Qatar	16-May-2007	30-Sep-2009	Travelport Americas, Inc.*
TRAVELPORT	2006719462	370294	Registered	Russian Federation	13-Jul-2006	22-Jan-2009	Travelport Inc.
TRAVELPORT	2008709393	390555	Registered	Russian Federation	28-Mar-2008	05-Oct-2009	Travelport Inc.
Travelport Strata Design	2006719463	342000	Registered	Russian Federation	13-Jul- 2007	23-Jan-2008	Travelport Inc.
TRAVELPORT	6541/JRK		Pending	Rwanda	11-Dec-2008		Travelport Inc.
TRAVELPORT	109646	1120/25	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109647	1120/26	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109648	1120/27	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109649	1120/28	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109650	1120/29	Registered	Saudi Arabia	26-Sep-2006	27-Dec-2009	Travelport Inc.
TRAVELPORT	109651	1123/47	Registered	Saudi Arabia	26-Sep-2006	30-Dec-2009	Travelport Inc.
TRAVELPORT	109652	1123/48	Registered	Saudi Arabia	26-Sep-2006	30-Dec-2009	Travelport Inc.
Travelport Strata Design	109653		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109654	969-82	Registered	Saudi Arabia	26-Sep-2007	16-Jan-2008	Travelport Inc.
Travelport Strata Design	109655		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109656	951/3/	Registered	Saudi Arabia	26-Sep-2007	21-Oct- 2007	Travelport Inc.
Travelport Strata Design	109657		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109658		Pending	Saudi Arabia	26-Sep-2007		Travelport Inc.
Travelport Strata Design	109659	951/57	Registered	Saudi Arabia	26-Sep-2007	21-Oct- 2007	Travelport Inc.
TRAVELPORT	T06/13592A	T06/13592A	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13593Z	T06/13593Z	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13595F	T06/13595F	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13598J	T06/13598J	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13597B	T06/13597B	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13596D	T06/13596D	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
TRAVELPORT	T06/13594H	T06/13594H	Registered	Singapore	11-Jul-2006	11-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13783E	T06/13783E	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13779G	T06/13779G	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13778I	T06/13778I	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13785A	T06/13785A	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.

26

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	T06/13784C	T06/13784C	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13782G	T06/13782G	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
Travelport Strata Design	T06/13780J	T06/13780J	Registered	Singapore	13-Jul-2006	13-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15183	2006/15183	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15187	2006/15187	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15184	2006/15184	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15185		Pending	South Africa	07-Jul-2006		Travelport Inc.
TRAVELPORT	2006/15186	2006/15186	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15188	2006/15188	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
TRAVELPORT	2006/15189	2006/15189	Registered	South Africa	07-Jul-2006	07-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15302	2006/15302	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15300	2006/15300	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15304	2006/15304	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15299	2006/15299	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15301	2006/15301	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15305	2006/15305	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
Travelport Strata Design	2006/15303	2006/15303	Registered	South Africa	10-Jul-2006	10-Jul-2006	Travelport Inc.
TRAVELPORT	147268		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147272		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147273		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147271		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147270		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	147269		Pending	Sri Lanka	24-Sep-2008		Travelport Inc.
TRAVELPORT	D-600549	12332	Registered	St. Maarten	31-Aug-2006	20-Sep-2006	Travelport Inc.
Travelport Strata Design	D-600505	12420	Registered	St. Maarten	15-Aug-2006	20-Oct-2006	Travelport Inc.
TRAVELPORT	36264		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36267		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36265		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*

27

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	36268		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36269		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36270		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
TRAVELPORT	36266		Pending	Sudan	28-Oct-2006		Travelport Americas, Inc.*
Travelport Strata Design	36258		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36262		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36263		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36257		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36259		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36260		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
Travelport Strata Design	36261		Pending	Sudan	28-Oct-2007		Travelport Americas, Inc.*
TRAVELPORT	21716	21716	Registered	Suriname	24-Dec-2008	24-Dec-2008	Travelport Inc.
TRAVELPORT	56024/2006	553361	Registered	Switzerland	07-Jul-2006	03-Jan-2007	Travelport Inc.
Travelport Strata Design	56069	553377	Registered	Switzerland	10-Jul-2006	03-Jan-2007	Travelport Inc.
TRAVELPORT	151		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	153		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	154		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	150		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	152		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	155		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	156		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*

28

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	160		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	161		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	159		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	163		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	162		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	157		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
Travelport Strata Design	158		Pending	Syria	09-Jan-2007		Travelport Americas, Inc.*
TRAVELPORT	95047747	1311785	Registered	Taiwan	19-Sep-2006	16-May-2008	Travelport Inc.
Travelport Strata Design	95047746	1303548	Registered	Taiwan	19-Sep-2006	1-Mar-2008	Travelport Inc.
TRAVELPORT	10010541		Pending	Tajikistan	21-Jun-2010		Travelport Inc.
TRAVELPORT	TZ/S/2008/520		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT	TZ/S/2008/521		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT	TZ/S/2008/522		Pending	Tanganyika	10-Dec-2008		Travelport Inc.
TRAVELPORT			Pending	Tanzania			Travelport Inc.
TRAVELPORT	638310		Pending	Thailand	08-Sep-2006		Travelport Inc.
TRAVELPORT	638312	BOR36191	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638311	269621	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638313	BOR36197	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638314		Pending	Thailand	08-Sep-2006		Travelport Inc.
TRAVELPORT	638315	BOR36618	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	638316	BOR36151	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638322	35654	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638323	35653	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638319	269620	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638324	bOR36323	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
Travelport Strata Design	638318	Kor295821	Registered	Thailand	08-Sep-2006	07-Apr-2009	Travelport Inc.
Travelport Strata Design	638320	BOR36216	Registered	Thailand	08-Sep-2006	07-Sep-2006	Travelport Inc.

29

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
Travelport Strata Design	638321	BOR35613	Registered	Thailand	08-Sep-2006	08-Sep-2006	Travelport Inc.
TRAVELPORT	EE062750	EE062750	Registered	Tunisia	16-Oct-2006	16-Apr-2008	Travelport Americas, Inc.*
Travelport Strata Design	EE062751	EE062751	Registered	Tunisia	16-Oct-2006	16-Apr-2008	Travelport Americas, Inc.*
TRAVELPORT	2006/50039	2006/50039	Registered	Turkey	16-Aug-2006	16-Oct-2006	Travelport Americas, Inc.*
Travelport Strata Design	2006-50514	2006/50514	Registered	Turkey	18-Oct-2006	18-Oct-2006	Travelport Americas, Inc.*
TRAVELPORT	31833	31833	Registered	Uganda	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	31834	31834	Registered	Uganda	16-Dec-2008	25-May-2011	Travelport Inc.
TRAVELPORT	2008 22129	127335	Registered	Ukraine	25-Dec-2008	25-Aug-2010	Travelport Inc.
TRAVELPORT	85408	102648	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
TRAVELPORT	85407		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85413	102639	Registered	United Arab Emirates	14-Sep-2006	27-Apr-2010	Travelport Inc.
TRAVELPORT	85410		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85411	102641	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
TRAVELPORT	85412		Pending	United Arab Emirates	14-Sep-2006		Travelport Inc.
TRAVELPORT	85409	102642	Registered	United Arab Emirates	14-Sep-2006	28-Apr-2010	Travelport Inc.
Travelport Strata Design	85400	87872	Registered	United Arab Emirates	14-Sep-2006	20-Apr-2008	Travelport Inc.
Travelport Strata Design	85401	87966	Registered	United Arab Emirates	14-Sep-2006	22-Apr-2008	Travelport Inc.
Travelport Strata Design	85403	90894	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
Travelport Strata Design	85405	87967	Registered	United Arab Emirates	14-Sep-2006	22-Apr-2008	Travelport Inc.
Travelport Strata Design	85402	88765	Registered	United Arab Emirates	14-Sep-2006	25-May-2008	Travelport Inc.
Travelport Strata Design	85404	90896	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
Travelport Strata Design	85406	90898	Registered	United Arab Emirates	14-Sep-2006	29-Jul-2008	Travelport Inc.
ASK TRAVELPORT	77/519455	3753654	Registered	United States of America	10-Jul-2008	02-Mar-2010	Travelport Inc.
JUMPSTART	78/513568	3041040	Registered	United States of America	09-Nov-2004	10-Jan-2006	Travelport Inc.
THOR	75/693851	2533290	Registered	United States of America	28-Apr-1999	29-Jan-2002	Travelport Inc.
THOR	75/344802	2252615	Registered	United States of America	21-Aug-1997	15-Jun-1999	Trip.com, Inc.***

30

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
THOR & Design	76/104845	2613296	Registered	United States of America	08-Aug-2000	27-Aug-2002	Travelport Inc.
THOR DESIGN	76/104844	2479890	Registered	United States of America	08-Aug-2000	21-Aug-2001	Travelport Inc.
TRAVELPORT	76/251034	2679926	Registered	United States of America	04-May-2001	28-Jan-2003	Travelport Inc.
TRAVELPORT	78/861891	3843199	Registered	United States of America	14-Apr-2006	31-Aug-2010	Travelport Inc.
TRAVELPORT EXPRESS	78/282397	2,958,286	Registered	United States of America	04-Aug-2003	31-May-2005	Travelport Inc.
TRAVELPORT FARE VERIFIED	77/373306	3699677	Registered	United States of America	16-Jan-2008	20-Oct-2009	Travelport Inc.
TRAVELPORT RAPID REPRICE	77/375381	3617030	Registered	United States of America	18-Jan-2008	05-May-2009	Travelport Inc.
Travelport Strata Design	78/920241	3720208	Registered	United States of America	29-Jun-2006	01-Dec-2009	Travelport Inc.
TRAVELPORT TRAVERSA	77/415986	3842009	Registered	United States of America	07-Mar-2008	31-Aug-2010	Travelport Inc.
TRAVELPORT VIEWTRIP	77/375692	3617033	Registered	United States of America	18-Jan-2008	05-May-2009	Travelport Inc.
TRAVELPORT	MGU 20260	MGU 20260	Registered	Uzbekistan	26-Feb-2010	15-Nov-2010	Travelport Inc.
TRAVELPORT	2006-15661	293574	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15660	293573	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15663	41490	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15665	41492	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15664	41491	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15666	41493	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	2006-15667	41494	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15659	293572	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-015670	41497	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15672	41498	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15668	41495	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15669	41496	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15658	293571	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
Travelport Strata Design	2006-15673	41499	Registered	Venezuela	19-Jul-2006	6-May-2009	Travelport Inc.
TRAVELPORT	4-2006-17375	4-0101685-000	Registered	Viet Nam	17-Oct-2006	22-May-2008	Travelport Americas, Inc.*
Travelport Strata Design	4-2006-17429	108393	Registered	Viet Nam	17-Oct-2006	30-Jul-2009	Travelport Americas, Inc.*

31

					App.	Reg.	Record
Trademark	App. No.	Reg. No.	Status	Country	Date	Date	Owner
TRAVELPORT	46833	37962	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46834	37963	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46835	37964	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46836	37965	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46837	37966	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46838	38676	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	46839	39767	Registered	Yemen, Republic of	28-Feb-2009	16-Jan-2010	Travelport Inc.
TRAVELPORT	1028/2008	1028/2008	Registered	Zambia	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	1029/2008	1029/2008	Registered	Zambia	16-Dec-2008	16-Dec-2008	Travelport Inc.
TRAVELPORT	ZN/S/2008/000246		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	ZN/S/2008/000247		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	ZN/S/2008/000248		Pending	Zanzibar	16-Dec-2008		Travelport Inc.
TRAVELPORT	1448/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.
TRAVELPORT	1449/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.
TRAVELPORT	1450/2008		Pending	Zimbabwe	15-Dec-2008		Travelport Inc.

*	- Travelport Americas, Inc. assigned rights to its trademarks to Travelport Inc.

**	- The trademark of HotelPort, Inc, is now owned by Travelport Inc.

***	- Trip.com, Inc. merged into Travelport Inc.
TRADEMARK REGISTRATIONS AND APPLICATIONS OWNED BY
WORLDSPAN TECHNOLOGIES INC.

	App.	Reg.			App.
Trademark	No.	No.	Status	Country	Date	Reg. Date	Record Owner
TRAVELPORTSAVER	78/679732	3345399	Registered	United States of America	27-Jul-2005	27-Nov-2007	Worldspan Technologies Inc.

32

Exhibit I to the
Second Lien Intellectual Property
Security Agreement
           SUPPLEMENT NO. __, dated as of [•] (this “Supplement”), to the Second Lien Intellectual Property Security Agreement, dated as of [•], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), among TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the other Subsidiaries of Holdings from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (as used herein as defined in the Intellectual Property Security Agreement referred to below).
          A. Reference is made to the Second Lien Credit Agreement, dated as of [•] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Intermediate Parent, TDS Intermediate Parent, Wells Fargo Bank, National Association, as the “Administrative Agent” (under and as defined therein), Wells Fargo Bank, National Association, as the “Collateral Agent” (under and as defined therein) and each Lender from time to time party thereto.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intellectual Property Security Agreement.
          C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Lenders to make Loans. Section 5.14 of the Intellectual Property Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Intellectual Property Security Agreement and as consideration for Loans previously made.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Intellectual Property Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Subsidiary. The Intellectual Property Security Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Collateral of the New Subsidiary consisting of Intellectual Property and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
          SECTION 5. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

2

          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
          SECTION 10. Notwithstanding anything herein to the contrary, the lien and security interest granted to Collateral Agent pursuant to this Supplement and the exercise of any right or remedy by Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Supplement, the terms of the Intercreditor Agreement shall govern and control.
          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
By:
Name:
Title: Legal Name: Jurisdiction of Formation: Location of Chief Executive Office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

3

Schedule I to the
Supplement No. __ to
the Second Lien Intellectual Property
Security Agreement
INTELLECTUAL PROPERTY

EXHIBIT II
GRANT OF
SECURITY INTEREST IN COPYRIGHTS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN COPYRIGHTS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Copyrights; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Copyrights (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Copyright Collateral”).
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT III
GRANT OF
SECURITY INTEREST IN TRADEMARKS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN TRADEMARKS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Trademarks; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Trademarks (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Trademark Collateral”); provided, however, that the security interest granted by the Grantor hereunder shall not include any intent-to-use application for a Trademark that may be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the acceptable evidence of use of such Trademark is filed with the United States Patent and Trademark Office and grant and/or enforcement of the security interest will not affect the status or validity of such application for such Trademark of the resulting registration.
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT IV
GRANT OF
SECURITY INTEREST IN PATENTS (SECOND LIEN)
     This GRANT OF SECURITY INTEREST IN PATENTS (SECOND LIEN) (this “Agreement”), effective as of [__________ ___], [_____], is made by [__________], a [__________] with offices located at [__________] (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices located at 625 Marquette Avenue, 11th Floor, Minneapolis, Minnesota 55479, as Collateral Agent (the “Agent”) for Secured Parties under the Second Lien Credit Agreement, dated as of September ____, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), the Agent and each Lender from time to time party thereto.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein;
     WHEREAS, in connection with the Credit Agreement, Holdings, Borrower, Intermediate Parent, TDS Intermediate Parent, the Grantor and certain other related entities of the Borrower have executed and delivered that certain Second Lien Intellectual Property Security Agreement, dated as of September ____, 2011, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “IP Security Agreement”);
     WHEREAS, pursuant to the IP Security Agreement, as security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor collaterally assigned and pledged, to the Agent, its successors and assigns, for the benefit of the Secured Parties, and granted to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the Collateral, including the Patents; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent and the Lenders, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the IP Security Agreement.

     SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the Grantor hereby collaterally assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the Patents (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Patent Collateral”).
     SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent in connection with the IP Security Agreement and is expressly subject to the terms and conditions thereof. The IP Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g. “PDF” or “TIF” via electronic email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the date first above written.

[GRANTOR]
By:
Name:
Title:

Accepted and Agreed:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT G
INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT,
Dated as of
September 30, 2011,
among
UBS AG, STAMFORD BRANCH,
as First Priority Collateral Agent,
UBS AG, STAMFORD BRANCH,
as First Priority Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Priority Collateral Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Second Priority Administrative Agent,
TRAVELPORT LLC,
as the Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
and

CERTAIN SUBSIDIARIES OF HOLDINGS
IDENTIFIED HEREIN

ii

i

ii

INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of September 30, 2011, is among UBS AG, STAMFORD BRANCH, as collateral agent for the First Priority Secured Parties under the First Priority Documents referenced below (in such capacity, the “First Priority Collateral Agent”), UBS AG, STAMFORD BRANCH, as administrative agent under the First Priority Documents referenced below (in such capacity, the “First Priority Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Second Priority Secured Parties under the Second Priority Documents referenced below (in such capacity, the “Second Priority Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Second Priority Documents referenced below (in such capacity, the “Second Priority Administrative Agent”), TRAVELPORT LIMITED, a Bermuda company (“Holdings”), TRAVELPORT LLC, a Delaware corporation (the “Borrower”), and the other undersigned Obligors (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the First Priority Administrative Agent (as hereinafter defined), the First Priority Collateral Agent, Holdings and the other “Guarantors” specified therein previously entered into a Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated as of September 30, 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “First Priority Credit Agreement”);
     WHEREAS, the Obligors have granted to the First Priority Collateral Agent, for the benefit of the First Priority Secured Parties, security interests in the Collateral (as hereinafter defined) as security for payment and performance of the First Priority Claims (as hereinafter defined);
     WHEREAS, the Borrower, the Person or Persons from time to time party thereto as lenders, the Second Priority Administrative Agent (as hereinafter defined), the Second Priority Collateral Agent, Holdings and the other “Guarantors” specified therein are entering into a Second Lien Credit Agreement, dated as of September 30, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Priority Credit Agreement”); and
     WHEREAS, the Obligors will grant to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, security interests in the Collateral as security for payment and performance of the Second Priority Claims (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions.
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms indicated):
     “Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.).
     “Borrower” is defined in the preamble.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, NY or the state where any of the First Priority Collateral Agent’s, the Second Priority Collateral Agent’s, the First Priority Administrative Agent’s or the Second Priority Administrative Agent’s office for notices pursuant to Section 8.9 is located.
     “Collateral” means any property, real, personal or mixed, of any Obligor in which the First Priority Collateral Agent, any First Priority Secured Party, the Second Priority Collateral Agent or any Second Priority Secured Party has a security interest pursuant to any First Priority Collateral Document or Second Priority Collateral Document, as the case may be; provided that “Collateral” shall not include, for all purposes under this Agreement, the Tranche S Collateral Account (as defined in the First Priority Credit Agreement).
     “Collateral Documents” means the First Priority Collateral Documents and the Second Priority Collateral Documents (and including, for sake of clarity, this Agreement).
     “Comparable Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Priority Collateral Document, the Second Priority Collateral Document that creates a Lien in the same Collateral, granted by the same Obligor, as applicable.

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     “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
     “Consummation Date” means “Consummation Date” as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “DIP Financing” is defined in Section 6.1.
     “Discharge of First Priority Claims” means, except to the extent otherwise provided in Section 6.4 (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the First Priority Documents and, with respect to letters of credit outstanding thereunder, if any, termination thereof or delivery of cash collateral or backstop letters of credit in respect thereof and for the full amount thereof (or such greater amount as may be required under the First Priority Documents) in compliance with such First Priority Documents, in each case after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the First Priority Administrative Agent to the First Priority Collateral Agent (with copies to the Second Priority Administrative Agent and Second Priority Collateral Agent) of a written notice that the Discharge of First Priority Claims has occurred.
     “Discharge of Second Priority Claims” means, except to the extent otherwise provided in Section 6.4 or except to the extent the relevant Indebtedness described below is excluded from the definition of Second Priority Claims, (a) payment in full in cash of (i) the principal of and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Priority Documents, after or concurrently with termination of all commitments to extend credit thereunder and (ii) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case other than obligations that constitute Unasserted Contingent Obligations at the time such principal and interest is paid; and (b) delivery by the Second Priority Administrative Agent to the Second Priority Collateral Agent of a written notice that the Discharge of Second Priority Claims has occurred.
     “First Lien Deficiency Claim” shall mean that portion, if any, of the First Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the First Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.

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     “First Priority Administrative Agent” shall include, in addition to the First Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.
     “First Priority Claims” means (a) all First Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any First Priority Document. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, First Priority Claims shall include the fees, expenses, disbursements and indemnities of the First Priority Collateral Agent. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding the foregoing, the Second Priority Claims will not constitute First Priority Claims even if any proceeds thereof are used to repay any First Priority Claims.
     “First Priority Collateral Agent” shall include, in addition to the First Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite First Priority Secured Parties exercising substantially the same rights and powers.
     “First Priority Collateral Documents” mean collectively, the First Priority Security Agreement, any other “Collateral Document” (as defined in the First Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any First Priority Claim or under which rights or remedies with respect to such Liens are governed.
     “First Priority Credit Agreement” is defined in the first recital; provided that the term “First Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Priority Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Priority Agreement), and (b) exclude the Second Priority Documents.
     “First Priority Credit Agreement Obligations” means all “Obligations” as defined in the First Priority Credit Agreement and all other Obligations under the First Priority Documents.

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     “First Priority Documents” means the First Priority Credit Agreement, the First Priority Collateral Documents, the other “Loan Documents” (as defined in the First Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any First Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any First Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “First Priority Liens” means all Liens that secure the First Priority Claims.
     “First Priority Secured Parties” means the “Secured Parties” as defined in the First Priority Credit Agreement.
     “First Priority Security Agreement” means the Security Agreement, dated as of August 23, 2006, among Holdings, the Borrower, certain of their affiliates and the First Priority Collateral Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Holdings” is defined in the preamble.
     “Indebtedness” means “Indebtedness” as defined in the First Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or

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other title retention agreement, any easement, right of way or other encumbrance on title to real property).
     “Net Cash Proceeds” means “Net Cash Proceeds” as defined in the First Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement.
     “Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with or in contravention of the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the Lien priorities of Section 2.1), the provisions of Section 4 or the provisions of Section 6.
     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations (including, without limitation, reasonable and documented attorneys’ fees and expenses) or other liabilities payable under the documentation governing any Indebtedness and (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.
     “Obligors” means Holdings, the Borrower and each of their Subsidiaries that is obligated under any First Priority Document or Second Priority Document.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.
     “Recovery” is defined in Section 6.4.
     “Relevant Directing Party” means the following Person(s) who are entitled to provide instructions or directions with respect to the Collateral: (a) until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent and (b) following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent.

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     “Second Lien Deficiency Claim” shall mean that portion, if any, of the Second Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the Second Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.
     “Second Priority Administrative Agent” shall include, in addition to the Second Priority Administrative Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers, including, without limitation, the trustee under the “Indenture” (as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement).
     “Second Priority Claims” means (a) all Second Priority Credit Agreement Obligations and (b) all other Indebtedness or other obligations of the Borrower or any other Obligor under any Second Priority Document. Second Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding. For the avoidance of any doubt, Second Priority Claims shall include the fees, expenses, disbursements and indemnities of the Second Priority Collateral Agent. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Collateral Agent” shall include, in addition to the Second Priority Collateral Agent defined in the preamble, any successor thereto appointed by the requisite Second Priority Secured Parties exercising substantially the same rights and powers.
     “Second Priority Collateral Documents” mean collectively, the Second Priority Security Agreement, any other “Collateral Document” (as defined in the Second Priority Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted to secure (or perfect, preserve or maintain the security of) any Second Priority Claim or under which rights or remedies with respect to such Liens are governed.
     “Second Priority Credit Agreement” is defined in the third recital; provided that the term “Second Priority Credit Agreement” shall (a) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original Second Priority Credit Agreement or any other credit or other agreement or indenture and whether

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entered into concurrently with or subsequent to the termination of the prior Second Priority Agreement, and including, without limitation, the “Indenture” and the “Conversion Bonds” (each such term as defined in the Second Priority Credit Agreement as in effect on the date hereof or as amended or otherwise modified from time to time to the extent permitted by this Agreement) governed thereby), and (b) exclude the First Priority Documents.
     “Second Priority Credit Agreement Obligations” means all “Obligations” as defined in the Second Priority Credit Agreement and all other Obligations under the Second Priority Documents.
     “Second Priority Documents” means the Second Priority Credit Agreement, the Second Priority Collateral Documents, the other “Loan Documents” (as defined in the Second Priority Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any Second Priority Claims, and any other related document or instrument executed or delivered pursuant to any of the foregoing at any time or otherwise evidencing any Second Priority Claims thereunder, as any such document or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.
     “Second Priority Liens” means all Liens that secure the Second Priority Claims.
     “Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Priority Credit Agreement.
     “Second Priority Security Agreement” means the Second Lien Security Agreement, dated as of September 30, 2011 among Holdings, the Borrower, certain of their affiliates and the Second Priority Collateral Agent, as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time.
     “Secured Parties” means collectively, the First Priority Secured Parties and the Second Priority Secured Parties.
     “Senior Note Documents” means the (i) Indenture, dated as of August 23, 2006, by and among Travelport LLC, the guarantors listed herein and the Bank of Nova Scotia Trust Company of New York, as amended by Supplemental Indenture No. 1, dated as of January 11, 2007, between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York and Supplemental Indenture No. 2, dated as of March 13, 2007, among Travelport LLC, TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York and (ii) Indenture, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc., the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York.

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     “Senior Note Obligations” means, in connection with any Insolvency Proceeding, the unpaid principal amount, plus any accrued but unpaid interest thereon, of any of the Senior Dollar Floating Rate Notes due 2014, Senior Euro Floating Rate Notes due 2014, 97/8% Senior Dollar Fixed Rate Notes due 2014 and 9% Senior Notes Due 2016 issued under the applicable Senior Note Document as in effect on the date hereof.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
     “Unasserted Contingent Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (a) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (b) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
     “Use of Cash Collateral” is defined in Section 6.1.
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, document or other writing herein shall be construed as referring to such agreement, document or other writing as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent that such successors and assigns are permitted pursuant to the applicable agreement, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles, (f) terms defined in the UCC but not

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otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretation promulgated thereunder and (h) underscored references to Sections or clauses shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
     Section 2. Lien Priorities.
     2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Lien granted to the First Priority Collateral Agent, the Second Priority Collateral Agent, any First Priority Secured Party, any Second Priority Secured Party or any other Person on the Collateral (including, in each case, irrespective of whether any such Lien is granted, or secures obligations relating to the period, before or after the commencement of any Insolvency Proceeding) and notwithstanding (i) any provision of the UCC or any other applicable law or the Second Priority Documents, or any defect or deficiency in, or failure to attach or perfect any aspect or portion of any First Priority Lien, to the contrary, (ii) the fact that any First Priority Lien may have been subordinated, voided, avoided, set aside, invalidated or lapsed or (iii) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Priority Claim or a Second Priority Claim or any holder of such claims, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that: (A) any Lien on the Collateral securing any First Priority Claim now or hereafter held by the First Priority Secured Parties shall be senior in priority in all respects to any Lien on the Collateral securing the Second Priority Claims; and (B) any Lien on the Collateral now or hereafter securing any Second Priority Claim regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in priority in all respects to all Liens on the Collateral securing the First Priority Claims. All Liens on the Collateral securing the First Priority Claims shall be and remain first in priority in all respects to all Liens on the Collateral securing the Second Priority Claims for all purposes, whether or not such First Priority Liens are subordinated to any Lien securing any other obligation of any Obligor.
     2.2 Prohibition on Contesting Liens. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support, directly or indirectly, any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of (a) the First Priority Claims or any Lien held by the First Priority Secured Parties in the Collateral securing the First Priority Claims or (b) the Second Priority Claims or any Liens by the Second Priority Secured Parties in the Collateral securing the Second Priority Claims, as the case may be.

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     2.3 No New Liens. So long as the Discharge of First Priority Claims has not occurred, the parties hereto agree that no Obligor shall (a) grant or permit any Lien on any asset or property to secure any Second Priority Claim unless it has granted Liens on such asset or property to secure the First Priority Claims; or (b) grant or permit any additional Lien on any asset to secure any First Priority Claim unless it has granted a Lien on such asset to secure the Second Priority Claims; provided that no Liens on the Tranche S Collateral Account (as defined in the First Priority Credit Agreement) to secure any Second Priority Claim shall be required or permitted hereunder. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Collateral Agent, the First Priority Administrative Agent and/or the First Priority Secured Parties, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that any amount received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
     2.4 Nature of First Priority Obligations. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges that a portion of the First Priority Claims are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed without affecting the lien subordination or other provisions of this Agreement.
     Section 3. Enforcement.
     3.1 Exercise of Remedies.
     (a) (i) So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will (and each such Person hereby waives any right to) (A) exercise or seek to exercise any rights or remedies (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any such Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts) with respect to any Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, any exercise of any right under any control agreement in respect of a deposit account, securities account, security entitlement or other investment property constituting Collateral (including, without limitation, any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), or any bailee’s letter or similar agreement or arrangement to which the

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Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party, (C) exercise any other rights or remedies relating to the Collateral under the Second Priority Documents or otherwise, (D) contest, protest or object to any foreclosure proceeding or other action brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party or (E) object to the forbearance by the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any right or remedy relating to the Collateral; and (ii) so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including the exercise of any right of setoff, any right to credit bid or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Collateral Agent or any other Second Priority Secured Party is a party and including the exercise of any right to direct or provide direction or orders with respect to the Collateral or to any account bank, securities intermediary or any other custodian as to the disposition of the asset or property on deposit in, carried in or otherwise credited to any deposit accounts or securities accounts), refrain from enforcing or exercising remedies, make determinations in connection with any enforcement of rights and remedies regarding release or disposition of, or restrictions with respect to, the Collateral, and otherwise enforce the rights and remedies of a secured creditor under the UCC and the bankruptcy laws of any applicable jurisdiction without the consent of or any consultation with the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party; provided that with respect to clauses (i) and (ii) above, (1) in any Insolvency Proceeding commenced by or against any Obligor, any Second Priority Secured Party may file a claim or statement of interest with respect to the Second Priority Claims, (2) the Second Priority Collateral Agent may take any action not adverse to the Liens on the Collateral securing the First Priority Claims or the rights of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party to exercise remedies in respect thereof in order to establish, preserve, or perfect its rights in the Collateral, (3) any Second Priority Secured Party shall be entitled to (u) file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Second Priority Claims, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (v) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Bankruptcy Code (including exercising the right, if any, to file an involuntary petition against any Obligor), any similar law or any applicable non-bankruptcy law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor, and, specifically, that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise), of any kind or nature, in respect of any Use of Cash Collateral, DIP Financing or sale of any assets of an Obligor, in each case to which holders of a majority of First Priority Claims have consented), (w) exercise any rights and remedies as an unsecured creditor against the Borrower or any other Obligor in

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accordance with the Second Priority Documents and applicable law, in each case to the extent not inconsistent with the other terms of this Agreement (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v) , (x) bid (but only for cash, and not by way of credit bid or otherwise) for or purchase (but only for cash, and not by way of credit bid or otherwise) Collateral at any private or judicial foreclosure upon such Collateral initiated by any secured party in respect thereof, (y) file any notice of or vote any claim in any Insolvency Proceeding of any Obligor but solely in accordance with Section 6.7 of this Agreement and (z) file any proof of claim and other filings, appear and be heard on any matter in connection therewith and make any arguments and motions that are, in each case, not inconsistent with the other terms of this Agreement, with respect to the Second Priority Claims and the Collateral (it being understood that no Second Priority Secured Party shall be entitled to assert any right or interest of an unsecured creditor (or otherwise) that they would not be entitled to assert hereunder as a secured creditor) and excluding the filing of pleadings, objections, motions or agreements covered by the preceding clause (v), and (4) nothing herein shall be construed to limit or impair in any way the right of any Second Priority Secured Party to receive any remaining Collateral and proceeds of Collateral after the Discharge of First Priority Claims has occurred. In exercising rights and remedies with respect to the Collateral, the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion except that, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties may enforce the provisions of the Second Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Priority Collateral Agent, the First Priority Administrative Agent and the other First Priority Secured Parties (or, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other Second Priority Secured Parties) to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.
     (b) (i) Until the Discharge of First Priority Claims has occurred, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it will not, in connection with the exercise of any right or remedy (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party is a party) with respect to any Collateral (but instead shall be deemed to have hereby irrevocably, absolutely, and

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unconditionally waived until after the Discharge of First Priority Claims any right to) take or receive any Collateral or any proceeds of Collateral.
     (ii) Without limiting the generality of the foregoing clause (i), unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso in clause (a) of Section 3.1, the sole right of the Second Priority Administrative Agent, the Second Priority Collateral Agent and the other Second Priority Secured Parties as secured parties with respect to the Collateral is to hold a perfected Lien on the Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Claims has occurred.
     (c) Each of the Obligors agrees that it will not, and will not permit any of its Subsidiaries to, in connection with the exercise of any right or remedy with respect to any Collateral by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, transfer, deliver or pay, as applicable, to the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party, any Collateral or any proceeds of Collateral unless and until the Discharge of First Priority Claims has occurred.
     (d) (i) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that the Second Priority Secured Parties will not (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to) take any action (other than as provided in Section 3.1(a)) that would hinder or cause to delay any exercise of remedies undertaken by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party under the First Priority Documents as secured parties in respect of any Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.
     (ii) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely and unconditionally waives any and all rights it or the Second Priority Secured Parties may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner (including by judicial foreclosure, non-judicial foreclosure, strict foreclosure or otherwise) in which the First Priority Collateral Agent, the First Priority Administrative Agent or the other holders of First Priority Claims seek to enforce the Liens granted in any of the Collateral except that there shall be no waiver of the obligation, if any, of the First Priority Collateral Agent or the First Priority Administrative Agent to dispose of the Collateral in a “commercially reasonable” manner within the meaning of any applicable UCC.

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     (e) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Priority Collateral Documents or any other Second Priority Document (other than this Agreement) is intended to restrict in any way the rights and remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Documents.
     3.2 Cooperation. Subject to the proviso in Section 3.1(a), each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not, and shall be deemed to have waived any right to, commence, or join with any Person in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any Second Priority Document.
     3.3 Notices of Default. Each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent will provide such information as it may have to the others as the others may from time to time reasonably request concerning the status of the exercise of any enforcement action against the Collateral, and each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent shall be available on a reasonable basis during normal business hours to review with each other alternatives available in exercising such rights; provided that the failure of any of them to do any of the foregoing shall not affect the relative priorities of the First Priority Liens or the Second Priority Liens as provided herein or the validity or effectiveness of any notice or demand as against any Obligor. The Obligors hereby consent and agree to each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent and the Second Priority Administrative Agent providing any such information to the other and to such actions by any of them and waives any right or claim against any of them arising as a result of such information or actions.
     Section 4. Payments.
     4.1 Application of Proceeds.
     (a) As long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for application against the First Priority Claims in such order as the First Priority Administrative Agent may determine in its sole discretion and in accordance with the First Priority Documents until the Discharge of First Priority Claims has occurred. Upon the Discharge of First Priority Claims, (i) the First Priority Administrative Agent shall promptly

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deliver to the First Priority Collateral Agent (with copies to the Second Priority Collateral Agent and the Second Priority Administrative Agent) a written notice stating that the Discharge of First Priority Claims has occurred and (ii) promptly following receipt of such notice in clause (i), the First Priority Collateral Agent or First Priority Administrative Agent, as applicable, shall deliver at the joint and several cost of the Obligors, to the Second Priority Collateral Agent for distribution to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties any proceeds of Collateral held by it in the same form as received, with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.
     (b) Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the cash proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for application against the Second Priority Claims in such order as is specified in the Second Priority Documents until the Discharge of Second Priority Claims has occurred.
     4.2 Payments Over. Except as expressly provided in Section 6.8, so long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement or any distribution received on account of or by virtue of any Lien on the Collateral in any Insolvency Proceeding (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization) shall, be segregated and held in trust and forthwith paid over to the First Priority Collateral Agent for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsement, or as a court of competent jurisdiction may otherwise direct. The First Priority Collateral Agent is hereby authorized to make any such endorsement as agent for the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Priority Claims has occurred. For the avoidance of doubt, the Second Priority Claims shall not be reduced or satisfied by any amounts or distributions required to be paid over to the First Priority Administrative Agent pursuant hereto.
     Section 5. Other Agreements.
     5.1 Releases.
     (a) If, in connection with (i) the exercise of any remedies by the First Priority Collateral Agent or any other First Priority Secured Party in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such

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Collateral or (ii) any sale, lease, exchange, transfer or other disposition of any Collateral (other than to another Obligor) permitted under the terms of the First Priority Documents and the Second Priority Documents (in each case, as in effect on the date hereof), the First Priority Collateral Agent, on behalf of itself and the other First Priority Secured Parties, releases any of its Liens on any part of the Collateral, the Lien of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties on such Collateral (but not on any proceeds of such Collateral not required to be paid to the First Priority Secured Parties for application to the First Priority Claims) shall be automatically and unconditionally released with no further consent or action of any Person, and each of the Second Priority Collateral Agent the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall promptly execute and deliver, at the joint and several expense of the Obligors, to the First Priority Collateral Agent and the First Priority Administrative Agent and the Obligors such termination statements, releases and other documents as the First Priority Collateral Agent, the First Priority Administrative Agent and the Obligors (in the case of the Obligors, to the extent permitted by the First Priority Documents) may reasonably request to effectively confirm such release at the joint and several expense of the Obligors.
     (b) Until the Discharge of First Priority Claims occurs, each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably constitutes and appoints the First Priority Collateral Agent and any officer or agent of the First Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Person or in the First Priority Collateral Agent’s own name, from time to time in the First Priority Collateral Agent’s discretion (as directed by the First Priority Administrative Agent in writing), for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.
     5.2 Insurance.
     (a) Unless and until the Discharge of First Priority Claims has occurred, the First Priority Collateral Agent, the First Priority Administrative Agent and the other holders of First Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the First Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss in respect of Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Following the Discharge of First Priority Claims and until such time that the Discharge of Second Priority Claims has occurred, the Second Priority Collateral Agent, the Second Priority Administrative Agent and the other holders of Second Priority Claims shall have the sole and exclusive right, subject to the rights of the Obligors under the Second Priority Documents, to adjust settlement for any award under any insurance policy relating to an insured loss relating to the Collateral and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

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     (b) Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such insurance policy and any such award if in respect to the Collateral shall, after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the First Priority Collateral Agent, be delivered by the First Priority Collateral Agent to the First Priority Administrative Agent for benefit of the First Priority Secured Parties to the extent required under the First Priority Credit Agreement and pursuant to the terms of the First Priority Documents; and thereafter, following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, and after payment of all outstanding fees, expenses (including reasonable fees and expenses of counsel), disbursements and indemnities of the Second Priority Collateral Agent, be delivered by the Second Priority Collateral Agent to the Second Priority Administrative Agent for the benefit of the Second Priority Secured Parties to the extent required under the applicable Second Priority Documents; and finally, to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.
     (c) Unless the Discharge of First Priority Claims has occurred, if the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment thereunder in contravention of this Agreement, it shall pay such proceeds, award or payment over to the First Priority Collateral Agent in accordance with Section 4.2.
     5.3 Amendments to Second Priority Documents, etc.
     (a) Unless and until the Discharge of First Priority Claims has occurred, without the prior written consent of the First Priority Administrative Agent (and the First Priority Collateral Agent, to the extent an amendment, supplement or modification would affect its respective rights, protections or obligations), no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be inconsistent with any of the terms of this Agreement or the First Priority Documents.
     (b) Each of the Second Priority Administrative Agent and the Second Priority Collateral Agent agrees that each Second Priority Collateral Document granting a Lien on any Collateral shall include the following language (or similar language satisfactory to the First Priority Administrative Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Priority Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Priority Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among UBS AG, Stamford Branch, in its capacity as First Priority Collateral Agent, UBS AG, Stamford Branch, in its capacity as First Priority Administrative Agent, Wells Fargo Bank, National Association, in its capacity as Second Priority

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Collateral Agent, Wells Fargo Bank, National Association, in its capacity as Second Priority Administrative Agent, and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     (c) Unless and until the Discharge of First Priority Claims has occurred, in the event the First Priority Collateral Agent or the First Priority Administrative Agent enters into any amendment, waiver or consent in respect of any First Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departure from any provision of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Collateral Document without the consent of the Second Priority Collateral Agent, the Second Priority Administrative Agent or the Second Priority Secured Parties and without any action by any of them or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and provided there is a corresponding release of the Lien securing the First Priority Claims, (B) imposing duties or adding liabilities on the Second Priority Collateral Agent or any other Second Priority Secured Party without its consent or (C) permitting other Liens on the Collateral which are prohibited under the terms of the Second Priority Documents or Section 6, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Collateral Agent or any other Second Priority Secured Party (and not the First Priority Secured Parties in a like or similar manner) shall not apply to the Second Priority Collateral Documents without the consent of the Second Priority Collateral Agent (acting at the written direction of the Second Priority Administrative Agent (itself acting at the written direction of the requisite Second Priority Secured Parties in accordance with the Second Priority Credit Agreement)), and (iii) notice of such amendment, waiver or consent shall have been given by the First Priority Administrative Agent to the Second Priority Collateral Agent (unless it is the same Person as the First Priority Collateral Agent), within 10 Business Days after the effective date thereof; provided, further, that (x) nothing contained in this clause (c) shall impair the rights of the First Priority Collateral Agent, the First Priority Administrative Agent and the holders of First Priority Claims, or the obligations and agreements of the Second Priority Collateral Agent and the other Second Priority Secured Parties, under Sections 3 and 5.1 and (y) the First Priority Collateral Documents and the Second Priority Collateral Documents may, without the consent of any Second Priority Secured Party, be amended or modified pursuant to this Section 5.3(c) to secure additional extensions of credit and add additional secured creditors as long as such amendments or modifications do not violate the express provisions of any Second Priority Document.
     (d) The First Priority Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Priority Credit Agreement may be refinanced, in each case, without notice to, or the consent of, the Second Priority Collateral Agent or the other Second Priority Secured Parties, and in each case subject to the terms hereof, all without affecting the lien subordination or other provisions of this Agreement.

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     (e) Without the written consent of the First Priority Administrative Agent, none of the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party will be entitled to agree (and none of them will agree) to any amendment to, or modification of, or consent to any waiver of departure from, the Second Priority Documents, whether in a refinancing or otherwise, that is prohibited by or in contravention of the First Priority Documents as in effect on the date hereof or this Agreement.
     (f) Unless and until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties shall not consent to the release of any Second Priority Lien on any Collateral without the written consent of the First Priority Administrative Agent, except for releases in connection with the Discharge of Second Priority Claims (or a refinancing thereof) to the extent permitted under the First Priority Credit Agreement or with respect to such Collateral for which the First Priority Lien is also released.
     5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Priority Documents and applicable law only to the extent set forth in the proviso of Section 3.1(a) hereof. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of any payment of interest and principal on the Second Priority Claims, together with any reimbursable fees and expenses and other amounts due in respect thereof, so long as such receipt is not (a) the direct or indirect result of the exercise by any Second Priority Secured Party of rights and remedies as a secured creditor in respect of the Second Priority Claims or enforcement of any Second Priority Lien, in either case in contravention of this Agreement, or (b) a distribution in any Insolvency Proceeding on account of or otherwise by virtue of any Second Priority Lien (including any distribution on account of or otherwise by virtue of any Lien on the Collateral under any Plan of Reorganization), other than as permitted by Section 6.8 hereof. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of the Second Priority Claims, such judgment lien shall be subject to the terms of this Agreement (including in relation to the First Priority Liens and the First Priority Claims and including in relation to the Second Priority Liens and Second Priority Claims) to the same extent as the other Liens securing the Second Priority Claims (created pursuant to the Second Priority Collateral Documents) are subject to the terms of this Agreement. Nothing in this Agreement modifies any right or remedy the holders of First Priority Claims or, after the Discharge of First Priority Claims has occurred, the holders of Second Priority Claims may have with respect to the Collateral.
     5.5 Bailee and Agent for Perfection. The First Priority Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession over Collateral pursuant to any of the First Priority Collateral Documents (any such Collateral, as updated from time to time in accordance with the relevant Collateral Document, the “Bailment Collateral”), such possession or control is also held as a bailee and agent for perfection for, on behalf of and for the benefit of, the Second Priority Collateral Agent (as collateral agent for the Second Priority Secured Parties), such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC, and in each case solely to the extent required to perfect and

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enforce their security interests in such Bailment Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Collateral Agent, the First Priority Administrative Agent or any First Priority Secured Party (or any third party acting on their behalf) with respect to such Bailment Collateral or provide the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party with any rights with respect to such Bailment Collateral beyond those specified in this Agreement or the Second Priority Collateral Documents (it being understood that the First Priority Collateral Agent’s duty under this Section 5.5 shall be limited solely to holding any such Collateral as bailee and agent for perfection); provided that promptly following the Discharge of First Priority Claims, the First Priority Collateral Agent (upon the written direction of the First Priority Administrative Agent) shall deliver to the Second Priority Collateral Agent, at the Obligors’ joint and several cost and expense, such Bailment Collateral in its possession together with any necessary endorsements or direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct.
     Section 6. Insolvency Proceedings.
     6.1 Finance and Sale Issues.
     (a) Until the Discharge of First Priority Claims has occurred, if any Obligor shall be subject to any Insolvency Proceeding and the First Priority Administrative Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) under Section 363 of the Bankruptcy Code (“Use of Cash Collateral”) or to permit an Obligor to obtain financing, whether from the First Priority Secured Parties, any other Person, or any combination thereof, under Section 364 of the Bankruptcy Code (“DIP Financing”), then each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that (i) it shall not be entitled to raise (and will not raise), but instead shall be deemed to have otherwise irrevocably, absolutely, and unconditionally waived any right to raise, any objection to such Use of Cash Collateral or DIP Financing (and instead will be deemed to have consented to such Use of Cash Collateral or DIP Financing), (ii) it shall not be entitled to request (and will not request) adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Administrative Agent or to the extent permitted by Section 6.2), and (iii) to the extent the First Priority Liens are junior in priority to or pari passu with Liens granted in connection with such Use of Cash Collateral or such DIP Financing (including adequate protection Liens), the Second Priority Liens in the Collateral shall be maintained as junior in priority to the First Priority Liens as contemplated hereunder and to such Liens granted in connection with such Use of Cash Collateral or such DIP Financing on the same basis as the Second Priority Liens are junior in priority to First Priority Liens under this Agreement. Without limiting the other provisions of this Agreement, nothing in this Section 6.1(a) is intended to limit the ability of the First Priority Secured Parties or the Second Priority Secured Parties to participate in, support, or object to any Use of Cash Collateral or DIP Financing that does not involve the Collateral. Each of the Lenders (as defined in the Second Priority Credit Agreement) agrees that none of them shall offer to provide, administer or syndicate any DIP Financing to any Obligor unless (i) the

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application of the proceeds of such DIP Financing would result in the Discharge of the First Priority Claims or (ii) consented to by the First Priority Administrative Agent.
     (b) Until the Discharge of First Priority Claims has occurred, the Second Priority Secured Parties, in any Insolvency Proceeding, shall not be entitled to oppose (and shall not oppose) (1) any sale or disposition of any assets of any of the Obligors, or (2) any procedure governing sale or disposition of any assets of any of the Obligors, in each case that is supported by the First Priority Administrative Agent, and the Second Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale, and any procedure for sale (and in each case any motion in support hereof), supported by such First Priority Secured Parties and to have released (and to have consented to the release of) their Liens in such assets so long as and to the extent that (i) the First Priority Secured Parties shall have likewise released their Liens and (ii) the First Priority Liens and the Second Priority Liens shall attach to the proceeds of any Collateral sold or disposed of in the priorities set forth herein. For the avoidance of doubt, and without limitation of the generality of the foregoing, in any Insolvency Proceeding, the Second Priority Secured Parties irrevocably waive any right to object to any sale, or any procedure for sale, or any motion for sale or for bid procedures regarding the sale, of any Collateral under Section 363 of the Bankruptcy Code on the grounds of inadequate time for marketing of such asset, inopportune time for sale of such asset (based on market conditions or otherwise), inadequate purchase price/value to be received for such asset, or any expense reimbursement, break-up fee or other condition or covenant contained in any stalking horse bid for such asset.
     6.2 Adequate Protection. If and only if directed to do so by Second Priority Secured Parties holding at least a majority of the principal amount of the Second Priority Claims, the Second Priority Administrative Agent or the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, may seek or request adequate protection in the form of a Lien on any additional collateral as to which the First Priority Secured Parties have received adequate protection in the form of a Lien (including by way of objecting to any DIP Financing that does not provide for such Lien), which Lien will be junior in priority to the First Priority Liens (including any adequate protection Lien in favor of the First Priority Secured Parties) and any Lien securing such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are junior in priority to the First Priority Liens under this Agreement and subject in all respects to the release obligations set forth in this Agreement, including in Section 5.1 and Section 6.1 hereof. If the Second Priority Secured Parties are granted post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Junior Priority Bankruptcy Payments”), such amounts shall be deemed Collateral, shall be turned over to the First Priority Collateral Agent in accordance with Section 4.2 hereof (or, following the Discharge of First Priority Claims and prior to the Discharge of Second Priority Claims, to the Second Priority Collateral Agent) and shall be applied according to the terms thereof (regardless of whether or not any order of a bankruptcy court authorizing and/or directing any Junior Priority Bankruptcy Payments shall expressly provide for such direct payment to the First Priority Collateral Agent or the Second Priority Collateral Agent, as applicable).

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     6.3 No Waiver. Subject to Section 3.1(a), nothing contained herein shall prohibit or in any way limit the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise. Subject to Section 3.1(a), following the Discharge of First Priority Claims, nothing contained herein shall prohibit or in any way limit the Second Priority Administrative Agent, the Second Priority Collateral Agent or any other Second Priority Secured Party from objecting in any Insolvency Proceeding.
     6.4 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Priority Claims previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law) (a “Recovery”), then the First Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. If any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to turn over any Recovery, then the Second Priority Claims shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     6.5 Post-Petition Interest. No Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party for allowance or payment in any Insolvency Proceeding of the First Priority Claims consisting of post-petition interest, fees or expenses to the extent of the value of any First Priority Lien on the Collateral, without regard to the existence of the Second Priority Liens on the Collateral, such value to be determined without regard to the existence of the Second Priority Liens on the Collateral.
     6.6 Separate Grants of Security and Separate Classification. Each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledge and agree that:
     (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens; and
     (b) because of, among other things, their differing rights in the Collateral, the First Priority Claims and the Second Priority Claims are fundamentally different from one another and

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must be separately classified in any Plan of Reorganization proposed or confirmed in an Insolvency Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, contrary to the intention of the parties, the claims of the First Priority Secured Parties and/or the Second Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of first priority and second priority secured claims), then (i) each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of first priority and second priority secured claims against the Obligors in respect of the Collateral and (ii) the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Priority Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding, and reimbursement of all fees and expenses of the First Priority Collateral Agent’s and the First Priority Administrative Agent’s respective attorneys, financial consultants, and other agents) before any distribution is made in respect of or by virtue of the Second Priority Liens, with each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the First Priority Collateral Agent amounts otherwise received or receivable by them in respect of or by virtue of the Second Priority Liens to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.
     6.7 Voting for Plan of Reorganization. The First Priority Secured Parties and the Second Priority Secured Parties, in each case in such capacity, shall be entitled to vote to accept or reject any Plan of Reorganization in connection with any Insolvency Proceeding so long as such Plan of Reorganization is a Conforming Plan of Reorganization and shall be entitled to vote to reject any such Plan of Reorganization that is a Non-Conforming Plan of Reorganization; provided that each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the Second Priority Secured Parties, in such capacity, shall be entitled to take any action or vote in any way that supports any Non-Conforming Plan of Reorganization or to object to a Plan of Reorganization to which the requisite holders of First Priority Claims have consented on the grounds that any sale of Collateral thereunder or pursuant thereto is for inadequate consideration, or that the sale process in respect thereof was inadequate. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization by any Second Priority Secured Party, in such capacity, shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Priority Administrative Agent shall be entitled (and hereby authorized by the Second Priority Secured Parties) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any such Non-Conforming Plan of Reorganization withdrawn.
     6.8 X Clause. Notwithstanding Section 4.2 hereof or any other provision of this Agreement, regardless of whether a Discharge of First Priority Claims shall occur in connection

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with a confirmed Plan of Reorganization, the Second Priority Secured Parties shall be permitted to receive or retain any debt or equity securities or other obligations of the Obligors to be distributed to them under any such confirmed Plan of Reorganization on account of or otherwise by virtue of the Second Priority Liens on the Collateral (collectively, a “Plan Distribution”), so long as (i) any lien granted on the Collateral (or any other assets of an Obligor) to secure such Plan Distributions shall be junior in priority to any liens granted to secure any Plan Distribution to the First Priority Secured Parties under any such Plan of Reorganization on account of the First Priority Liens to the same extent as the Second Priority Liens are junior in priority to the First Priority Liens on the Collateral hereunder and such liens shall otherwise be subject to the terms and conditions of this Agreement (or an analogous agreement), and (ii) any Plan Distribution received by a Second Priority Secured Party shall not be entitled to receive cash interest (but may accrue interest or contain pay-in-kind interest), any Plan Distribution may not be subject to amortization, redemption or other principal or preference paydown, in each case prior to the Discharge of First Priority Claims (including by way of full payment of any Plan Distribution received by the First Priority Secured Parties); provided, however, that, absent a Discharge of the First Priority Claims, any Plan Distribution received by a Second Priority Secured Party under a Plan of Reorganization which the class of First Priority Claims has voted to reject (and which was implemented despite such rejection), or which does not satisfy the criteria set forth in clauses (i) and (ii) above, shall be turned over to the First Priority Administrative Agent in accordance with Section 4.2.
     6.9 Determination of Distributions on Account of Lien on Collateral. For the purposes of this Agreement, including for the purposes of Sections 4.2, 5.4, and 6.8 hereof, there shall be a presumption that any distribution to or for the benefit of the Second Priority Secured Parties under any Plan of Reorganization for any Obligor shall be on account of or by virtue of the Second Priority Liens on the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, shall have the burden of rebutting that presumption, and of proving the portion (if any) of any distribution under any Plan of Reorganization to, or for the benefit of, the Second Priority Secured Parties that does not consist of proceeds of (or is not otherwise on account of or by virtue of) such Lien on the Collateral, in each case by clear and convincing evidence.
     6.10 Plan of Reorganization. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will sponsor, fund or otherwise facilitate, or support or vote in favor of in an Insolvency Proceeding, any Plan of Reorganization that does not contemplate the payment in full, in cash of the First Priority Claims upon the effective date of such Plan of Reorganization unless the First Lien Administrative Agent shall have otherwise consented. Neither the Second Priority Administrative Agent nor any other Second Priority Secured Party will raise or support any objection to any Plan of Reorganization on the basis that the rate of interest payable on any Plan Distribution to the First Priority Secured Parties is excessive or over-compensatory.
     6.11 Turnover Provisions. If, in connection with an Insolvency Proceeding, a First Lien Deficiency Claim exists and any Second Priority Secured Party receives a distribution (whether in cash or in-kind) solely on account of its Second Lien Deficiency Claim out of property not constituting Collateral or otherwise not subject to Section 4.2, Section 6.2 or Section 6.8 of the Intercreditor Agreement (such amount, the “Turnover Proceeds”), then such

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Second Priority Secured Party’s interest in such Turnover Proceeds shall be subject and subordinate to the First Lien Deficiency Claim until such First Lien Deficiency Claim shall have been paid in full, and, subject to the immediately following proviso, such Second Priority Secured Party shall segregate and hold in trust such Turnover Proceeds for the benefit of the First Priority Secured Parties and shall forthwith pay over such Turnover Proceeds in the form received to the First Priority Administrative Agent for application to the First Lien Deficiency Claim until the First Lien Deficiency Claim shall have been paid in full; provided that, to the extent, and only to the extent, required by the last paragraph of Section 4.09 of the Senior Note Documents, each Second Priority Secured Party hereby agrees that (i) its Second Lien Deficiency Claim shall be subject and subordinate to the Senior Note Obligations to the extent and in the same manner as its Second Lien Deficiency Claim is subject and subordinate to the First Lien Deficiency Claim under this paragraph, (ii) it shall, subject to the preceding provisions of this paragraph, segregate and hold in trust Turnover Proceeds for the benefit of the holders of the Senior Note Obligations and (iii) it shall, subject to the preceding provisions of this paragraph, forthwith pay over Turnover Proceeds in the form received to the trustee(s) under the Senior Note Documents. The First Lien Secured Parties and the Second Lien Secured Parties agree that the foregoing shall not be deemed to restrict the Second Priority Secured Parties from acquiring or repaying and discharging in full (other than out of Turnover Proceeds) the First Lien Deficiency Claim. For the avoidance of doubt, nothing in this paragraph shall otherwise impact the rights of the First Priority Secured Parties or the Second Priority Secured Parties to the Collateral, the proceeds of Collateral or any property or distribution contemplated by Section 4.2, Section 6.2 or Section 6.8 above.
     Section 7. Reliance; Waivers; etc.
     7.1 Reliance. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges that the Second Priority Secured Parties have, independently and without reliance on the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Credit Agreement, any other applicable Second Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Credit Agreement, any such other Second Priority Document or this Agreement.
     7.2 No Warranties or Liability. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the Second Priority Secured Parties, acknowledges and agrees that each of the First Priority Collateral Agent, the First Priority Administrative Agent and the other holders of First Priority Claims have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents or the ownership of any Collateral or the perfection or priority of any Lien thereon. The holders of First Priority Claims will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate, and the holders of First Priority Claims may manage

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their loans and extensions of credit without regard to any right or interest that any Second Priority Secured Party may have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to any Second Priority Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Obligor (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
     (a) To the fullest extent permitted under applicable law, no right of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the First Priority Documents or the Second Priority Documents, regardless of any knowledge thereof which the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties, or any of them, may have or be otherwise charged with. To the fullest extent permitted under applicable law, no right of the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Second Priority Documents, regardless of any knowledge thereof which the Second Priority Collateral Agent, the Second Priority Administrative Agent or the other Second Priority Secured Parties, or any of them, may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the First Priority Documents), the First Priority Secured Parties and any of them may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party, without incurring any liability to any Second Priority Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Priority Secured Party is affected, impaired or extinguished thereby), do any one or more of the following:
     (i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

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     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the First Priority Claims or any First Priority Lien or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims), without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the holders of First Priority Claims, the First Priority Claims or any of the First Priority Documents;
     (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Priority Secured Parties, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any First Priority Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sum by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order; and
     (v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Collateral and any security or any liability of any Obligor to the holders of First Priority Claims or any liability incurred directly or indirectly in respect thereof.
     (c) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, also agrees, to the fullest extent permitted under applicable law, that no First Priority Secured Party shall have any liability to any of them, and each of them, to the fullest extent permitted under applicable law, hereby waives any claim against any First Priority Secured Party, arising out of any action which such holders of First Priority Claims may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Collateral, the First Priority Claims or otherwise.
     (d) Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal,

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valuation or other similar right that may otherwise be available under applicable law or any other similar right a junior secured creditor may have under applicable law.
     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document or Second Priority Document or any setting aside or avoidance of any First Priority Lien or Second Priority Lien;
     (b) any change in the time, manner or place of payment of, or in any other terms of, any First Priority Claim or Second Priority Claim, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Priority Documents or the Second Priority Documents;
     (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of any First Priority Claim or Second Priority Claim or any guarantee thereof;
     (d) the commencement of any Insolvency Proceeding in respect of any Obligor; or
     (e) any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Priority Claims or Second Priority Claims or of any First Priority Secured Party or Second Priority Secured Party in respect of this Agreement.
     Section 8. Miscellaneous.
     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents and the Second Priority Documents, the provisions of this Agreement shall govern and control.
     8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien priority. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably, absolutely, and unconditionally waives any right it may have under applicable law to revoke this Agreement or any provisions hereof.
     8.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent and, subject to the immediately

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following sentence, each Obligor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to such Obligor’s ability to cause additional obligations to constitute First Priority Claims or Second Priority Claims as such Obligor may designate).
     8.4 Information Concerning Financial Condition of the Obligors and their Subsidiaries.
     (a) Each of the First Priority Secured Parties and the Second Priority Secured Parties, as separate groups of secured creditors, shall be responsible for keeping themselves informed of (i) the financial condition of the Obligors and their Subsidiaries and all endorsers and/or guarantors of the First Priority Claims or the Second Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims or the Second Priority Claims.
     (b) None of the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party shall have any duty to advise the Second Priority Collateral Agent, the Second Priority Administrative Agent or any other Second Priority Secured Party of information known to it or them regarding such condition or any such circumstance or otherwise. In the event the First Priority Collateral Agent or the First Priority Administrative Agent or any other First Priority Secured Party undertakes at any time or from time to time to provide any such information to any Second Priority Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.
     8.5 Certain Successors. Each successor First Priority Collateral Agent and Second Priority Collateral Agent shall execute and deliver a counterpart of and become a party to this Agreement (but the failure to execute such counterpart shall not diminish such Person’s obligations under this Agreement).
     8.6 Application of Payments. All payments received by the holders of First Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the holders of First Priority Claims, in their sole discretion, deem appropriate. Following the Discharge of First Priority Claims and until the Discharge of Second Priority Claims has occurred, all payments received by the holders of Second Priority Claims may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Claims as the holders of Second Priority Claims, in their sole discretion, deem appropriate.
     8.7 Marshalling of Assets. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured

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Parties, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Second Priority Secured Party may have at any time under applicable law or otherwise to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Priority Liens or the Second Priority Liens.
     8.8 No Purchase Option in Favor of Second Priority Secured Parties. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers and/or remedies of the First Priority Collateral Agent, the First Priority Administrative Agent or the other First Priority Secured Parties in and to the Collateral), nothing herein is intended to grant the Second Priority Secured Parties the option to purchase the aggregate amount (or any other portion) of the outstanding First Priority Claims, whether at par or at any other price or under any other terms or conditions.
     8.9 Notices. (a) All notices to the First Priority Secured Parties permitted or required under this Agreement may be sent to the First Priority Administrative Agent (with a copy to the First Priority Collateral Agent). All notices to the Second Priority Secured Parties permitted or required under this Agreement may be sent to the Second Priority Administrative Agent (with a copy to the Second Priority Collateral Agent). All notices to the Obligors permitted or required under this Agreement may be sent to the Borrower. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or other electronic means). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
     8.10 Further Assurances. Each of the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, and each Obligor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other party may reasonably request to effect the terms of this Agreement (including, in the case of the First Priority Administrative Agent and the Second Priority Administrative Agent, to direct the First Priority Collateral Agent and the Second Priority Collateral Agent to do the same). Each of Holdings and the Borrower shall cause each of its Subsidiaries that becomes an Obligor to execute and deliver a counterpart of and become a party to this Agreement.
     8.11 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     8.12 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the First Priority Collateral Agent, the First Priority Administrative Agent, the other First Priority Secured Parties (including to the benefit of any successors to the First Priority Secured Parties by virtue of any refinancing), the Second Priority Collateral Agent, the Second Priority Administrative Agent, the other Second Priority Secured Parties (including to the benefit of any successors to the Second Priority Secured Parties by virtue of any refinancing), and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns; provided that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement (other than any provision hereof expressly preserving any right of any Obligor under any First Priority Document or Second Priority Document).
     8.13 Specific Performance. Each of the First Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Collateral Agent and the Second Priority Administrative Agent may demand specific performance of this Agreement. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Collateral Agent, the First Priority Administrative Agent or any other First Priority Secured Party (other than the defense that the obligation for which specific performance is being sought has been performed in accordance with this Agreement). Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the First Priority Collateral Agent and the First Priority Administrative Agent may seek such relief as if it were the “holder” of the claims of the Second Priority Secured Parties under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Second Priority Secured Parties.
     8.14 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
     8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the First Priority Collateral Agent and the First Priority Administrative Agent, on behalf of itself and the other First Priority Secured Parties, and each of

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the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency Proceeding.
     8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties and the Second Priority Secured Parties as separate groups of secured creditors. Neither the Borrower nor any other Obligor (including any Guarantor) or any other creditor thereof shall have any right hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Obligor, which are absolute and unconditional, to pay the First Priority Claims and the Second Priority Claims as and when the same shall become due and payable in accordance with their terms. Each provision hereunder applicable to the First Priority Secured Parties and the Second Priority Secured Parties shall be applicable to, and binding upon them, solely in their respective capacities as such.
     8.19 Exclusive Means of Exercising Rights under this Agreement. The First Priority Secured Parties shall be deemed to have irrevocably appointed the First Priority Administrative Agent as their exclusive agent hereunder. The Second Priority Secured Parties shall be deemed to have irrevocably appointed the Second Priority Administrative Agent as their exclusive agent hereunder. Consistent with such appointment, (a) the First Priority Secured Parties further shall be deemed to have agreed that only the First Priority Administrative Agent (and not any individual claimholder or group of claimholders) as agent for the First Priority Secured Parties, or any of the First Priority Administrative Agent’s agents (including the First Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that (i) First Priority Secured Parties holding obligations in respect to obligations in respect of hedging agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the First Priority Documents (including any relating to hedging agreements) and any such individual First Priority Secured Party may act against such cash collateral, and (iii) First Priority Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them; and (b) the Second Priority Secured Parties further shall be deemed to have agreed that only the Second Priority Administrative Agent (and not any individual claimholder or group of claimholders), as the agent of the Second Priority Secured Parties, or any of the Second Priority Administrative Agent’s agents (including the Second Priority Collateral Agent) shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement). Specifically, but without limiting the generality of the foregoing, each First Priority Secured Party or group of First Priority Secured Parties and each Second Priority Secured Party or group of Second Priority Secured Parties shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to

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interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.
     8.20 Right of First Priority Collateral Agent to Continue. Any Person serving as First Priority Collateral Agent shall be entitled to continue, including to continue to perform his, her or its rights, obligations and duties, as the First Priority Collateral Agent, notwithstanding whether any such Person has served or is serving as the Second Priority Collateral Agent. Without limiting the generality of the preceding sentence of this Section 8.20, any Person serving as First Priority Collateral Agent shall be entitled to continue to so serve in such capacity (including to continue to perform any of such First Priority Collateral Agent’s rights, obligations, and/or duties) even if any such Person has resigned as the Second Priority Collateral Agent, but such resignation has not become effective for any reason, including because a successor Second Priority Collateral Agent has not been appointed or has accepted such appointment, without any liability to any of the Second Priority Secured Parties by virtue of any such resignation and any of the circumstances relating in any manner whatsoever to such resignation.
     8.21 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, each of the First Priority Collateral Agent, the Second Priority Collateral Agent, the First Priority Administrative Agent, the Second Priority Administrative Agent and each Obligor and is the product of those Persons on behalf of themselves and the First Priority Secured Parties (in the case of the First Priority Administrative Agent) and the Second Priority Secured Parties (in the case of the Second Priority Administrative Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of the extent of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
     8.22 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.
     8.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

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TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.23 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     8.24 Bond Conversion Offer. Notwithstanding anything to the contrary set forth herein, on and after the Consummation Date, (i) any references to the Second Priority Credit Agreement shall be replaced by the trust indenture entered into by the Borrower on the Consummation Date and (ii) this Agreement shall be automatically amended mutatis mutandis to reflect the continuation or replacement of the second priority liens of the lenders under the Second Priority Credit Agreement with the second priority liens of the trustee on behalf of the bondholders under the trust indenture entered into by the Borrower on the Consummation Date.
     8.25 No Contest. Each of the Second Priority Collateral Agent and the Second Priority Administrative Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall contest, in an Insolvency Proceeding or otherwise, the enforceability of any provision of this Agreement.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UBS AG, STAMFORD BRANCH, as First Priority Collateral Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

UBS AG, STAMFORD BRANCH, as First Priority Administrative Agent
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

[Additional Signature Pages Follow]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Priority Administrative Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Priority Collateral Agent
By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Obligors: TRAVELPORT LLC, as the Borrower
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Authorized Person

TRAVELPORT LIMITED, as Holdings
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Assistant Secretary

WALTONVILLE LIMITED, as Intermediate Parent
By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Director

TDS INVESTOR (LUXEMBOURG) S.À.R.L., as TDS Intermediate Parent
By:	/s/ John Sutherland
	Name:	John Sutherland
	Title:	Manager

TRAVELPORT INC.
GALILEO TECHNOLOGIES LLC
GTA NORTH AMERICA, INC.
OWW2, LLC
TRAVEL INDUSTRIES, INC.
TRAVELPORT HOLDINGS, INC.
TRAVELPORT HOLDINGS, LLC
TRAVELPORT INTERNATIONAL SERVICES, INC.
TRAVELPORT OPERATIONS, INC.
WORLDSPAN LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN S.A. HOLDINGS II, L.L.C.
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN TECHNOLOGIES INC.
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN XOL LLC
WS FINANCING CORP.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary

TRAVELPORT, LP BY: TRAVELPORT HOLDINGS, LLC, as General Partner

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Secretary of Travelport Holdings, LLC, as General Partner